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[LOGO] YASUDA LIFE  THE YASUDA MUTUAL LIFE INSURANCE COMPANY
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             1-9-1, NISHI-SHINJUKU, SHINJUKU-KU, TOKYO, 169-92 JAPAN
             Telephone (03)3342-7111 Telex (03)3232-2887 Facsimile (03)3348-4495

                                                                October 13, 1992


Paine Webber Group Inc.
1285 Avenue of the Americas
New York, New York 10019

Attention: Vice President and General Counsel

Dear Sirs:

     This Letter of Intent will acknowledge the present good faith intention of Paine Webber Group Inc. ("PaineWebber") and The Yasuda Mutual Life Insurance Company ("Yasuda Mutual") to amend the Investment Agreement, dated as of November 30, 1987 (the "Investment Agreement"), by and between PaineWebber and Yasuda Mutual, to provide for: (i) the repurchase by PaineWebber of 1,685,394 shares of its 7% Cumulative Convertible Exchangeable Voting Preferred Stock, Series A (the "Series A Shares"), currently owned by Yasuda Mutual and (ii) the delivery by PaineWebber to Yasuda Mutual of shares of cumulative convertible voting preferred stock of PaineWebber having the terms set forth in the Annex to this letter and the cancellation by PaineWebber of 3,370,786 Series A Shares owned by Yasuda Mutual (the balance of the outstanding Series A Shares). The principal terms of the transaction as currently contemplated are set forth in the Annex to this letter.

     The transaction is subject to, among other things, the negotiation and execution and delivery of a definitive amendment to the Investment Agreement, which shall set forth the terms and conditions under which the transaction shall occur and which shall be mutually acceptable to both parties (which terms and conditions may differ from those set forth in the Annex), and the parties acknowledge that their current intentions as to the proposed transaction, including as to its terms and whether to proceed, may change and new issues may be presented for further consideration.

     Capitalized terms used but not defined in this Letter of Intent and the Annex hereto have the respective meanings assigned in the Investment Agreement.


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     1. Expenses. The parties hereto shall each bear their own respective costs and expenses in connection with the transactions contemplated hereby.

     2. Publicity. This Letter of Intent shall be kept confidential until the parties hereto mutually agree upon the language and timing of a press release or until such time as one such party determines that a public announcement is required by law, in which case the parties hereto shall in good faith attempt to agree on any public announcements or publicity statements with respect thereto.

     3. No Binding Obligation. Except with respect to paragraphs 1 and 2, which are intended to be binding on the parties, this Letter of Intent is intended to serve only as an expression of the parties' intentions and not as a binding obligation to consummate the contemplated transactions; any such obligation will be created only by a definitive amendment to the Investment Agreement, the provisions of which will supersede this and all other understandings of the parties.

     4. Governing Law. This Letter of Intent shall be governed by the laws of the State of New York.

     If the foregoing terms and conditions are acceptable to you, please so indicate by signing both of the enclosed copies of this letter where indicated and returning one to the undersigned.

                                              Very truly yours,

                                              THE YASUDA MUTUAL LIFE INSURANCE
                                                COMPANY


                                              By: /s/ Takeshi Maki
                                                  ------------------------------
                                                   Name:  Takeshi Maki
                                                   Title: Manager, International
                                                          Finance Division

Acknowledged and Agreed to:

PAINE WEBBER GROUP INC.

By: /s/ Regina Dolan
   ---------------------------
   Name: REGINA DOLAN
   Title: ATTORNEY IN FACT


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                                                                           ANNEX

     Repurchase and Sale of Series A Shares. Yasuda Mutual shall sell, and PaineWebber shall purchase, 1,685,394 Series A Shares. The aggregate purchase price for the Series A Shares so repurchased shall be Yen9,955,995,396, plus an amount (payable in dollars) equal to the aggregate accumulated and unpaid dividends on the Series A Shares so repurchased.

     Participating Preferred Shares. Simultaneously with the repurchase referred to in the preceding paragraph, PaineWebber shall deliver to Yasuda Mutual 7,758,632 shares of Cumulative Participating Convertible Voting Preferred Stock, Series A having the terms set forth below (the "Participating Preferred Shares") to replace 3,370,786 Series A Shares which Yasuda Mutual shall deliver to PaineWebber for cancellation by PaineWebber. In connection with the delivery of such Participating Preferred Shares, PaineWebber shall pay to Yasuda Mutual an amount (payable in dollars) equal to the aggregate accumulated and unpaid dividends on the Series A Shares so delivered for cancellation. The Participating Preferred Shares shall have the following terms:

     Title:

          Cumulative Participating Convertible Voting Preferred Stock, Series A

     Liquidation
     Preference:

          $19.3333 per share

     Dividends:

          Cumulative dividends in the amount of $0.12 per share per calendar quarter, plus an amount in any calendar quarter equal to the amount of dividends per share in excess of $0.12 paid on the shares of Common Stock of PaineWebber during such quarter, such additional dividends to be declared on the same dates as dividends on the Common Stock and paid in priority to the payment of any dividends on the Common Stock on the payment dates for such dividends.

          The amount of dividends payable on each Participating Preferred Share shall be subject to antidilution adjustments in the event of certain changes in the


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          capital structure of PaineWebber (e.g., stock splits and stock dividends) that result in a change in the Conversion Price with respect to the Participating Preferred Shares as described below.

     Conversion:

          Convertible at any time at the option of the holder. Conversion Price will be equal to $19.3333, subject to antidilution adjustments substantially identical to the adjustments contained in the terms of the Series A Shares.

     Voting
     Rights:

          One vote per share entitled to vote together with the shares of Common Stock as a single class upon all matters upon which holders of Common Stock are entitled to vote, subject to adjustment on terms substantially identical to those contained in the terms of the Series A Shares.

          Class voting rights together with other Parity Preferred Stock (as defined in the terms of the Series A Shares), to the same extent as provided in the terms of the Series A Shares.

     Redemption:

          Redeemable at the option of PaineWebber on any date beginning March 15, 1993, for a redemption price equal to the Liquidation Preference plus accumulated and unpaid dividends to the redemption date, provided, that if redemption takes place in any calendar quarter on a date other than a scheduled dividend payment date, PaineWebber shall pay Yasuda Mutual such additional amounts, if any, as may be necessary to ensure to Yasuda Mutual a yield of $0.12 per share for such calendar quarter on the Participating Preferred Shares called for redemption and any shares of Common Stock issued upon conversion thereof. Redemption shall be subject to the following conditions:

          (a) until March 31, 1993, up to 50% of the Participating Preferred Shares initially issued may be redeemed, provided, that on the date the notice of redemption is given, the Average Market Price of the Common Stock is greater than the Trigger Price;


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          (b)  thereafter until March 31, 1994, all of the outstanding
               Participating Preferred Shares may be redeemed, provided, that on the date the notice of redemption is given, the Average Market Price of the Common Stock is greater than the Trigger Price;

          (c) thereafter, all of the outstanding Participating Preferred Shares may be redeemed, provided, that on the date the notice of redemption is given, the Average Market Price of the Common Stock is greater than $24.00.

          Notice of redemption will be given upon at least 30 days' and not more than 45 days' notice. Holders of Participating Preferred Shares will have the option to receive the redemption price in the form of securities which are direct obligations of the United States of America, on the same terms and conditions as is provided in the terms of the Series A Shares.

     Exchangeability:

          Participating Preferred Shares will not be exchangeable for convertible subordinated debentures.

     Definitions:

          Average Market Price: The Average Market Price of the Common Stock on any date means the average of the daily closing prices for any period of 15 consecutive trading days ending within three trading days before the date in question.

          Trigger Price: The Trigger Price on any date means the greater of (i) the quotient obtained by dividing (A) 2,566.43 by (B) the Yen-Dollar Exchange Rate on the next preceding business day and (ii) $21.50.

          Yen-Dollar Exchange Rate: The Yen-Dollar Exchange Rate on any date of determination means the noon buying rate for cable transfers in yen in New York City as certified for customs purposes by the Federal Reserve Bank of New York for such day.

Principal Amendments to Investment Agreement

     Definition of Investor Minimum Investment: The definition of Investor Minimum Investment will be amended to


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provide that the Investor Minimum Investment means on any date of determination
5,000,000 shares of Participating Preferred Shares and/or Common Stock, subject to antidilution adjustments in the event of certain changes in the capital structure of PaineWebber (e.g., stock splits and stock dividends) that result in a change in the Conversion Price with respect to the Participating Preferred Shares.

     Covenants: The provisions of Articles V, VI, VII and VIII of the Investment Agreement will continue to apply as though the Participating Preferred Shares were Series A Shares, subject only to the following exceptions:

     o the Participating Preferred Shares will be transferable subject only to the Company's right of first refusal contained in Article VII of the Investment Agreement, provided that, prior to November 30, 2007, the Participating Preferred Shares (and shares of Common Stock issued upon conversion thereof) shall not be transferable by Yasuda Mutual to any Person pursuant to a Hostile Proposal;

     o the reference to 35% in Section 5.1(1) (ii) will be changed to the Standstill Amount;

     o Designees of Yasuda Mutual shall be entitled to one-sixth (rounded down to the next whole number not less than one) of the seats on the PaineWebber Board of Directors for so long as Yasuda Mutual holds at least 10% of the Outstanding Voting Securities of PaineWebber, and to two seats for so long as Yasuda Mutual holds at least the Investor Minimum Investment; and

     o PaineWebber shall be required to exercise its right of first refusal under Article VII by written notice to Yasuda Mutual given within a number of Business Days after receipt of a Transfer Notice relating to a specified number of shares as set forth below:

               3,000,000 shares or less                        5 Business
                                                                 Days

               more than 3,000,000 but                         7 Business
               not more than 5,000,000                           Days
               shares

               more than 5,000,000 shares                     10 Business
                                                                 Days


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     Registration Rights:

     o Yasuda Mutual shall have the right to registration on request pursuant to Section 2 of Exhibit 6, up to eight times.

     o The time period in Section 2.1(a) of Exhibit 6 shall be reduced from 120 days to 60 days.

     Closing Date: November 5, 1992

     Closing Conditions: The closing of the transactions contemplated hereby will be subject to conditions substantially similar to those contained in
Article III of the Investment Agreement.

     Indemnification: PaineWebber shall indemnify and hold Yasuda Mutual and its officers, directors, employees and agents harmless from any and all actions, suits, claims, proceedings or investigations that may arise under Delaware corporate law or under securities laws of the United States or any state thereof in connection with or as a result of the transactions specified in clauses (i) and (ii) of the introductory paragraph of the Letter of Intent, other than those arising primarily as a result of the gross negligence or willful misconduct of Yasuda Mutual.

     Effectiveness of Amendment: Upon closing of the repurchase and replacement of Series A Shares as described above.


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                                                        Complete Unexecuted Copy

================================================================================


                              AMENDED AND RESTATED


                              INVESTMENT AGREEMENT


                                 By and Between


                             PAINE WEBBER GROUP INC.


                                       and


                    THE YASUDA MUTUAL LIFE INSURANCE COMPANY




                          Dated as of November 5, 1992


================================================================================


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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    ARTICLE I

DEFINITIONS ..............................................................     1

                                   ARTICLE II

                  REPURCHASE AND REPLACEMENT OF SERIES A SHARES

Section 2.1    Repurchase of Series A Shares .............................     2
Section 2.2    Replacement of Series A Shares ............................     2
Section 2.3    Registration Rights .......................................     3

                                   ARTICLE III

                  CLOSING; INITIAL CONVERSION PRICE; CONDITIONS

Section 3.1    Closing ...................................................     3
Section 3.2    Initial Conversion Price ..................................     4
Section 3.3    Conditions to Obligations of
                 Investor ................................................     4
Section 3.4    Conditions to Obligations
                 of Company ..............................................     5

                                   ARTICLE IV

                           REPRESENTATIONS AND WARRANTIES

Section 4.1    Representations and Warranties
                 of Company ..............................................     7
               (a)  Corporate Existence ..................................     7
               (b)  Authorization; Enforcement ...........................     7
               (c)  Compliance with Law ..................................     8
               (d)  Compliance with Obligations ..........................     9
               (e)  Consents and Approvals ...............................    10
               (f)  Exchange Act Reports .................................    10
               (g)  Financial Condition ..................................    10
               (h)  Litigation ...........................................    11
               (i)  Material Adverse Change ..............................    12
               (j)  Governmental Investigations ..........................    12
               (k)  Outstanding Capital Stock ............................    12


                                        i
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                                                                            Page
                                                                            ----
               (l)  The Participating Preferred Shares;
                      Common Stock .......................................    14
               (m)  Listing of Common Stock ..............................    14

Section 4.2    Representations and Warranties
                 of Investor .............................................    14
               (a)  Corporate Existence ..................................    14
               (b)  Authorization; Enforcement ...........................    14
               (c)  Compliance with Law ..................................    15
               (d)  Compliance with Obligations ..........................    15
               (e)  Consents and Approvals ...............................    15
               (f)  Litigation ...........................................    16
               (g)  Status and Investment Intent .........................    16

                                    ARTICLE V

                                    COVENANTS

Section 5.1    Covenants of Company ......................................    16
               (a)  Registration Rights ..................................    16
               (b)  Reservation of Common Stock ..........................    16
               (c)  Equity Purchase Rights ...............................    17
               (d)  Information ..........................................    19
               (e)  Governmental Investigations ..........................    21
               (f)  Directors of Company .................................    21
               (g)  Senior Advisor to the Board
                      of Directors of Company ............................    23
               (h)  Going Private Transactions ...........................    23
               (i)  Certain Repurchases of Voting
                      Securities; Company Announcements ..................    25
               (j)  Adverse Acts .........................................    26
               (k)  Operations in Ordinary Course ........................    26
               (l)  Additional Payments in the Event
                      of Certain Redemptions .............................    27
               (m)  Certain Approvals ....................................    28

Section 5.2    Covenants of Investor .....................................    28
               (a)  Transfers ............................................    28
               (b)  Acquisition of Voting Securities .....................    28
               (c)  Exercise of Control ..................................    29
               (d)  Certain Approvals; Exercise
                      of Voting Power ....................................    31

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                                                                            Page
                                                                            ----

                                   ARTICLE VI

                               FURTHER AGREEMENTS

Section 6.1 Exchange of Personnel ........................................    31
               (a)  Investor Exchange Personnel ..........................    31
               (b)  Company Exchange Personnel ...........................    32
               (c)  Compensation of Exchange Personnel ...................    33
               (d)  Limitations on Hiring of
                      Exchange Personnel .................................    33
               (e)  Termination of Exchange Rights .......................    33
Section 6.2    Economic Parity ...........................................    34
Section 6.3    Cooperation ...............................................    34
Section 6.4    Fees and Expenses .........................................    34
Section 6.5    Publicity .................................................    35
Section 6.6    Mutual Collaboration ......................................    35

                                   ARTICLE VII

COMPANY'S RIGHT OF FIRST REFUSAL .........................................    36

                                  ARTICLE VIII

                                  MISCELLANEOUS

Section 8.1    Termination ...............................................    40
Section 8.2    Survival of Representations
                 and Warranties; Indemnification .........................    42
Section 8.3    Legend ....................................................    42
Section 8.4    Severability ..............................................    43
Section 8.5    Voting Securities Owned by Investor .......................    43
Section 8.6    Specific Enforcement ......................................    43
Section 8.7    Entire Agreement ..........................................    44
Section 8.8    Counterparts ..............................................    44
Section 8.9    Notices ...................................................    44
Section 8.10   Cure Provisions ...........................................    45
Section 8.11   Waivers ...................................................    46
Section 8.12   Beneficial Ownership ......................................    46
Section 8.13   Delay Provision ...........................................    46
Section 8.14   Submission to Jurisdiction;
                 Consent to Service of Process ...........................    47
Section 8.15   Headings ..................................................    47



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                                                                            Page
                                                                            ----

Section 8.16   Successors and Assigns ....................................    48
Section 8.17   Governing Law .............................................    48
Testimonium and Signatures ...............................................    48

EXHIBITS
   1         Definitions
   2         Form of Preferred Stock
   3         Registration Rights
   4         Form of Certificate of Officers of Company on
             Closing Date
   5-A       Form of Opinion of James Treadway, Esq. on Closing Date
   5-B       Form of Opinion of Cravath, Swaine & Moore on Closing Date
   6         Form of Certificate of a Director of Investor on Closing Date
   7-A       Form of Opinion of Braun Moriya Hoashi & Kubota on Closing Date
   7-B       Form of Opinion of Sullivan & Cromwell on Closing Date
   8         Options, Warrants, etc. for Company or Significant Subsidiary
             Capital Stock
   9         Restated Certificate of Incorporation and By-laws of Company
  10         Form of Legend
  11         Functional Areas and Supervisory Committee Areas
  12         List of Market Makers in the Foreign Exchange Market for Japanese
             Yen


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     Amended and Restated Investment Agreement (as so amended and restated, the
"Agreement"), dated as of November 5, 1992, by and between Paine Webber Group, Inc., a Delaware corporation (the "Company"), and The Yasuda Mutual Life Insurance Company, a mutual life insurance company organized under the laws of Japan (the "Investor").

     WHEREAS, the Company and the Investor previously entered into the Investment Agreement, dated as of November 30, 1987 (the "Original Agreement").

     WHEREAS, the Company and the Investor wish to provide for the repurchase by the Company of a portion of the outstanding Series A Shares and the replacement of the remaining outstanding Series A Shares with shares of a series of preferred stock of the Company having the terms set forth in an exhibit hereto.

     WHEREAS, the Company and the Investor wish to amend the Agreement to modify the definition of "Investor Minimum Investment" contained in the Original Agreement and to make certain other amendments to the Original Agreement.

     NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Unless otherwise indicated, defined terms in this Agreement and in the Exhibits to this Agreement, which may be identified by the capitalization of the first letter of each principal word thereof, have the meanings assigned to them in Exhibit 1.


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                                   ARTICLE II

                  REPURCHASE AND REPLACEMENT OF SERIES A SHARES

     Section 2.1. Repurchase of Series A Shares. Subject to the terms and conditions stated herein, the Company agrees to repurchase from the Investor, and the Investor agrees to sell to the Company, at the Closing 1,685,394 of the Company's 7% Cumulative Convertible Exchangeable Voting Preferred Stock, Series A (the "Series A Shares") for total consideration of (i) Yen9,955,995,396 (the "Aggregate Repurchase Price") plus (ii) an amount in cash (in United States dollars) equal to the accumulated and unpaid dividends to but excluding the Closing Date on the Series A Shares so repurchased (the "Accumulated Dividends on Repurchased Shares").

     Section 2.2. Replacement of Series A Shares. Subject to the terms and conditions stated herein, the Investor agrees to deliver, and the Company agrees to accept, at the Closing, 3,370,786 Series A Shares, and the Company agrees to deliver, and the Investor agrees to accept, in replacement of such 3,370,786 Series A Shares (i) 7,758,632 shares of the Company's Cumulative Participating Convertible Voting Preferred Stock, Series A (the "Participating Preferred Shares") and (ii) an amount in cash (in United States dollars) equal to the accumulated and unpaid dividends to but excluding the Closing Date on the Series A Shares so replaced (the "Accumulated Dividends on Replaced Shares"). The Participating Preferred Shares shall have the designation, powers, preferences and rights specified in the Certificate of Designation of the Company to be filed by the Company with the Secretary of State of the State of Delaware at or before the Closing, substantially in the form set forth in Exhibit 2.

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     Section 2.3. Registration Rights. The Investor shall have the rights to registration under the Securities Act of all shares of Common Stock of the Company, on the terms and subject to the conditions set forth in Exhibit 3.

                                   ARTICLE III

                       CLOSING; INITIAL CONVERSION PRICE;
                                   CONDITIONS

     Section 3.1. Closing. The closing of the repurchase and sale of the Series A Shares and the replacement of the remaining outstanding Series A Shares by the Participating Preferred Shares as provided for in this Agreement shall take place on November 5, 1992, at 11:00 A.M., New York time, at the offices of the Company set forth in Section 8.9 of this Agreement, or at such other time and place as the parties determine in writing (the "Closing"). The actual date on which the Closing shall occur is referred to herein as the "Closing Date." At the Closing, the Company shall deliver to the Investor (i) the Aggregate Repurchase Price and (ii) the Accumulated Dividends on Repurchased Shares, and the Investor shall deliver to the Company for cancellation a certificate or certificates representing 1,685,394 Series A Shares. Also at the Closing, the Company shall deliver to the Investor (i) a certificate or certificates, in such reasonable denominations as shall be designated in writing by the Investor not less than five Business Days prior to the Closing and registered in the name of the Investor, representing an aggregate of 7,758,632 Participating Preferred Shares and (ii) the Accumulated Dividends on Replaced Shares, and the Investor shall deliver to the Company for cancellation a certificate or certificates representing 3,370,786 Series A Shares. The Aggregate Repurchase

Price, the Accumulated Dividends on Repurchased Shares and the Accumulated Dividends on Replaced Shares shall be paid to the Investor in each case by, at the option of the Investor, bank check or wire transfer of immediately available funds to an account or accounts designated in writing by the Investor not less than five Business Days prior to the Closing.

     Section 3.2. Initial Conversion Price. The Participating Preferred Shares shall be convertible into shares of the Common Stock, $1.00 par value per share (the "Common Stock"), initially at a conversion price (the "Initial Conversion Price") equal to $19.3333.

     Section 3.3. Conditions to Obligations of Investor. The obligations of the Investor to consummate the Closing are, at the option of the Investor, subject to the satisfaction prior to or at the Closing of each of the following conditions precedent:

          (i) Representations and Warranties. The representations and warranties made by the Company in this Agreement shall have been true and correct when made and, if Closing shall occur on a date other than the date of this Agreement, shall be true and correct on the Closing Date as though such representations and warranties were made on and as of the Closing Date.

          (ii) Compliance with Agreements and Conditions. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by the Company at or before the Closing.

          (iii) Litigation. There shall not then be in effect any order enjoining or restraining the transactions contemplated by this Agreement and there shall not then be threatened or instituted any action or proceeding by any governmental body or agency with respect to the repurchase and sale of the Series A Shares, the replacement of the remaining outstanding Series A Shares by the Participating Preferred Shares or the other transactions contemplated by this Agreement.

          (iv) Certificate. The Investor shall have received a certificate executed on behalf of the Company by its Chairman and Chief Financial Officer (or other executive officers acceptable to the Investor) and dated the Closing Date, to the effect that the conditions set forth in clauses
     (i) and (ii) above have been satisfied, substantially in the form set forth in Exhibit 4.

          (v) Opinions. The Investor shall have received the written opinions, dated the Closing Date, of James Treadway, Esq., Vice President and General Counsel of the Company, and Cravath, Swaine & Moore, United States counsel to the Company, substantially in the forms set forth in Exhibits 5-A and 5-B, respectively.

     Section 3.4. Conditions to Obligations of Company. The obligations of the Company to consummate the Closing are, at the option of the Company, subject to the satisfaction prior to or at the Closing of each of the following conditions precedent:

          (i) Representations and Warranties. The representations and warranties made by the Investor in this Agreement shall have been true and correct when made, and, if Closing shall occur on a date other than the date of this Agreement, shall be true and correct on the Closing Date as though such representations and warranties were made on and as of the Closing Date.

          (ii) Compliance with Agreements and Conditions. The Investor shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by the Investor at or before the Closing.

          (iii) Litigation. There shall not then be in effect any order enjoining or restraining the transactions contemplated by this Agreement and there shall not then be threatened or instituted any action or proceeding by any governmental body or agency with respect to the repurchase and sale of the Series A Shares, the replacement of the remaining outstanding Series A Shares by the Participating Preferred Shares or the other transactions contemplated by this Agreement.

          (iv) Certificate. The Company shall have received a certificate executed on behalf of the Investor by a Director (or other executive officer acceptable to the Company) to the effect that the conditions set forth in clauses (i) and (ii) above have been satisfied, substantially in the form set forth in Exhibit 6.

          (v) Opinions. The Company shall have received the written opinions, dated the Closing Date, of Braun Moriya Hoashi & Kubota, Japanese counsel to the Investor, and Sullivan & Cromwell, United States counsel to the Investor, substantially in the forms set forth in Exhibits 7-A and 7-B, respectively.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     Section 4.1. Representations and Warranties of Company. The Company hereby makes the following representations and warranties to the Investor:

          (a) Corporate Existence. The Company and each corporation (excluding subsidiaries the interest of the Company in which has been acquired in connection with the Company's merchant banking activities) which is a "significant subsidiary" of the Company as defined in Regulation S-X under the Securities Act (a "Significant Subsidiary") is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has full corporate power and authority to own and operate its properties and conduct its business as now conducted by it. Each of the Company and each Significant Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such corporation owns or leases substantial properties or in which the conduct of its business requires such qualification and in which failure of such corporation to be so qualified and in good standing would have a material adverse effect upon the business, financial condition or results of operations of the Company and its consolidated subsidiaries considered as a whole.

          (b) Authorization; Enforcement. The Company has full corporate power and authority (i) to execute and deliver this Agreement and to perform its obligations under this Agreement in accordance with its terms, (ii) to repurchase and replace Series A Shares as provided in this Agreement and to issue and deliver the

     Participating Preferred Shares and to perform its obligations thereunder in accordance with their terms. The Company has taken all necessary corporate action to authorize the execution and delivery of this Agreement, the repurchase and replacement of the Series A Shares as provided in this Agreement, the issuance and delivery of the Participating Preferred Shares and the consummation of the transactions contemplated hereby and thereby. This Agreement is a valid and legally binding obligation of the Company enforceable in accordance with its terms (assuming in each case due authorization, execution and delivery by the other party thereto), subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (c) Compliance with Law.

               (i) Neither the Company nor any Significant Subsidiary has received notice, nor believes, nor has any reason to believe, that it is in violation of any statute, regulation or order of, or any restriction imposed by, the United States of America, any state, municipality or other political subdivision having jurisdiction over it or any agency thereof, in respect of the conduct of its business or the ownership of its properties, that is expected materially and adversely to affect the business, financial condition or results of operations of the Company and its consolidated subsidiaries considered as a whole.

               (ii) The execution and delivery by the Company of this Agreement does not, and the repurchase and replacement of Series A Shares by the Company as provided in this Agreement, the issuance and delivery of the Participating Preferred Shares and the performance by the Company of its obligations under this Agreement and the Participating Preferred Shares and the transactions contemplated hereby and thereby will not, violate any provision of any material law or regulation, or any existing writ or decree of any court or governmental authority applicable to it.

          (d) Compliance with Obligations.

               (i) Neither the Company nor any Significant Subsidiary is in violation of or in default under any obligation, agreement, covenant or condition contained in its Restated Certificate of Incorporation or By-laws, or in any contract, lease or other instrument to which it is a party (or which is binding on it or its assets), which violation or default is material to the business, financial condition or results of operations of the Company and its consolidated subsidiaries considered as a whole.

               (ii) The execution and delivery by the Company of this Agreement does not, and the repurchase and replacement of Series A Shares as provided in this Agreement, the issuance and delivery of the Participating Preferred Shares and the performance by the Company of its obligations under this Agreement and the Participating Preferred Shares and the transactions contemplated hereby and thereby will not, violate, conflict with or constitute a breach of, or a default under, its

          Restated Certificate of Incorporation or By-laws, or any other material agreement or instrument to which it is a party or which is binding on it or its assets, and will not result in the creation of any lien on, or security interest in, any of its assets.

          (e) Consents and Approvals. Except for obtaining from the Bank of England pursuant to the United Kingdom Banking Act 1987 notification that it has no objection to the status of the Investor as a "controller" of Paine Webber International Bank, Ltd. ("Bank of England Approval"), all consents, approvals, authorizations and orders of governmental or other third parties required for the Company to execute and deliver this Agreement and to issue the Participating Preferred Shares and otherwise to consummate the transactions contemplated hereby and thereby have been obtained.

          (f) Exchange Act Reports. Each of the Company's Annual Reports on Form 10-K for the fiscal years ended December 31, 1989, 1990 and 1991, Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1992, and Current Report on Form 8-K dated September 15, 1992 (collectively, the "SEC Documents") has been duly and timely filed, and when filed was in substantial compliance with the requirements of the Exchange Act and the applicable rules and regulations of the Securities and Exchange Commission thereunder. Each of the SEC Documents was complete and correct in all material respects as of its date and, as of its date, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (g) Financial Condition. The consolidated balance sheets of the Company and its consolidated subsidiaries as of (I) December 31, 1989, 1990 and 1991, and (II) (A) March 31, 1992 and (B) June 30, 1992, together with consolidated statements of earnings, stockholders' equity and changes in cash flows for the fiscal year then ended in the case of (I) above, or the three months and three months and six months then ended, in the case of
     (II) (A) and (B) above, respectively, contained in the SEC Documents and, in the case of (I) above, certified by Ernst & Young, fairly present the financial condition of the Company and its consolidated subsidiaries and the results of their operations and changes in cash flows as of the dates and for the periods referred to and have been prepared in accordance with generally accepted accounting principles in the United States ("U.S. GAAP") consistently applied (except, in the case of (II) above, that the consolidated financial statements are condensed and have been prepared in accordance with Exchange Act Form 10-Q and do not necessarily reflect all normal audit adjustments) throughout the periods involved.

          (h) Litigation. Except as disclosed in the SEC Documents or as otherwise previously disclosed in writing to the Investor and identified as an exception to this representation, there is no legal action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or the assets of any of them which is expected by the Company materially and adversely to affect the business, financial condition or results of operations of the Company and its consolidated subsidiaries considered as a whole, or its ability to perform or observe any obligation or condition under this Agreement or the Participating Preferred Shares.

          (i) Material Adverse Change. Except as disclosed in the SEC Documents or as otherwise previously summarized in writing to the Investor and identified as an exception to this representation (provided that such summary shall be accurate in all material respects, and shall not contain any material misstatements or omissions), there has been no material adverse change in the business, financial condition, results of operations or prospects, of the Company and its consolidated subsidiaries since December 31, 1991.

          (j) Governmental Investigations. To the knowledge of the Company, except for third party subpoenas, and except as previously disclosed to the Investor in writing and identified as an exception to this representation, there are no subpoenas, which have been issued since January 1, 1990 (whether or not they are outstanding or pending) or threatened to be issued against the Company or any of its Affiliates or against any officers, directors or employees of the Company or any of its Affiliates in connection with any governmental investigations or proceedings related to possible violations of any of the United States securities laws, which individually or in the aggregate are expected by the Company materially and adversely to affect the business, financial condition or results or operations of the Company and its consolidated subsidiaries as a whole, or its ability to perform or observe any obligation or condition under this Agreement or the Participating Preferred Shares.

          (k) Outstanding Capital Stock. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 20,000,000 shares of Series Preferred Stock, $20.00 par value per share. At the time of the Closing, the number of shares of Common Stock outstanding will be no more than 43,222,490, all of which shares will be validly issued, fully paid and nonassessable, and except for 1,550,395 shares of $1.375 Convertible Exchangeable Preferred Stock, $25 liquidation value per share, and the 5,056,180 Series A Shares being repurchased or replaced by the Company pursuant to this Agreement, no other shares of capital stock of the Company will be outstanding at such time. The Company is the sole beneficial owner, directly or indirectly, of all of the outstanding capital stock (other than directors' qualifying shares) of each Significant Subsidiary. Except as set forth in Exhibit 8 to this Agreement, the table on page 33 of the Company's 1991 Annual Report to Stockholders, the table on page 9 of the Company's Proxy Statement for its 1992 Annual Meeting of Stockholders and the discussion of the Company's Key Executive Equity Program on pages 10 and 11 of such Proxy Statement, or as otherwise previously disclosed in writing to the Investor and identified as an exception to this representation, there are no outstanding options, warrants or other rights to subscribe for or acquire from the Company or any Significant Subsidiary, as the case may be, or any plans, contracts or commitments providing for the issuance or, or the granting of rights to acquire, any capital stock of or other ownership interest in the Company or any Significant Subsidiary, as the case may be, or any securities or obligations convertible into or exchangeable for any of such capital stock or other ownership interest. Except for the rights granted to the Investor pursuant to Section 5.1(c) of this Agreement, there are no preemptive rights in respect of the capital stock of the Company or any Significant Subsidiary.
     Exhibit 9 contains true, complete and correct copies of the Restated Certificate of Incorporation and By-laws of the Company which are in full force and effect on the date hereof.

          (1) The Participating Preferred Shares Common Stock. The Participating Preferred Shares have been duly authorized; upon issuance to the Investor as provided hereunder, the Participating Preferred Shares will be validly issued, fully paid and nonassessable, and will be convertible into Common Stock in accordance with their terms; the shares of Common Stock initially issuable upon conversion of the Participating Preferred Shares have been duly authorized and reserved for issuance upon such conversion and when issued upon conversion, will be validly issued, fully paid and nonassessable; and the stockholders of the Company have no preemptive rights with respect to the Participating Preferred Shares.

          (m) Listing of Common Stock. The outstanding Common Stock is listed on the New York Stock Exchange; the Company's listing agreement with respect thereto is in full force and effect; and no action has been taken or threatened by such exchange with respect to the delisting or permanent suspension from trading of the Common Stock.

     Section 4.2. Representations and Warranties of Investor. The Investor hereby makes the following representations and warranties to the Company:

          (a) Corporate Existence. It is a mutual life insurance company, duly organized, validly existing and in good standing under the laws of Japan.

          (b) Authorization; Enforcement. The Investor has full power and authority to execute and deliver this Agreement and to perform its obligations under the Agreement in accordance with its terms. The Investor has taken all necessary action to authorize the execution and delivery of this Agreement and the transactions contemplated hereby. This Agreement is a valid and legally binding obligation of the Investor enforceable in accordance with its terms (assuming due authorization, execution and delivery by the Company), subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (c) Compliance with Law. The execution and delivery by the Investor of this Agreement does not, and the performance by the Investor of its obligations hereunder and the transactions contemplated hereby will not, violate any provision of any material law or regulation, or any existing writ or decree of any court or governmental authority applicable to it.

          (d) Compliance with Obligations. The execution and delivery by the Investor of this Agreement does not, and the performance by the Investor of its obligations hereunder and the transactions contemplated hereby will not, violate, conflict with or constitute a breach of, or a default under, any charter or similar instrument, or any other material agreement or instrument to which it is a party or which is binding on it or its assets.

          (e) Consents and Approvals. Except for Bank of England Approval, all consents, approvals, authorizations and orders of governmental or other third parties required for the Investor to execute and deliver this Agreement, and to consummate the transactions contemplated hereby have been obtained.

          (f) Litigation. There is no legal action, suit, investigation or proceeding pending or, to the knowledge of the Investor, threatened against or affecting the Investor or its assets which is expected by the Investor materially and adversely to affect its ability to perform or observe any obligation or condition under this Agreement.

          (g) Status and Investment Intent. The Investor is an "accredited investor" within the meaning of Regulation D under the Securities Act and is accepting for delivery hereunder the Participating Preferred Shares for its own account and (subject to its property being at all times within its control) not with a view to any public resale or distribution or other disposition thereof.

                                    ARTICLE V

                                    COVENANTS

     Section 5.1. Covenants of Company.

     (a) Registration Rights. The Company shall comply with the respective provisions regarding registration rights contained in Exhibit 3.

     (b) Reservation of Common Stock. The Company shall reserve and keep available out of its authorized but unissued shares of Common Stock the full number of shares then deliverable upon conversion or exercise of the Participating Preferred Shares then Outstanding.

     (c) Equity Purchase Rights. So long as the Investor owns directly or indirectly at least the Investor Minimum Investment, (i) if the Company shall not have outstanding Public Company Stock, or if it shall have outstanding Public Company Stock and the granting of equity purchase rights of the type set forth in this clause (c) (the "Equity Purchase Rights") shall be permitted by the rules of any national stock exchange upon which such stock shall be listed, or over-the-counter market in which such stock shall be traded if no longer listed, the Investor shall have Equity Purchase Rights or (ii) if the Equity Purchase Rights are not available to the Investor, the Investor shall have equity purchase rights no less favorable than the preemptive or equity purchase rights, if any, that might be granted by the Company to any other Person.

     As soon as practicable after determining to issue Equity Purchase Shares (other than Equity Purchase Shares issued by the Company (i) under employee stock options or other employee or director benefit plans or

(ii) if the Company has outstanding Public Company Stock, under dividend reinvestment plans which offer Voting Securities to securityholders at a discount from Average Market Price no greater than is then customary for public corporations, in each case with a purchase or exercise price per share equal to or greater than the stockholders' equity of the Company and its consolidated subsidiaries ("Stockholders' Equity") per share of Common Stock (on a primary basis) determined from its consolidated balance sheet at the time of the issuance of such Equity Purchase Shares), the Company shall notify the Investor by written notice of such proposed sale (which notice shall specify, to the extent practicable, the purchase price for, and terms and conditions of, such Equity Purchase Shares) and shall offer to sell to the Investor at the purchase price (net of any underwriting discounts or commissions), if any, to be paid by the transferee(s) of such Equity Purchase Shares an amount of Equity Purchase Shares determined as provided below. Immediately after the amount of Equity Purchase Shares to be sold to other Persons is known to the Company, it shall notify the Investor of such amount. If such offer is accepted by the Investor within ten Business Days the Company shall sell to the Investor an amount of Equity Purchase Shares (the "Equity Purchase Share Amount") equal to the product of (A) the quotient of (x) the number of Voting Securities owned by the Investor immediately prior to the issuance of the Equity Purchase Shares divided by (y) the aggregate number of Outstanding Voting Securities owned by Persons other than the Investor immediately prior to the issuance of the Equity Purchase Shares (for purposes of this calculation, treating all securities of the Company convertible into Voting Securities as though they have been so converted), multiplied by (B) the aggregate number of Equity Purchase Shares being issued by the Company to Persons other than the Investor, rounded up to the nearest whole Equity Purchase Share. If, at the time of the determination of any Equity Purchase Share Amount, any other Person has preemptive or other equity purchase rights similar to the Equity Purchase Rights, such Equity Purchase Share Amount shall be recalculated to take into account the amount of Voting Securities to be sold to such Persons, rounding up such Equity Purchase Share Amount to the nearest whole Equity Purchase Share.

     The purchase and sale of any Equity Purchase Shares pursuant to this clause
(c) shall take place at 9:00 A.M. on a Business Day designated by the Investor which shall be no later than the 75th day following the day on which the Investor receives the notice and offer of sale provided for in the immediately preceding paragraph, at the offices of the Company set forth in Section 8.9 of this Agreement, or at such other time and place in New York City as the Investor and the Company shall agree. If the Investor is unable to obtain any required governmental approvals prior to such 75th day, it shall have no right or obligation to purchase any Equity Purchase Shares pursuant to this clause (c). At the time of purchase, the Company shall deliver to the Investor certificates registered in the name of the Investor representing the Equity Purchase Shares purchased and the Investor shall transfer to the Company the purchase price in United States dollars by bank check or wire transfer of immediately available funds, as specified by the Company, to an account designated by the Company not less than five Business Days prior to the date of purchase. The Company and the Investor will use their best efforts to comply as soon as practicable with all Federal, state and foreign laws and regulations and stock exchange listing requirements applicable to any purchase and sale of securities under this clause (c).

     (d) Information. So long as the Investor owns directly or indirectly at least the Investor Minimum Investment, the Company shall:

          (i) furnish to the Investor (x) as soon as publicly available after the close of each of the Company's fiscal years, a copy of the annual audit report relating to the Company and its consolidated subsidiaries prepared in accordance with U.S. GAAP by the Company's independent public accountants, together with financial statements consisting of consolidated balance sheets of the Company and its consolidated subsidiaries as of the end of such fiscal year and consolidated statements of earnings, changes in stockholders' equity and changes in cash flows of the Company and its consolidated subsidiaries for such fiscal year; and (y) as soon as publicly available, copies of all financial statements and information, reports, notices and proxy statements sent by the Company in a general mailing to all its stockholders or otherwise made publicly available, of all reports on Forms 10-K, lO-Q and 8-K, filed by the Company under the Exchange Act, of all final prospectuses included in registration statements of the Company (except for final prospectuses included in registration statements on Securities Act Form S-8 (or any successor form)) at the time of effectiveness of such registration statements under the Securities Act or filed pursuant to Rule 424 under the Securities Act and, to the extent requested by the Investor, periodic reports filed with the National Association of Securities Dealers, Inc. and other broker-dealer self-regulatory organizations; and

          (ii) upon prior notice to the Company, permit the Investor to visit and inspect at the Investor's expense any of the properties, corporate books and financial and other records of the Company and its majority-owned subsidiaries, and to discuss the affairs, finances and accounts of any such corporation with the officers of such corporation or the Company and such corporation's or the Company's independent public accountants, all at such times and as often as the Investor may reasonably request; provided, however, that such visits, inspections and discussions may be limited by the Company to the extent that it shall reasonably determine is necessary to avoid the disclosure of proprietary information, the disclosure of which it reasonably believes would harm its relationships with customers or competitive position.

     (e) Governmental Investigations. Prior to the Closing, the Company promptly shall disclose in writing to the Investor any subpoenas of the type referred to in Section 4.1(3) of this Agreement which, to the knowledge of the Company, are issued or threatened to be issued.

     (f) Directors of Company.

          (i) So long as the Investor directly or indirectly owns at least the Investor Minimum

     Investment and at least 10% of the Outstanding Voting Securities, the Company at all times shall use its best efforts to cause at least one-sixth of the seats on its Board of Directors (if not a whole number, rounded to the next lower whole number), but in no event less than two seats or, if the Investor directly or indirectly owns at least the Investor Minimum Investment but less than 10% of the Outstanding Voting Securities, two seats on its Board of Directors, to be occupied by persons designated by the Investor (who shall be Directors of the Investor and reasonably acceptable to the Company) to be members of the Board of Directors of the Company and shall vote all shares for which management or Board of Directors of the Company holds proxies or is otherwise entitled to vote in favor of the election of designees of the Investor except as may otherwise be provided by stockholders submitting such proxies. The Investor agrees to use its best efforts to cause any such designee who shall cease to be a Director of the Investor to resign from the Board of Directors of the Company within a reasonable time after such event. In the event that any such designee shall cease to serve as a director for any reason (including his having ceased to be a Director of the Investor), the Company shall use its best efforts to cause the vacancy resulting thereby to be filled by a designee of the Investor (who shall be a Director of the Investor and reasonably acceptable to the Company).

          (ii) The Company shall use its best efforts to maintain at least one of the Investor's designees referred to in subsection (i) to serve on each Committee of the Board of Directors of the Company that from time to time shall be designated by the Investor. In that connection, the Investor designates the Audit Committee for the period commencing immediately after the Closing Date. The designee of the Investor on any Committee shall be deemed (A) to waive prior notice of any meeting of such Committee in circumstances where prior notice to such designee would be impracticable and (B) to the extent necessary under Delaware law to render effective the actions taken at such a meeting, to consent to such actions; provided, however, that the Company as soon thereafter as is practicable shall provide such designee with a description, in reasonable detail, of the proceedings of such meeting.

          (iii) The Company agrees that any designees of the Investor who are elected to serve on the Board of Directors of the Company shall be furnished with all information generally provided to the Board of Directors of the Company, shall have full access to information regarding the Company and shall be entitled to the same perquisites as the Company's other outside Directors. The designee of the Investor elected to serve on any Committee of the Board of Directors or other committee of the Company shall be provided with, and have access to, all information regarding the Company provided to other members of such Committee.

     (g) Senior Advisor to the Board of Directors of Company. The Company shall maintain as Senior Advisor to the Board of Directors of the Company the President of the Investor for so long as the Investor directly or indirectly owns the Investor Minimum Investment. The Senior Advisor to the Board of Directors of the Company shall be entitled but not required to attend all meetings of the Board of Directors of the Company. The Senior Advisor will not have the right to vote at meetings of the Board of Directors of the Company.

     (h) Going Private Transactions. During the period commencing on the date hereof and ending on December 18, 1992, without the prior written consent of the Investor, the Company shall not, and it shall use its best efforts to cause its Affiliates not to, engage in any transaction or series of transactions which has either a likelihood or purpose of producing, directly or indirectly, any of the effects specified in Exchange Act Rule 13e-3(a) (3)(ii) (or any successor rule). Thereafter, the Company and its Affiliates shall not be limited by this paragraph (h) from engaging in any such transaction or transactions, provided that in connection therewith, arrangements reasonably satisfactory to the Investor shall be made to provide that the Investor has the option of receiving in exchange for each security of the Company owned by it either (A) an amount of cash consideration equal to (x) the consideration received by other holders of similar securities of the Company in connection with such transaction or transactions or (y), in the case of (I) the Participating Preferred Shares or Equity Purchase Shares purchased with respect thereto, an amount of cash consideration equal to the higher of (A) the amount determined under clause (x) and (B) the Liquidation Preference or principal amount thereof, as the case may be (or in the case of Equity Purchase Shares, the purchase price therefor), plus accumulated and unpaid dividends or (II) Common Stock received upon conversion of such securities (if the transaction giving rise to rights of Investor pursuant to this paragraph (h) shall have commenced within two years after such conversion), an amount of cash consideration equal to the higher of (A) the amount determined under clause (x) and (B) the Conversion Price computed as of the date of conversion relating to such shares of Common Stock (appropriately adjusted to reflect stock dividends, stock splits and reverse stock splits and other events arising after the date of such conversion that would have affected the Conversion Price but which resulted in a distribution to the Investor as a holder of Common Stock), plus declared and unpaid dividends or (B) a combination of Voting Securities in the resulting entity proportionate to the Investor's relative equity interest in the Company prior to such transaction or transactions and additional consideration appropriately reflective of (x) the diminishment, if any, in the overall equity capital of such entity as compared to the Company prior to such transaction or transactions and (y) the Fair Market Value of any other securities issued by the Company and owned by the Investor. In case the Company shall have made provision for the Investor to receive, and the Investor shall have failed to elect to receive, the consideration specified in either clause (A) or clause (B) of the immediately preceding sentence, the Company shall have the option to repurchase from the Investor (X) the securities specified in clause (A) (y) of the immediately preceding sentence, in exchange for the consideration specified in such clause and (Y) other securities issued by the Company and owned by the Investor, in exchange for the consideration received by other holders of similar securities of the Company in connection with such transaction or transactions.

     (i) Certain Repurchases of Voting Securities; Company Announcements.

          (i) During the term of this Agreement, without the prior written consent of the Investor, the Company shall not, and it shall use its best efforts to cause its Affiliates not to, engage in any repurchases of its Outstanding Voting Securities if, as a result of such repurchases, the Voting Securities owned by the Investor would be equal to or greater than 25% of the Outstanding Voting Securities (assuming for this purpose that all Participating Preferred Shares owned by it and the Company's Outstanding $1.375 Convertible Exchangeable Preferred Stock have been converted into or exercised for Common Stock), such 25% limit in ownership being known herein as the "Standstill Amount"; provided, however, that the provisions of this clause (ii) shall not apply to any transaction to which the provisions of paragraph (h) apply.

          (ii) For purposes of this subsection (i) shares of Common Stock repurchased by the Company include shares of Common Stock purchased by the Company or any of its Affiliates for the account of any of such Persons.

     (j) Adverse Acts. The Company agrees that it will not, without the prior consent of the Investor, take or recommend to stockholders any action which would limit the legal rights of the Investor based upon the size of its holdings or by issuance of another class of securities having voting rights disproportionately greater than those of the Common Stock.

     (k) Operations in Ordinary Course. From the date hereof to the Closing (if the Closing Date shall not be the date of this Agreement), except for those actions consented to by the Investor in advance in writing, the Company shall conduct its business in the ordinary course and substantially in accordance with past practice and shall not take any action which would have caused an adjustment in the Conversion Price of the Participating Preferred Shares had such Shares been outstanding on the effective date of such action.

     (1) Additional Payments in the Event of Certain Redemption. In the event that the Company calls any Participating Preferred Shares for redemption on any date that is not a Dividend Payment Date, the Company shall pay to the Investor on the next succeeding Dividend Payment Date, at the option of the Investor, by bank check or wire transfer of immediately available funds, an amount equal to the difference (if positive) as of such Dividend Payment Date between (i) the aggregate amount of accumulated dividends to which the Investor would have been entitled had such Participating Preferred Shares remained outstanding until such Dividend Payment Date and (ii) the sum of the aggregate amount of dividends (A) actually received by the Investor since the immediately preceding Dividend Payment Date on the Participating Preferred Shares so called for redemption and
(B) actually received by the Investor upon the next succeeding Dividend Payment Date for any shares of Common Stock issued upon conversion thereof.

     (m) Certain Approvals. The Company shall use its best efforts to assist the Investor in obtaining Bank of England Approval as soon as practicable.

     Section 5.2. Covenants of Investor.

     (a) Transfers. The Participating Preferred Shares, any Voting Securities received upon conversion of any of the Participating Preferred Shares and any Equity Purchase Shares purchased with respect thereto owned by the Investor (collectively, the "Agreement Securities") shall be transferable, subject only to the Company's rights of first refusal under Article VII of this Agreement. All other securities of the Company (including any Equity Purchase Shares purchased with respect thereto) otherwise acquired by the Investor at all times shall be transferable without restriction under this Agreement, subject to applicable law.

     Notwithstanding the preceding paragraph, from the date of this Agreement until November 30, 2007, Agreement Securities shall not be transferable by the Investor to any Person pursuant to a tender offer or exchange offer or acquisition of control of the Company or similar transaction by such Person which is opposed by the Board of Directors of the Company (a "Hostile Proposal").

     (b) Acquisition of Voting Securities. The Investor agrees with the Company that, from the date of this Agreement until November 30, 2007 (the "Standstill Period"), it will not directly or indirectly acquire beneficial ownership of any Voting Securities, any securities convertible into or exchangeable for Voting Securities, or any other right to acquire Voting Securities without the consent of the Company if the effect of such acquisition would be to increase the percentage of Voting Securities then owned by the Investor to more than the Standstill Amount.

     (c) Exercise of Control. Subject to the rights of the Investor and its designated Directors and Senior Advisor under Sections 5.1(f) and 5.1(g) and to its right to vote its Voting Securities in its discretion (except as limited below) and to oppose any adverse acts by the Company in violation of Section 5.1(j), the Investor agrees with the Company that during the Standstill Period, unless prior to November 30, 2007 it directly or indirectly owns Voting Securities in excess of 30% of the Outstanding Voting Securities (assuming for this purpose that all Participating Preferred Shares beneficially owned by it and the Company's Outstanding $1.375 Convertible Exchangeable Preferred Stock have been converted into or exercised for Common Stock), such securities in excess of the Standstill Amount having been acquired with the consent of the Company pursuant to an agreement containing a legend substantially similar to that set forth in Exhibit 10, the Investor will not (i) by itself or in concert with any Person other than the management of the Company, seek to exercise control or to influence the exercise of control over the management, business, operations or affairs of the Company; (ii) deposit any Voting Securities in a voting trust or subject any Voting Securities to any arrangement or agreement with respect to the voting of such Voting Securities; or (iii) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act, as in effect on the date hereof) in opposition to the recommendation of the Board of Directors of the Company.

     Subject to the foregoing, the Investor will vote its Voting Securities, at the option of the Company, either in accordance with the recommendation of the Board of Directors of the Company or in the same proportion as the Company's unaffiliated holders of Voting Securities with respect to the matters set forth below:

          (i) the election of the Board of Directors of the Company;

          (ii) the approval of any amendments to the Company's Restated Certificate of Incorporation or By-laws which do not in the judgment of Investor adversely affect the relative rights and preferences of the Participating Preferred Shares or otherwise adversely affect the rights of the Investor under this Agreement;

          (iii) the adoption of any proposal to require cumulative voting in the election of the Board of Directors of the Company; and

          (iv) (A) any merger, acquisition or consolidation involving the Company, (B) any sale, lease, transfer or other disposition in one transaction or a series of transactions of a material portion of the Company's assets, (C) any purchase of a material amount of assets by the Company, or (D) any recapitalization or similar transaction involving the Company, which in the case of (A), (B), (C) or (D) is either opposed by the Board of Directors of the Company or is approved by the Board of Directors of the Company in response to a Hostile Proposal.

The Investor, as holder of Voting Securities, shall be present, in person or by proxy, and without further action hereby agrees that it shall be deemed to be present, at all meetings of stockholders of the Company with respect to which it receives notice so that all Voting Securities owned by it may be counted for the purpose of determining the presence of a quorum at such meetings.

     (d) Certain Approvals; Exercise of Voting Power. The Investor shall use its best efforts to obtain, as soon as practicable, Bank of England Approval. Prior to the receipt of Bank of England Approval, the Investor shall not, and shall use its best efforts to cause its associates (as defined in the United Kingdom Banking Act 1987) not to, exercise voting rights with respect to Voting Securities to the extent that such voting rights represent, in the aggregate, more than 14.99% of the total voting power of Voting Securities.

                                   ARTICLE VI

                               FURTHER AGREEMENTS

     Section 6.1. Exchange of Personnel.

     (a) Investor Exchange Personnel. The Company agrees to continue to accommodate reasonable transfers of staff ("Investor Exchange Personnel") from the Investor (and any other companies as shall be mutually agreed between the parties), to the various offices of the Company and its Affiliates as more fully provided in this Section 6.1(a).

     The Investor shall continue to have discretion to select the Investor Exchange Personnel, ranging in experience from senior managers to new trainees, and (subject to an overall standard of reasonableness in light of the capacity of the Company to train inexperienced personnel and to integrate more experienced personnel into its business, among other factors) to determine the number, the functional area, location, timing and duration of personnel exchanges, provided that all Investor Exchange Personnel shall be reasonably acceptable to the Company. Without the prior consent of the Company, the Investor will not transfer or arrange the transfer at any point in time of more than 150 Investor Exchange Personnel, it being understood that the transfer of such personnel will be phased in over a reasonably agreed schedule. Investor Exchange Personnel may be directed by the Investor in its reasonable discretion to the functional areas set forth in Exhibit 11, among others. In addition to their placement in the functional areas specified in Exhibit 11, Investor Exchange Personnel of reasonable seniority and experience and in reasonable numbers designated by the Investor shall also be entitled to participate fully as non-voting members of the committees constituted by the Company or its Affiliates and charged with overall supervisory responsibility for the areas specified in Exhibit 11. In all cases, the Company will use its best efforts to accommodate the Investor's reasonable requests in the area of personnel exchanges.

     (b) Company Exchange Personnel. The Investor agrees to continue to accommodate the reasonable transfer of staff ("Company Exchange Personnel") from the Company (and any other companies as shall be mutually agreed between the parties), to the various offices of the Investor and its Affiliates as more fully provided in this Section 6.1(b).

     The Company shall continue to have discretion to select the Company Exchange Personnel, ranging in experience from senior managers to new trainees, and (subject to an overall standard of reasonableness in light of the capacity of the Investor to train inexperienced personnel and to integrate more experienced personnel into its business, among other factors) to determine the number, the functional area, location, timing and duration of personnel exchanges, provided that all Company Exchange Personnel shall be reasonably acceptable to the Investor. Without the prior consent of the Investor, the Company will not transfer or arrange the transfer at any point in time of more than 50 Company Exchange Personnel, it being understood that the transfer of such personnel will be phased in over a reasonably agreed schedule. In all cases, the Investor will use its best efforts to accommodate the Company's reasonable requests in the area of personnel exchanges.

     (c) Compensation of Exchange Personnel. The compensation of Investor Exchange Personnel and Company Exchange Personnel shall remain the obligation of their respective employers, except as shall otherwise be agreed between the Investor and the Company on a case by case basis.

     (d) Limitations on Hiring of Exchange Personnel. The Company and the Investor agree not to employ, attempt to employ, or induce any other Person to employ or attempt to employ, any person who is currently or was formerly the subject of a transfer pursuant to Section 6.1(a) or (b), respectively, for so long as such person remains employed by the Person that employed him during the period of such transfer, and for a period of two years thereafter.

     (e) Termination of Exchange Rights. The exchange of personnel rights provided herein shall terminate on and after the date the Investor ceases to own directly or indirectly at least the Investor Minimum Investment; provided that the covenants in paragraph (d) shall continue for a period of two years after such termination.

     Section 6.2. Economic Parity. In any case where any Person or Group acquires in excess of 25% of the Outstanding Voting Securities of the Company pursuant to or in connection with a Hostile Proposal, the Company agrees that in connection with any subsequent acquisition of control of the Company by such Person or Group or any other Person or Group, it will be obligated promptly to pay to the Investor an amount of cash consideration equal to the difference between (a) the Fair Market Value of the consideration then realizable by the Investor for its Agreement Securities and (b) the Fair Market Value of the consideration that would have been realizable by the Investor had it not been restricted under Section 5.2(a) from freely transferring the Agreement Securities at the time of the Hostile Proposal. Any disagreement between the Company and the Investor as to the appropriate amount of such payment shall be determined by a mutually acceptable internationally recognized investment banking or other advisory firm.

     Section 6.3. Cooperation. Subject to the terms and conditions of this Agreement, the Company and the Investor agree to use their best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, as soon as reasonably practicable, the terms of this Agreement and the transactions contemplated hereby.

     Section 6.4. Fees and Expenses. Whether or not the transactions contemplated hereby are consummated or this

Agreement is terminated pursuant to Section 8.1 hereof, and except as may otherwise be specifically provided in this Agreement, each party shall pay the fees and expenses of its counsel, accountants and other experts and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

     Section 6.5. Publicity. Between the date hereof and December 31, 1992 (or, if the Closing does not occur, the date this Agreement is terminated pursuant to
Section 8.1), the Company and the Investor agree to consult with each other and to coordinate the issuance of any press release or similar public announcement or communication relating to the execution or performance of this Agreement or to the transactions contemplated hereby; provided, however, that no party shall be restrained, after consultation with the other party, from making such disclosure as it shall be advised by counsel it is required to make by law, administrative regulation or guidance or by the regulations of any stock exchange.

     Section 6.6. Mutual Collaboration. The parties hereto recognize that circumstances may arise which were not foreseen at the date of this Agreement which may have a significant effect upon the arrangements contemplated by or under this Agreement or the Joint Venture Agreement (the "Joint Venture Agreement"), dated as of November 30, 1987, between The Yasuda Mutual Life Insurance Company and Paine Webber Group Inc., or upon a party hereto in respect of such arrangements. Accordingly, appropriate senior management will from time to time jointly review the progress and performance of the Joint Venture, and, if necessary or appropriate, take steps to strengthen the degree of business cooperation, which steps shall be faithfully implemented by the parties to this Agreement. Notwithstanding such collaboration and review, no party hereto shall be under any obligation to amend this Agreement or the Joint Venture Agreement or the arrangements contemplated hereby or thereby.

                                   ARTICLE VII

                        COMPANY'S RIGHT OF FIRST REFUSAL

     Subject to Sections 5.2(a) and 8.1(b), prior to making any offer to sell, sale or transfer (whether for cash or other consideration) of Agreement Securities, the Investor shall give the Company the opportunity to purchase such Agreement Securities in the following manner:

          (a) The Investor shall give notice (the "Transfer Notice") to the Company in writing of such intention, specifying the name of the proposed transferee(s) or the proposed manner of sale to transferees not then known, the amount and class (or series) of Agreement Securities proposed to be sold, the proposed price per security therefor (which price may be a price determined by application of a formula, such as the average closing price for such Agreement Securities on the principal national stock exchange on which such Agreement Securities are listed for a specified number of days prior to a sale date) (the "Transfer Price"), the other material terms upon which such sale is proposed to be made and all other relevant information requested by the Company. In the case of proposed sales to be made in accordance with the volume limitations set forth in paragraphs (e)(l) and
     (e)(2) of Rule 144 under the Securities Act (in the case of paragraph (e)
     (2) without giving effect to the reference to subsection (k) of such Rule), the Transfer Price shall be deemed to be the closing price (determined as set forth in the definition of Average Market Price) on the day prior to the giving of notice of proposed sales.

          (b) The Company shall have the right, exercisable by written notice given by the Company to the Investor within (i) ten Business Days after receipt of such Transfer Notice, in the event such Transfer Notice specifies that more than 5,000,000 shares of Agreement Securities are proposed to be sold, (ii) seven Business Days after receipt of such Transfer Notice, in the event such Transfer Notice specifies that more than 3,000,000 but not more than 5,000,000 shares of Agreement Securities are proposed to be sold, and (iii) five Business Days after receipt of such Transfer Notice, in the event that such Transfer Notice specifies that 3,000,000 shares of Agreement Securities or fewer are proposed to be sold, to purchase all of the Agreement Securities specified in the Transfer Notice, for cash at a price per share equal to the Transfer Price; provided, however, that if the Investor proposes to sell Agreement Securities pursuant to a third party offer consisting in whole or in part of consideration other than cash, and the Company exercises its right of first refusal, the Company shall pay to the Investor, in lieu of such non-cash consideration, an amount equal to the then Fair Market Value thereof. For this purpose, the Company and the Investor shall use their best efforts to cause any determination of the Fair Market Value of any securities or other property included in the Transfer Price to be made within (I) seven Business Days, in the case of clause (i) above, (II) five Business Days in the case of clause (ii) above and (III) three Business Days, in the case of clause (iii) above, after the date of delivery of the Transfer Notice. Delivery of and payment for the Agreement Securities purchased pursuant to this clause (b) may be delayed by the Company or by the Investor for such reasonable time as is required for such determination to be made and communicated to the Company and the Investor. The fees and reimbursable expenses of any person or persons making the foregoing determinations shall be shared equally by the Company and the Investor. In the event the Company shall hereafter (i) pay a dividend or make a distribution on the Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, then in each such case the 3,000,000 and 5,000,000 share levels specified in the first sentence of this clause (b) (or such other amounts as they may have been adjusted to from time to time), as applied to proposed sales of shares of Common Stock, shall be adjusted so that, after the happening of any of the events described above in this sentence, they shall equal, respectively, a number equal to 3,000,000 or 5,000,000, as the case may be (or such other amounts as they may have been adjusted to from time to time), multiplied by the number of shares of Common Stock (including fractions, if applicable) that a holder of Common Stock would hold or be entitled to receive immediately after such happening in respect of each share of Common Stock held by such holder immediately prior to such happening. Any adjustments made pursuant to the immediately preceding sentence shall become effective immediately after the date of payment, in the case of a dividend or distribution, or immediately after the effective date, in the case of a subdivision, combination or reclassification.

          (c) If the Company exercises its right of first refusal hereunder, the closing of the purchase of the Agreement Securities with respect to which such right has been exercised shall take place on a Business Day not later than 30 days after the latest of (i) the Company's giving of notice of such exercise, (ii) the determination of the Fair Market Value of any proposed non-cash consideration and (iii) the end of such period of time as the Company and the Investor may reasonably require in order to comply with applicable laws and regulations. Upon exercise by the Company of the right of first refusal under this Article VII, the Company and the Investor shall be legally obligated to consummate the purchase contemplated thereby and shall use their best efforts to secure any approvals required, and to comply with all applicable laws and regulations and stock exchange listing requirements in connection therewith as soon as practicable.

          (d) If the Company does not exercise its right of first refusal hereunder within the time specified for such exercise, the Investor shall be free, during the period of 60 calendar days following the expiration of such time for exercise, to sell or contract to sell the Agreement Securities specified in such Transfer Notice at a price at least as high as the Transfer Price (or at a price determined by the same, or more favorable to the Investor, formula or, in the. case of proposed sales to be made in accordance with the volume limitations set forth in paragraphs (e) (1) and
     (e) (2) of Rule 144 under the Securities Act (in the case of paragraph (e)
     (2) without giving effect to the reference to subsection (k) of such Rule) at a price determined consistent with the provisions of Rule 144, in the manner and on terms no less favorable to the Investor than were specified in the Transfer Notice. Agreement Securities not so sold or contracted to be sold by the Investor within such period shall again become subject to the procedures provided in this Article VII.

                                  ARTICLE VIII

                                  MISCELLANEOUS

     Section 8.1. Termination. (a) This Agreement may be terminated at any time prior to the Closing Date:

          (i) By mutual action of the Company and the Investor.

          (ii) By the Investor, if the conditions set forth in Section 3.3 hereof shall not have been complied with or performed and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) on or before the Closing Date.

          (iii) By the Company, if the conditions set forth in Section 3.4 hereof shall not have been complied with or performed and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) on or before the Closing Date.

          (iv) By either the Company or the Investor if the Closing shall not have occurred before November 30, 1992.

     In the event of the termination of this Agreement pursuant to this clause
(a), this Agreement shall thereafter become void and have no effect, and no party hereto shall have any liability to the other party hereto or its stockholders or policyholders, as the case may be, or directors or officers in respect thereof, except for the obligations of the parties in Section 6.4, and except that nothing herein will relieve any party from liability for any breach of this Agreement (except a breach of the representations and warranties of the Company or the Investor in Sections 4.1 or 4.2, as the case may be) prior to such termination. No party shall in any event be liable to the other party for loss of anticipated profits from the transactions contemplated by this Agreement or for any other consequential damages arising out of the termination of this Agreement.

     (b) All rights and obligations of the Investor under this Agreement (other than its obligations under Section 5.2(b) (which shall continue for a period of one year after termination) and its rights and obligations under Exhibit 3) shall terminate at such time as the Investor ceases to own directly or indirectly at least 1% of the then Outstanding Voting Securities. The rights and obligations of the parties under this Agreement (other than under Sections 5.1(a), 5.1(b), 5.1(c), 5.1(d), 5.1(f), 5.1(g), 5.1(j), 6.1, 6.2 and 8.13, and
Exhibit 3) shall terminate at such time as the Investor owns directly or indirectly in excess of 50% of the then Outstanding Voting Securities (such Voting Securities in excess of the Standstill Amount, if acquired prior to November 30, 2007, having been acquired with the consent of the Company pursuant to an agreement containing a legend substantially similar to that set forth in
Exhibit 10).

     Section 8.2. Survival of Representations and Warranties Indemnification.

     (a) The representations and warranties of the parties contained in this Agreement shall survive the Closing until the second anniversary thereof. Each party will indemnify and hold harmless the other against all damages and costs (including legal fees and expenses) arising from any breach of its representations or warranties in this Agreement, which breach was notified to the other party prior to the second anniversary of the Closing.

     (b) The Company shall also indemnify and hold the Investor and its officers, directors, employees and agents harmless from any and all damages and costs (including legal fees and expenses reasonably incurred) arising out of or in connection with actions, suits, claims, proceedings or investigations that may arise under the Delaware General Corporation Law or under securities laws of the United States or any state thereof in connection with or as a result of this Agreement and the transactions contemplated hereby, other than those arising primarily as a result of the gross negligence or willful misconduct of the Investor.

     Section 8.3. Legend. The certificates evidencing the Agreement Securities and the shares of Common Stock issuable upon conversion thereof (unless, in the case of shares of Common Stock, a registration statement with respect to such securities referred to in Exhibit 3 is then effective) shall bear the following legend until such time as the Investor or any transferee thereof delivers an opinion of counsel reasonably acceptable to the Company to the effect that such legend is no longer required under the Securities Act:

     THESE SECURITIES WERE SOLD IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND MAY BE OFFERED OR SOLD ONLY IF REGISTERED UNDER THE SECURITIES ACT OF 1933 OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THESE SECURITIES ARE SUBJECT TO THE PROVISIONS OF THE AMENDED AND RESTATED INVESTMENT AGREEMENT DATED AS OF NOVEMBER 5, 1992 BY AND BETWEEN THE COMPANY AND THE INVESTOR AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN ACCORDANCE THEREWITH.


     Section 8.4. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect.

     Section 8.5. Voting Securities Owned by Investor. Voting Securities held or managed by the Investor or its Affiliates as an investment advisor or otherwise for the benefit of Persons who are not Affiliates of the Investor shall not be counted for purposes of this Agreement as being owned by the Investor.

     Section 8.6. Specific Enforcement. The Company and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement, the Joint Venture Agreement or the Participating Preferred Shares were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement, the Joint Venture Agreement and the Participating Preferred Shares and to enforce specifically the terms and provisions hereof and thereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they may be entitled by law or equity.

     Section 8.7. Entire Agreement. From and after the Closing this Agreement will contain the entire understanding of the parties with respect to the matters covered hereby and will supersede and replace the Original Agreement which shall become null and void. Until the Closing has occurred, the terms of the original Agreement shall remain in full force and effect and shall prevail with respect to any inconsistency or disagreement between the terms of this Agreement and the Original Agreement. This Agreement may be amended only by an agreement in writing executed by the parties hereto.

     Section 8.8. Counterparts. This Agreement may be executed by the parties hereto in counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 8.9. Notices. All notices or services of process provided for herein shall be validly given or served, as the case may be, if in writing and delivered personally, or by telex (with correct answer-back received), if to:

     The Company:

          Paine Webber Group Inc.
          1285 Avenue of the Americas
          New York, New York 10019
          U.S.A.

          Attention: Vice President and General Counsel

          Telex: 235773 (Answerback: Byedur)

     With a copy to:

          Cravath, Swaine & Moore
          Worldwide Plaza
          825 Eighth Avenue

          New York, New York 10019
          U.S.A.

          Attention: David G. Ormsby

          Telex: 4743700 (Answerback: Cravath NYK)

     The Investor:

          The Yasuda Mutual Life Insurance Company
          9-1, Nishishinjuku 1-chome,
          Shinjuku-ku,
          Tokyo 160
          Japan

          Attention: Kyosaku Sorimachi

          Telex: 232-2887 (Answerback: Yasuda J)

     With copies to:

          Sullivan & Cromwell
          125 Broad Street
          New York, New York 10004

          Attention: Robert S. Risoleo

          Telex: 127816 (Domestic)
                  62694 (International)
                        (Answerback: Ladycourt)

          Braun Moriya Hoashi & Kubota
          911 Iino Building 1-1,
          2-Chome, Uchisaiwai-cho
          Chiyoda-Ku, Tokyo 100
          Japan

          Attention: Akio Hoashi

          Telex: 2223753 (Answerback: Lawyer J)

or to such other address or telex number as either party may, from time to time, designate in a written notice given in a like manner.

     Section 8.10. Cure Provisions. In the event that the Investor's direct or indirect ownership of Voting Securities is reduced below the Investor Minimum Investment, the Investor shall have the right, exercisable by delivery to the Company of a written notice stating its intention to exercise such right, to cure such reduction by increasing its direct or indirect ownership of Voting Securities above such Investor Minimum Investment within 60 Business Days after learning of such reduction. If the above notice is delivered by the Investor to the Company, the Investor shall be deemed for all purposes of this Agreement directly or indirectly to own the Investor Minimum Investment until the earlier of (i) the day after such deficit is cured and the Investor's direct or indirect ownership of Voting Securities in fact equals or exceeds the Investor Minimum Investment or (ii) the expiration of such 60-day period.

     Section 8.11. Waivers. No waiver by either party of any default with respect to any provision, condition or requirement hereof shall be deemed to be a waiver of any other provision, condition or requirement hereof; nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

     Section 8.12. Beneficial Ownership. In determining any Person's ("First Person") direct or indirect beneficial ownership of the securities of any other Person ("Second Person") pursuant to this Agreement, there shall not be included any securities of the Second Person held by any other Person (Third Person") with respect to which the First Person owns directly or indirectly less than 10% of such Third Person's outstanding voting securities.

     Section 8.13. Delay Provision. Notwithstanding any other provision of this Agreement, the Investor shall have the option of postponing the date of any optional or required purchase, sale, conversion or delivery of securities of the Company hereunder to a date no more than 30 Business Days following the earliest date reasonably believed necessary by the Investor to avoid any potential liability by it under Section 16(b) of the Exchange Act.

     Section 8.14. Submission to Jurisdiction: Consent to Service of Process. With respect to any claim arising out of this Agreement or the Joint Venture Agreement (a) the Company and the Investor each irrevocably submits to the nonexclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City and the courts of Japan located in the Metropolis of Tokyo, and (b) the Company and the Investor each irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Joint Venture Agreement brought in any such court, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party; provided, however, that nothing in this Section 8.14 shall be deemed to preclude either the Company or the Investor from bringing an action or proceeding in respect of any such agreement in any other jurisdiction. The Company and the Investor each agrees that service of process upon it in any such suit, action or proceeding shall be deemed in every respect effective service of process upon it if given in the manner set forth in Section 8.9.

     Section 8.15. Headings. The headings herein are for convenience only, do not constitute a part of this

Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

     Section 8.16. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and legal representatives. No third party is intended to have any rights by reason of, or to enforce, any provision of this Agreement. This Agreement may be assigned, in whole or in part, by the Investor to any Affiliate of the Investor so long as such Affiliate agrees to reassign this Agreement to the Investor or to another Affiliate of the Investor if it ceases to be an Affiliate of the Investor and the Affiliate agrees in writing to be bound by the terms of this Agreement as if it were a party hereto. Neither party may assign this Agreement or any rights hereunder except as provided in the preceding sentence and in Section 5.2(a). The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

     Section 8.17. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the Company and the Investor have caused this Agreement to be duly executed by their respective authorized directors or officers as of the date hereof.

PAINE WEBBER GROUP INC.                            THE YASUDA MUTUAL LIFE
                                                   INSURANCE COMPANY
By:                                                By:
  ---------------------------------                   --------------------------
   Name:                                              Name:
   Title:                                             Title:

                                                    Exhibit 1 to the Amended and
                                                   Restated Investment Agreement

                                   DEFINITIONS

     "Accumulated Dividends on Repurchased Shares" has the meaning assigned in
Section 2.1.

     "Accumulated Dividends on Replaced Shares" has the meaning assigned in
Section 2.2.

     "Affiliate" means, with respect to a Person ("Reference Person"), any other Person in which such Reference Person has a direct or indirect controlling interest or by which such Reference Person is directly or indirectly controlled or which is under direct or indirect common control with such Reference Person; provided that in no event shall Affiliate include any other Person in which the Reference Person owns less than 10% of such other Person's outstanding voting securities.

     "Aggregate Repurchase Price" has the meaning assigned in Section 2.1.

     "Agreement" means the Amended and Restated Investment Agreement, dated as of November 5, 1992, by and between Paine Webber Group Inc. and The Yasuda Mutual Life Insurance Company.

     "Agreement Securities" has the meaning assigned in Section 5.2(a).

     "Average Market Price" of any security on any date means the average of the daily closing prices for the 30 consecutive trading days commencing 45 days before the date in question. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if such security is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System or, if such security is not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the issuer of such security for that purpose. For the purposes of this definition, the term "trading day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on such exchange or in such market.

     "Average Trading Price" of the Common Stock on any date means the average of the daily closing prices for any period of 15 consecutive trading days ending on any of the three trading days immediately preceding the date in question. For purposes of this definition, the term "trading day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on such exchange or in such market.

     "Bank of England Approval" has the meaning assigned in Section 4.1(e).

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City or Tokyo are authorized or obligated by law or executive order to close.

     "Closing" has the meaning assigned in Section 3.1.

     "Closing Date" has the meaning assigned in Section 3.1.

     "Common Stock" has the meaning assigned in Section 3.2.

     "Company" means Paine Webber Group Inc., a Delaware corporation.

     "Company Exchange Personnel" has the meaning assigned in Section 6.1(b).

     "Conversion Price" has the meaning assigned in paragraph (v) of Exhibit 2.

     "Dividend Payment Dates" has the meaning assigned in paragraph (iii) of
Exhibit 2.

     "Equity Purchase Rights" has the meaning assigned in Section 5.1(c).

     "Equity Purchase Shares" means Voting Securities or any securities convertible into or exchangeable for Voting Securities or any options, warrants or rights exercisable for Voting Securities.

     "Equity Purchase Share Amount" has the meaning assigned in Section 5.1(c).

     "Exchange Act" means the Securities Exchange Act of 1934.

     "Fair Market Value" means, with respect to Voting Securities or other securities, the fair market value as jointly determined by the Investor and the Company or, in the event the Investor and the Company are unable to agree, as determined by a mutually acceptable internationally recognized investment banking or other advisory firm.

     "First Person" has the meaning assigned in Section 8.12.

     "Group" means two or more Persons acting as a partnership, limited partnership, syndicate or other group for purposes of acquiring, holding or disposing of Voting Securities.

     "Holder" has the meaning assigned in Section 9 of Exhibit 3.

     "Hostile Proposal" has the meaning assigned in Section 5.2(a).

     "Initial Conversion Price" has the meaning assigned in Section 3.2.

     "Investor" means The Yasuda Mutual Life Insurance Company, a mutual life insurance company organized under the laws of Japan.

     "Investor Exchange Personnel" has the meaning assigned in Section 6.1(a).

     "Investor Minimum Investment" means on any date of determination 5,000,000 shares of Common Stock (assuming for this purpose that all Participating Preferred Shares beneficially owned by the Investor have been converted into Common Stock); provider, however, that in the event the Company shall after the date of the Agreement (i) pay a dividend or make a distribution on the Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common stock into a greater number of shares or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, then in each such case the number of shares of Common Stock representing the Investor Minimum Investment shall be multiplied by the number of shares Common Stock (including fractions, if applicable) that a holder of Common Stock would hold or be entitled to receive immediately after such happening in respect of each share of Common Stock held by such holder immediately prior to such happening. Any adjustments made pursuant to the immediately preceding sentence shall become effective immediately after the date of payment, in the case of a dividend or distribution, or immediately after the effective date, in the case of a subdivision, combination or reclassification.

     "Joint Venture" means the English limited company formed pursuant to the Joint Venture Agreement.

     "Joint Venture Agreement" means the Joint Venture Agreement, dated as of November 30, 1987, as amended through the date hereof, by and between the Investor and the Company, with respect to the Joint Venture.

     "Liquidation Preference" with respect to the Participating Preferred Shares has the meaning assigned in paragraph (iv) of Exhibit 2.

     "Original Agreement" means the Investment Agreement, dated as of November 30, 1987, by and between Paine Webber Group Inc. and The Yasuda Mutual Life Insurance Company.

     "Outstanding" means with respect to any securities of the Company securities issued and outstanding, and shall not include securities held in the treasury of the Company.

     "Participating Preferred Shares" has the meaning assigned in Section 2.2.

     "Participation Threshold" has the meaning assigned in paragraph (iii) of
Exhibit 2.

     "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Public Company Stock" means any class or series of Voting Securities registered under the Exchange Act and broadly held and actively traded by public securityholders.

     "Registrable Securities" means any Common Stock and any securities of the Company distributed with respect to such Common Stock.

     "Registration Expenses" means all expenses incident to the registrant's performance of or compliance with the registration requirements set forth in
Exhibit 3 to the Agreement including, without limitation, the following:

(i) the fees, disbursements and expenses of the Company's counsel(s) (United States and non-United States) and accountants in connection with the registration of the Registrable Securities to be disposed of under the Securities Act; (ii) all expenses in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto and the mailing and delivering of copies thereof to the underwriters and dealers; (iii) the cost of printing or producing any agreement(s) among underwriters, underwriting agreement (a), and blue sky or legal investment memoranda, any selling agreements and any other documents in connection with the offering, sale or delivery of the Registrable Securities to be disposed of; (iv) all expenses in connection with the qualification of the Registrable Securities to be disposed of for offering and sale under state securities laws, including the fees and disbursements of counsel for the underwriters in connection with such qualification and in connection with any blue sky and legal investment surveys; (v) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Registrable Securities to be disposed of; and (vi) the fees of any nationally recognized rating agency for rating the Registrable Securities to be disposed of.

     "SEC Documents" has the meaning assigned in Section 4.1(f).

     "Second Person" has the meaning assigned in Section 8.12.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Series A Shares" has the meaning assigned in Section 2.1.

     "Significant Subsidiary" has the meaning assigned in Section 4.1(a).

     "Standstill Amount" has the meaning assigned in Section 5.1(i).

     "Standstill Period" has the meaning assigned in Section 5.2(b).

     "Stockholders' Equity" has the meaning assigned in Section 5.1(c).

     "Third Person" has the meaning assigned in Section 8.12.

     "Transfer Notice" has the meaning assigned in Article VII.

     "Transfer Price" has the meaning assigned in Article VII.

     "Trigger Price" on any date of determination means the greater of (i) the quotient obtained by dividing (A) 2,566.43 by (B) the Yen-Dollar Exchange Rate on the next preceding Business Day and (ii) $21.50.

     "U.S. GAAP" has the meaning assigned in Section 4.1(g)

     "Voting Securities" means all securities issued by the Company having the ordinary power to vote in the election of directors of the Company, other than securities having such power only upon the occurrence of a default or any other extraordinary contingency.

     "Yen-Dollar Exchange Rate" on any date of determination means the noon spot buying rate in New York City per U.S.$ 1.00 for cable transfers of Japanese Yen as certified for customs purposes by the Federal Reserve Bank of New York for such date or, if the Federal Reserve Bank of New York has not provided such rate by 1:30 P.M. on such date, then the rate applicable shall be the arithmetic mean of the spot buying rates, of Japanese yen per U.S. $1.00 on such date for a transaction amount approximately equivalent to U.S. $1,000,000 quoted at approximately 1:30 P.M., New York City time, by three leading market makers in the foreign exchange market for Japanese yen listed in Exhibit 12 and selected by the Company.

                                               Exhibit 2 to Amended and Restated
                                               Investment Agreement

CERTIFICATE OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF, WHICH HAVE NOT BEEN SET FORTH IN THE RESTATED CERTIFICATE OF INCORPORATION OR IN ANY AMENDMENT THERETO, OF THE

                      CUMULATIVE PARTICIPATING CONVERTIBLE
                        VOTING PREFERRED STOCK, SERIES A
                                 ($20 Par Value)

                             PAINE WEBBER GROUP INC.

                                   ----------

                         Pursuant to Section 151 of the

                General Corporation Law of the State of Delaware

                                   ----------

     The undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted on November __, 1992, by the Board of Directors of Paine Webber Group Inc., a Delaware corporation (hereinafter called the "Corporation"), pursuant to authority conferred upon the Board of Directors by the provisions of the Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), of the Corporation;

          RESOLVED, that the issuance of a series of the Series Preferred Stock, par value $20 per share (the "Series Preferred Stock"), which shall consist of 7,758,632 of the shares of the Series Preferred Stock which the Corporation now has authority to issue, be, and the same hereby is, authorized, and this Board of Directors hereby fixes the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series (in addition to the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation which are applicable to such series of Series Preferred Stock) as follows:

               (i) Except as otherwise specified herein, defined terms herein, which may be identified by the capitalization of the first letter of each principal word thereof, have the meanings assigned to them in the Amended and Restated Investment Agreement, by and between Paine Webber Group Inc. and The Yasuda Mutual Life Insurance Company, dated as of November 5, 1992 (the "Agreement").

               (ii) The designation of such series of the Series Preferred Stock authorized by this resolution shall be the Cumulative Participating Convertible Voting Preferred Stock, Series A (the "Preferred Stock" and sometimes referred to in the Agreement as the "Participating Preferred Shares"). The number of shares of Preferred Stock shall be 7,758, 632.

               (iii) (I) Holders of shares of Preferred Stock will be entitled to receive, when and as declared by the Board of Directors of the Corporation (the "Board") out of assets of the Corporation legally available for payment, an annual cash dividend of $0.48 per share ("Regular Dividends"), payable in equal quarterly installments on March 15, June 15, September 15 and December 15 (or, if any such day is not a Business Day in New York City, then on the next succeeding Business Day) in each year (the "Dividend Payment Dates") plus, for any calendar quarter in which the Board declares a dividend or dividends on Common Stock of the Corporation (as defined in paragraph (v) (I) below) in excess of the Participation Threshold (as defined in paragraph (iii) (II) below), an amount per share equal to the product of (x) the amount in excess of the Participation Threshold paid as a dividend on any share of Common Stock times (y) the number of shares of Common Stock into which one share of Preferred Stock is convertible on the date or dates, as the case may be, on which such dividend or dividends on Common Stock are paid ("Participating Dividends"). Concurrently with paying or declaring and setting aside for payment any dividend or other distribution in excess of the Participation Threshold upon any share of the Common Stock (other than a dividend or distribution that gives rise to an adjustment of the Conversion Price pursuant to paragraph (v) (IV) below) the Corporation shall pay or declare and set aside for payment, as the case may be, an amount per share determined pursuant to the immediately preceding sentence, such amount in respect of the Preferred Stock to be paid in priority to the payment of any dividend or other distribution upon the Common Stock. Except as set forth in the preceding sentence, payment of dividends on the Preferred Stock shall commence the first Dividend Payment Date following the Closing Date. Regular Dividends will be cumulative from and including the date of initial issuance of any shares of Preferred Stock. Participating Dividends will be cumulative from the first dividend payment date for the Common Stock giving rise to the right of holders of the Preferred Stock to receive a Participating Dividend. Dividends will be payable to holders of record as they appear on the stock books of the Corporation on such record dates, not more than 60 days nor less than 10 days preceding the payment dates thereof, as shall be fixed by the Board or a duly authorized committee thereof.

               The Preferred Stock will rank on a parity as to dividends with the Corporation's $1.375 Convertible Exchangeable Preferred Stock. When dividends are not paid in full upon the Preferred Stock (including any dividends in excess of the Participation Threshold required to be paid or declared pursuant to this paragraph (iii) (I)) and any other preferred stock ranking on a parity as to dividends with the Preferred Stock (such other preferred stock and the

          Preferred Stock hereinafter being collectively referred to as "Parity Preferred Stock"), all dividends declared upon shares of Parity Preferred Stock will be declared pro rata so that in all cases the amount of dividends declared per share on the Preferred Stock and such other Parity Preferred Stock shall bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of Preferred Stock and such other Parity Preferred Stock bear to each other. Except as set forth in the preceding sentence, unless full cumulative dividends on the Preferred Stock have been paid (including any dividends in excess of the Participation Threshold required to be paid or declared pursuant to this paragraph (iii) (I)), no dividends (other than in Common Stock of the Corporation (as defined in paragraph (v) (I) below) or any other stock of the Corporation ranking junior to the Preferred Stock as to dividends) may be paid or declared and set aside for payment or other distribution made upon the Common Stock or on any other stock of the Corporation ranking junior to or on a parity with the Preferred Stock as to dividends, nor may any Common Stock or any other stock of the Corporation ranking junior to or on a parity with the Preferred Stock as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any payment made to or available for a sinking fund for the redemption of any shares of such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the Preferred Stock as to dividends). Dividends payable for any partial dividend period shall be calculated on the basis of a 360-day year of twelve (12) 30-day months.

               (II) The term "Participation Threshold" shall mean $0.12, as adjusted in accordance with this paragraph (iii)
          (II). In case the Corporation shall hereafter (i) pay a dividend or make a distribution on the Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, then in each such case the Participation Threshold then in effect shall be adjusted so that, after the happening of any of the events described above in this sentence the Participation Threshold shall equal a number equal to the Participation Threshold in effect immediately prior to such happening multiplied by a fraction of which the numerator is the number of shares of Common Stock into which one share of Preferred Stock was convertible immediately prior to such happening and the denominator is the number of shares of Common Stock into which one share of Preferred Stock was convertible immediately after such happening. An adjustment to the Participation Threshold made pursuant to this subsection
          (II) shall become effective immediately after the date of payment, in the case of a dividend or distribution, or immediately after the effective date, in the case of a subdivision, combination or reclassification.

               (III) In the event the Corporation does not pay the cash dividend provided for in subsection (I) on any Dividend Payment Date, the Corporation shall consult with the holders of the Preferred Stock to discuss what steps might be taken to provide holders of the Preferred Stock with a payment of an equivalent value otherwise than in cash in lieu of such cash dividend.

               (iv) The shares of Preferred Stock shall rank prior to the shares of Common Stock and of any other class of stock of the Corporation ranking junior to the Series Preferred Stock upon liquidation, so that in the event of any liquidation, dissolution or winding up of the

          Corporation, whether voluntary or involuntary, the holders of the Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any distribution is made to holders of shares of Common Stock or any other such junior stock, an amount equal to $19.3333 per share (the "Liquidation Preference" of a share of Preferred Stock) plus an amount equal to all dividends (whether or not earned or declared) accumulated and unpaid on the shares of Preferred Stock to the date of final distribution. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of shares of Parity Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributable among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were payable in full. For the purposes hereof, the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation shall be deemed a voluntary liquidation, dissolution or winding up of the Corporation, but a consolidation or merger of the Corporation with one or more other corporations shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

               (v) (I) Subject to and upon compliance with the provisions of this paragraph (v), the holder of a share of Preferred Stock shall have the right, at his option, at any time, except that, if such share is called for redemption, not after the close of business on the date fixed for such redemption, unless default shall be made in the payment of the redemption price, to convert such share into that number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/10,000th of a share) obtained by dividing the Liquidation Preference of such share being converted by the Conversion Price (as defined below) and by surrender of such share so to be converted, such surrender to be made in the manner provided in subsection (II) of this paragraph (v).

               The term "Common Stock" shall mean the Common Stock, $1 par value, of the Corporation as the same exists at the date of this Certificate or as such stock may be constituted from time to time, except that for the purpose of this paragraph
          (v), the term "Common Stock" shall include any stock of any class of the Corporation which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which is not subject to redemption by the Corporation. However, shares issuable on conversion of shares of Preferred Stock shall include only shares of the class designated as Common Stock of the Corporation as of the Closing Date, or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which are not subject to redemption by the Corporation; provided, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

               The term "Conversion Price" shall mean the Initial
          Conversion Price, as adjusted in accordance with the provisions of this paragraph (v).

               (II) In order to exercise the conversion privilege, the holder of each share of Preferred Stock to be converted shall surrender the certificate representing such share at the office of the conversion agent for the Preferred Stock in the Borough of Manhattan, City of New York, appointed for such purpose by the Corporation (the "conversion agent"), with the Notice of Election to Convert on the back of said certificate completed and signed. Such notice shall be substantially in the following form:

          "NOTICE TO ELECTION TO CONVERT

               The undersigned, being a holder of the Cumulative Participating Convertible Voting Preferred Stock, Series A ("Preferred Stock") of Paine Webber Group Inc. irrevocably exercises the right to convert ___________ outstanding shares of Preferred Stock on __________, _____, into shares of Common Stock of Paine Webber Group Inc. in accordance with the terms of the Preferred Stock, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares, be issued and delivered in the denominations indicated below to the registered holder hereof unless a different name has been indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

          Dated:

Fill in for registration of
  shares of Common Stock
  if to be issued otherwise
  than to the registered
  holder:


---------------------------
Name


---------------------------
Address


---------------------------                            -----------------------
(Please print name                                           (Signature)
and address,
including postal
code number)

Denominations:                       "
              -----------------------

          Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or his duly authorized attorney and an amount sufficient to pay any transfer or similar tax. A payment shall be made on conversion for dividends accumulated on the Preferred Stock surrendered for conversion but not for dividends on Common Stock delivered on such conversion. As promptly as practicable after the surrender of the certificates for shares of Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on his written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this paragraph (v), and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in subsection (III) of this paragraph (v).

               Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date. All shares of Common Stock delivered upon conversions of the Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.

               (III) No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of the Preferred Stock. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of a share of Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash (computed to the nearest 1/100th of one cent) equal to the Average Market Price of the Common Stock at the close of business on the business day next preceding the day of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Liquidation Preference of the shares of Preferred Stock so surrendered.

               (IV) The Conversion Price shall be adjusted from time to time as follows:

               (a) In case the Corporation shall hereafter (i) pay a dividend or make a distribution on the Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares,
          (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of the Common Stock any shares of capital stock of the Corporation, the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any share of Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other capital stock of the Corporation which he would have owned or been entitled to receive immediately following such action had such share been converted immediately prior thereto. The Corporation shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation. An adjustment made pursuant to this subdivision (a) shall become effective immediately after the record date, in the case of a dividend or distribution, or immediately after the effective date, in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subdivision (a), the holder of any share of Preferred Stock thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Corporation, the Board and the Investor jointly (if the Investor shall be a holder of any of the Preferred Stock) or an internationally recognized investment banking firm selected by them if they are unable to reach agreement, or the Board in its reasonable discretion (if the Investor shall not be a holder of any of the Preferred Stock) shall determine the allocation of the adjusted Conversion Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock. Such determination shall be described in a statement filed with the conversion agent by the Corporation as soon as practicable.

               (b) In case the Corporation shall hereafter pay or make a dividend or other distribution in shares of Common Stock on any class of capital stock of the Corporation other than the Common Stock, the Conversion Price in effect immediately after the record date mentioned in the next sentence shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the record date mentioned in the next sentence by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the record date mentioned in the next sentence and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution. Such reduction shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or other distribution. For the purposes of this subdivision (b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of script certificates issued in lieu of fractions of shares of Common Stock. The Corporation shall not pay any dividend or make any distribution on shares of such capital stock held in the treasury of the Corporation.

               (c) In case the Corporation shall hereafter issue rights or warrants to holders of its outstanding shares of Common Stock generally entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Average Market Price of the Common Stock on the record date mentioned in the next sentence (other than pursuant to an automatic dividend reinvestment plan of the Corporation or any substantially similar plan), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the record date mentioned in the next sentence by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the record date mentioned in the next sentence plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Average Market Price, and of which the denominator shall be the number of shares of Common Stock outstanding on the record date mentioned in the next sentence plus the number of additional shares of Common Stock offered for subscription or purchase. Such reduction shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. For the purposes of this subdivision (c), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of script certificates issued in lieu of fractions of shares of Common Stock. The Corporation will not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Corporation.

               (d) In case the Corporation shall, by dividend or otherwise, hereafter distribute to holders of its outstanding shares of Common Stock generally evidences of its indebtedness or assets (excluding any regular periodic cash dividend paid from retained earnings of the Corporation and dividends or distributions payable in stock for which adjustment is made pursuant to subdivision (a) of this subsection (IV)) or rights or warrants to subscribe to securities of the Corporation (excluding those referred to in subdivision (c) of this subsection (IV)), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the record date mentioned in the next sentence by a fraction of which the numerator shall be the Average Market Price of the Common Stock on the record date mentioned in the next sentence less the then fair market value (as determined by the Board and the Investor jointly (if the Investor shall be a holder of any of the Preferred Stock), or by an internationally recognized investment banking firm selected by them if they are unable to agree or by the Board in its reasonable discretion (if the Investor shall not be a holder of any of the Preferred Stock)), of the portion of the evidences of indebtedness or assets so distributed to the holder of one share of Common Stock or of such subscription rights or warrants applicable to one share of Common Stock, and of which the denominator shall be such Average Market Price of the Common Stock. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution. Such determination of fair market value shall be described in a statement filed with the conversion agent by the Corporation as soon as practicable.

               (e) The reclassification (including any
          reclassification upon a merger in which the Corporation is the continuing corporation) of Common Stock into securities including other than Common Stock shall be deemed to involve
          (i) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the record date for the determination of stockholders entitled to receive such distribution" within the meaning of subdivision
          (d) of this subsection (IV)), and (ii) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter.

               (f) In any case in which this paragraph (v) shall require that an adjustment be made immediately following a record date or an effective date, the Corporation may elect to defer (but only until five business days following the filing by the Corporation with the conversion agent of the certificate of independent public accountants required by subdivision (h) of this subsection (IV)) issuing to the holder of any share of Preferred Stock converted after such record date or effective date the additional shares of Common Stock or other capital stock issuable upon such conversion over and above the shares of Common Stock or other capital stock issuable upon such conversion on the basis of the Conversion Price prior to adjustment, and paying to such holder any amount of cash in lieu of a fractional share.

               (g) All calculations under this paragraph (v) shall be made to the nearest 1/100 of one cent or to the nearest 1/10,000th of a share, as the case may be. Anything in this paragraph (v) to the contrary notwithstanding, the Corporation shall be entitled to make such reduction in the Conversion Price, in addition to those required by this paragraph (v), as it considers to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Corporation to its stockholders shall not be taxable to the recipients.

               (h) Whenever the Conversion Price is adjusted as herein provided, (i) the Corporation shall promptly file with the conversion agent a certificate of a firm of independent public accountants (who may be the regular accountants employed by the Corporation) setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the manner of computing the same, and (ii) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be airmailed by the Corporation to the holders of the Preferred Stock at their addresses as shown on the stock books of the Corporation.

               (i) In the event that any time as a result of an adjustment made pursuant to subdivision (a) of this subsection (IV), the holder of any share of Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of Common Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of any share shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this paragraph (v).

               (V) In case:

               (a) the Corporation shall declare a dividend (or any other distribution) on its Common Stock other than a regular periodic cash dividend payable in cash out of its retained earnings; or

               (b) the Corporation shall authorize the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights; or

               (c) there shall be any capital stock reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock), or any consolidation or merger to which the Corporation is a party or any statutory exchange of securities with another corporation and for which approval of any stockholders of the Corporation is required, or any sale or transfer of all or substantially all the assets of the Corporation; or

               (d) there shall be a voluntary dissolution, liquidation or winding up of the Corporation;

          then the Corporation shall cause to be filed with the conversion agent, and shall cause to be airmailed to the holders of shares of the Preferred Stock at their addresses as shown on the stock books of the Corporation, at least ten days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (ii) the date on which such reorganization, reclassification, consolidation, merger, statutory exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, statutory exchange, sale, transfer, dissolution, liquidation or winding up.

               (VI) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversions of the Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Preferred Stock not theretofore converted. For purposes of this subsection (VI), the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

               Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value (if any) of the shares of Common Stock deliverable upon conversion of the Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

               The Corporation shall use its best efforts to list the shares of Common Stock required to be delivered upon conversion of the Preferred Stock prior to such delivery upon each securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery.

               Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon conversion of the Preferred Stock, the Corporation shall use its best efforts to comply with all Federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

               (VII) The Corporation shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversions of the Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

               (VIII) In case of any consolidation or merger in which the Corporation is a party (other than a merger in which the Corporation is the continuing corporation), or in case of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Corporation), the holder of each share of Preferred Stock then outstanding shall have the right thereafter to convert such share into the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance by a holder of the number of shares of Common Stock into which such share of Preferred Stock might have been converted immediately prior to such consolidation, merger, statutory exchange, sale or conveyance, assuming such holder of Common Stock failed to exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance (provided that if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this subsection (VIII) the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Thereafter, the holders of the Preferred Stock shall be entitled to appropriate adjustments with respect to their conversion rights to the end that the provisions set forth in this paragraph (v) shall correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of the Preferred Stock. Any such adjustment shall be approved by a firm of independent public accountants (who may be the regular accountants employed by the Corporation), evidenced by a certificate to that effect delivered to the conversion agent.

               The above provisions of this subsection (VIII) shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances.

               (vi) Upon any conversion or redemption of shares of Preferred Stock, the shares of Preferred Stock so converted or redeemed shall have the status of authorized and unissued shares of Series Preferred Stock, and the number of shares of Series Preferred Stock which the Corporation shall have authority to issue shall not be decreased by the conversion or redemption of shares of Preferred Stock.

               (vii) (I) Each holder of shares of Preferred Stock shall be entitled to one vote for each share held with respect to all matters upon which holders of Common Stock are entitled to vote, voting with the holders of outstanding shares of Common Stock (and with any other holders of any other class or series which may similarly be entitled to vote with the shares of Common Stock) as a single class.

               (II) If and whenever at any time or times dividends payable on the Preferred Stock or on any other Parity Preferred Stock shall have been in arrears and unpaid in an aggregate amount equal to or exceeding the amount of dividends payable thereon for six quarterly periods, then the holders of Parity Preferred Stock shall have, in addition to the other voting rights set forth herein, the exclusive right, voting separately as a class, to elect two directors of the Corporation, such directors to be in addition to the number of directors constituting the Board of Directors immediately prior to the accrual of such right, the remaining directors to be elected by the other class or classes of stock entitled to vote therefor at each meeting of stockholders held for the purpose of electing directors. Such voting right shall continue until such time as all cumulative dividends accumulated on all the Parity Preferred Stock having cumulative dividends shall have been paid in full and until any noncumulative dividends payable on all the Parity Preferred Stock having noncumulative dividends shall have been paid regularly for at least one year, at which time such voting right of the holders of the Parity Preferred Stock shall terminate, subject to revesting in the event of each and every subsequent event of default of the character indicated above.

               Whenever such voting right shall have vested, such right may be exercised initially either at a special meeting of the holders of the Parity Preferred Stock, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at each successive annual meeting.

               At any time when such voting right shall have vested in the holders of the Parity Preferred Stock, and if such right shall not already have been initially exercised, a proper officer of the Corporation shall, upon the written request of the holders of record of 10% in number of shares of the Parity Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of the holders of the Parity Preferred Stock and of any other class or classes of stock having voting power with respect thereto for the purpose of electing directors. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding of annual meetings of stockholders of the Corporation, or, if none, at a place designated by the Secretary of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within 30 days after the personal service of such written request upon the Secretary of the Corporation, or within 30 days after mailing the same within the United States of America, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of 10% in number of shares of the Parity Preferred Stock then outstanding may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the same place as is elsewhere provided for in this subsection (II). Any holder of the Parity Preferred Stock shall have access to the stock books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this paragraph. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called during a period within 90 days immediately preceding the date fixed for the next annual meeting of stockholders.

               At any meeting held for the purpose of electing directors at which the holders of the Parity Preferred Stock shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of 33-1/3% of the then outstanding shares of the Parity Preferred Stock shall be required and be sufficient to constitute a quorum of the Parity Preferred Stock for the election of directors by the Parity Preferred Stock. At any such meeting or adjournment thereof (A) the absence of a quorum of the holders of the Parity Preferred Stock shall not prevent the election of directors other than those to be elected by the holders of the Parity Preferred Stock and the absence of a quorum or quorums of the holders of other classes of capital stock entitled to elect such other directors shall not prevent the election of directors to be elected by the holders of the Parity Preferred Stock and (B) in the absence of a quorum of the holders of any class of stock entitled to vote for the election of directors, a majority of the holders present in person or by proxy of such class shall have the power to adjourn the meeting for the election of directors which the holders of such class are entitled to elect, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

               The directors elected pursuant to this subsection (II) shall serve until the next annual meeting or until their respective successors shall be elected and shall qualify; provided, however, that when the right of the holders of the Parity Preferred Stock to elect directors as herein provided shall terminate, the terms of office of all persons so elected by the holders of the Parity Preferred Stock shall terminate, and the number of directors of the Corporation shall thereupon be such number as may be provided in the By-laws of the Corporation irrespective of any increase made pursuant to this subsection (II)

               (III) So long as any shares of the Preferred Stock remain outstanding, the Corporation will not, either directly or indirectly or through merger or consolidation with any other corporation:

               (a) without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of at least 66-2/3% in number of shares of the Preferred Stock,
          (A) create any class or classes of stock ranking equal or prior to the Preferred Stock either as to dividends or upon liquidation or increase the authorized number of shares of any class or classes of stock ranking equal or prior to the Preferred Stock either as to dividends or upon liquidation,
          (B) amend, alter or repeal any of the provisions of the Certificate of Incorporation so as to affect adversely the preferences, special rights or powers of the Preferred Stock or (C) authorize any reclassification of the Preferred Stock;

               (b) without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of at least 66-2/3% in number of shares of the Preferred Stock then outstanding, amend, alter or repeal any of the provisions hereof so as to affect adversely the preferences, special rights or powers of the Preferred Stock; or

               (c) without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of at least a majority in number of shares of the Series Preferred Stock of all series then outstanding, increase the authorized number of shares of the Series Preferred Stock.

     (IV) No consent of the holders of the Preferred Stock shall be required for
(i) the creation of any indebtedness of any kind of the Corporation, (ii) the creation of any class of stock of the Corporation ranking junior as to dividends or upon liquidation to the Series Preferred Stock or (iii) any increase or decrease in the amount of authorized Common Stock or any increase, decrease or change in the par value thereof or in any other terms thereof.

     (V) In case the Corporation shall hereafter (i) pay a dividend or make a distribution on the Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, then in each such case the number of votes to which a holder of a share of Preferred Stock is entitled pursuant to subsection
(I) of this paragraph (vii) shall be adjusted so that, after the happening of any of the events described above, such holder shall be entitled to a number of votes equal to the number of votes to which such holder was entitled pursuant to subsection (I) immediately prior to such happening multiplied by a fraction of which the numerator is the number of shares of Common Stock into which one share of Preferred Stock was convertible immediately after such happening and the denominator is the number of shares of Common Stock into which one share of Preferred Stock was convertible immediately prior to such happening. An adjustment made pursuant to this subsection (V) shall become effective immediately after the date of payment, in the case of a dividend or distribution, or immediately after the effective date, in the case of a subdivision, combination or reclassification.

     (viii) (I) The shares of the Preferred Stock may be redeemed to the extent specified below, at the option of the Corporation on any date beginning March 15, 1993 upon at least 30 days' and not more than 45 days' prior written notice to the holders of the shares to be redeemed, at an amount equal to the sum of the Liquidation Preference of such shares plus accumulated and unpaid dividends (whether or not earned or declared) to the date fixed for redemption:

                                            Number of Shares Subject
                                            to Redemption
                                            -------------------------

to and including
     March 31, 1993 .................   up to 50% of the shares of Preferred
                                        Stock initially issued; provided, that
                                        on the date the notice of redemption is
                                        given, the Average Trading Price of the
                                        Common Stock is greater than the Trigger
                                        Price;

thereafter, to and
     including March 31,
     1994 ...........................   all of the shares of Preferred Stock
                                        outstanding; provided, that on the date
                                        the notice of redemption is given, the
                                        Average Trading Price of the Common
                                        Stock is greater than the Trigger Price;

thereafter ..........................   all of the shares of Preferred Stock
                                        outstanding; provided, that on the date
                                        notice of redemption is given, the
                                        Average Trading Price of the Common
                                        Stock is greater than $24.00.


For purposes of this subsection (I), the number of shares of Preferred Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares Isabel in respect of scrip certificates issued in lieu of fractions of shares of Preferred Stock.

     (II) Holders of shares of Preferred Stock which have been called for redemption may elect to receive the redemption price for such shares in the form of securities which are direct obligations of the United States of America and have a fair market value (as determined jointly by the Board and the Investor (if the Investor shall be a holder of any shares of Preferred Stock) on the date notice of such redemption is given, or by an internationally recognized investment banking firm selected by them if they are unable to agree, or by the Board in its reasonable discretion (if the Investor shall not be a holder of any shares of Preferred Stock on the date notice of such redemption is given)) equal to the redemption price otherwise payable by the Corporation upon redemption of such shares. Any such election may specify a requested coupon rate or range of rates, maturity or range of maturities and denominations of such securities. Such requests with respect to coupon rate, maturity and denomination shall be satisfied by the Corporation to the extent reasonably practicable. Any such election shall be effective upon the giving of receipt of written notice of such election to the Corporation not later than 20 days prior to the date fixed for redemption.

     (III) Notice of any proposed redemption of shares of Preferred Stock shall be given by the Corporation by airmailing a copy of such notice to holders of record of the shares of such Preferred Stock to be redeemed at their respective addresses appearing on the stock books of the Corporation. Said notice shall specify the shares called for redemption, the redemption price and the price at which and the date on which the shares called for redemption will, upon presentation and surrender of the certificates of stock evidencing such shares, be redeemed and the redemption price therefor paid. From and after the date fixed in any such notice as the date of redemption of shares of Preferred Stock, unless default shall be made by the Corporation in providing monies at the time and place specified for the payment of the redemption price pursuant to said notice, all dividends on the Preferred Stock thereby called for redemption shall cease to accrue and all rights of the holders thereof as stockholders of the Corporation, except the right to receive the redemption price upon surrender of the certificates, shall cease and terminate.

     (ix) The Preferred Stock shall be subject to the provisions of the Agreement and may not be sold or transferred except in accordance therewith.

     (x) Certificates representing shares of the Preferred Stock shall be exchangeable, at the option of the holder, for a new certificate or certificates of the same or different denominations representing in the aggregate the same number of shares.

     (xi) Subject to conversion as set forth in paragraph (v) and redemption as set forth in paragraph (viii), the Preferred Stock shall be perpetual.

     IN WITNESS WHEREOF, PAINE WEBBER GROUP INC. has caused this Certificate to be made under the seal of the Corporation and signed by Donald B. Marron, its Chairman of the Board and Chief Executive Officer, and attested by Dorothy F. Haughtey, its Assistant Secretary, this day of November 1992.



                                   PAINE WEBBER GROUP INC.


                                   ---------------------------------------------
                                   Name:         Donald B. Marron
                                   Title:        Chairman of the Board and Chief
                                                 Executive
                                                 Officer

Attest:


---------------------------------
Dorothy F. Haughey
Assistant Secretary

                                           Exhibit 3 to the Amended and Restated
                                           Investment Agreement

                               REGISTRATION RIGHTS



     Section 1. Effectiveness of Registration Rights. The registration rights pursuant to Sections 2 and 3 hereof shall become effective on the Closing Date.

     Section 2. Registration on Request.

     2.1. Notice. Upon written notice of a Holder requesting that the Company effect the registration under the Securities Act of all or part of the Registrable Securities held by it, which notice shall specify the intended method or methods of disposition of such Registrable Securities, the Company will use its best efforts to effect (at the earliest possible date) the registration, under the Securities Act, of such Registrable Securities for disposition in accordance with the intended method or methods of disposition stated in such request, provided that:

          (a) if the Company shall have previously effected a registration with respect to Registrable Securities pursuant to this Section 2 or Section 3, the Company shall not be required to effect a registration pursuant to this
     Section 2 until a period of 60 days shall have elapsed from the effective date of the most recent such previous registration;

          (b) if, in the reasonable judgment of the Company, a registration at the time and on the terms requested would adversely affect any public financing by the Company that had been contemplated by the Company prior to the notice by Investor requesting registration, the Company shall not be required to commence using its best efforts to effect a registration pursuant to this Section 2 until the earlier of (i) 60 days after the completion or abandonment of such financing and (ii) the termination of any "black out" period required by the underwriters, if any, in connection with such financing;

          (c) if, while a registration request is pending pursuant to this
     Section 2, the Company determines in the good faith judgment of the General Counsel of the Company that the filing of a registration statement would require the disclosure of material information which the Company has a bona fide business purpose for preserving as confidential or the Company is unable to comply with Securities and Exchange Commission requirements, the Company shall not be required to commence using its best efforts to effect a registration pursuant to this Section 2 until the earlier of (i) the date upon which such material information is disclosed to the public or ceases to be material or (ii) 135 days after the Company makes such good faith determination; and

          (d) the Holders shall have the right to exercise registration rights pursuant to this Section 2 up to eight times; provided, however, that any such exercise shall relate to not less than 500,000 Registrable Securities, provided further that unless and until Bank of England Approval has been obtained any such exercise shall relate to not less than the lesser of (x) 500,000 Registrable Securities and (y) a number of Registrable Securities such that, after giving effect to the disposition of such Registrable Securities as of the date written notice is provided to the Company pursuant to Section 2.1, the Holder and its subsidiaries would be entitled to exercise not more than 14.99% of the total voting power of all Voting Securities (without regard to the limitation on voting contained in Section 5.2(d) of the Agreement).

     2.2. Registration Expenses. The Holders shall pay all Registration Expenses (other than those specified in clause (i) in the definition of Registration Expenses, which shall be paid by the Company) in connection with any registration pursuant to this Section 2; provided that if any securities are registered for sale for the account of any Person other than a Holder pursuant to Section 2.3, each such Person shall bear its pro rata share of all Registration Expenses (other than those specified in clauses (i) in the definition of Registration Expenses); provided further that in no event shall the Holder be required to pay any internal costs of the Company.

     2.3. Third Person Shares. The Company shall have the right to cause the registration of securities for sale for the account of any Person (excluding the Company in a primary offering of its Voting Securities) in any registration of Registrable Securities requested pursuant to this Section 2, provided that the Company shall not have the right to cause the registration of such securities if:

          (a) in the reasonable judgment of a Holder, registration of such securities would adversely affect the offering and sale of Registrable Securities then contemplated by such Holder, until the earlier of (i) 60 days after the completion or abandonment of such financing and (ii) the termination of any "black-out" period required by the underwriters, if any, in connection with such financing, or

          (b) such Holder does not receive assurances satisfactory to it that the Person for which such securities are being registered will pay its pro rata share of the Registration Expenses pursuant to Section 2.2 (provided that for purposes of this clause (b), the guarantee by the Company to such Holder of payment of such Registration Expenses shall be satisfactory assurance to such Holder).

     2.4. Broad Distribution. The Company shall be required to register Registrable Securities pursuant to this Section 2 only if such Registrable Securities are to be offered and sold in a broad distribution within or outside the United States (or simultaneously in both) to be lead-managed by the Company's principal broker-dealer subsidiary (provided that, in the reasonable judgment of a Holder, the proposed terms of offering by such subsidiary are customary and reasonably competitive, and provided, further, that such Holder in all cases shall have the right to designate a non-book-running co-lead manager for any such offering).

     Section 3. Incidental Registration

     3.1. Notice and Registration. If the Company proposes to register any of its Voting Securities ("Other Securities") for public sale under the Securities Act, on a form and in a manner which would permit registration of Registrable Securities for sale to the public under the Act, it will give prompt written notice to the Investor of its intention to do so, and upon the written request of a Holder or Holders delivered to the Company within 15 Business Days after the giving of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder or Holders and the intended method of disposition thereof) the Company will use its best efforts to effect, in connection with the registration of the Other Securities, the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by such Holder or Holders, to the extent required to permit the disposition (in accordance with the intended method or methods thereof as aforesaid) of the Registrable Securities so to be registered, provided that:

          (a) if, at any time after giving such written notice of its intention to register any Other Securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register the Other Securities, the Company may, at its election, give written notice of such determination to such Holder or Holders and thereupon the Company shall be relieved of its obligation to register such Registrable Securities in connection with the registration of such Other Securities (but not from its obligation to pay Registration Expenses to the extent incurred in connection therewith as provided in Section 3.2), without prejudice, however, to the rights of the Holders immediately to request that such registration be effected as a registration under Section 2;

          (b) the Company will not be required to effect any registration of Registrable Securities under this Section 3 if, in the reasonable judgment of the Company, inclusion of any Registrable Securities in the Company's registration statement at that time would adversely affect the Company's own financing; and

          (c) the Company shall not be required to effect any registration of Registrable Securities under this Section 3 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock option or other employee benefit plans.

No registration of Registrable Securities effected under this Section 3 shall relieve the Company of its obligation to effect registrations of Registrable Securities pursuant to Section 2.

     3.2. Registration Expenses. The Company will pay all Registration Expenses in connection with any registration pursuant to this Section 3; provided that with respect to any such registration the Holders shall bear their pro rata share of all Registration Expenses attributable to their Registrable Securities, transfer taxes applicable to their Registrable Securities and the fees and expenses of their own counsel; and provided, further, that in no event shall the Holders be required to pay any internal costs of the Company.

     3.3. Broad Distribution. The Company shall be required to register Registrable Securities pursuant to this Section 3 only if such Registrable Securities are to be offered and sold in a broad distribution within or outside the United States (or simultaneously in both) to be lead-managed by the Company's principal broker-dealer subsidiary.

     Section 4. Registration Procedures.

     4.1. Registration and Qualification. (a) If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2 and 3, the Company will as promptly as is practicable:

          (i) prepare, file and use its best efforts to cause to become effective a registration statement under the Securities Act regarding the Registrable Securities to be offered;

          (ii) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities until the earlier of such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the Holder or Holders set forth in such registration statement or the expiration of nine months after such registration statement becomes effective;

          (iii) furnish to each Holder and to any underwriter of such Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in the case of any Holder or managing underwriter, including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) or filed under Rule 424(b) under the Securities Act in accordance with Rule 430A thereunder, in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as such Holder or Holders or such underwriter may reasonably request;

          (iv) use its best efforts to register or qualify all Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Holder or Holders or any underwriter of such Registrable Securities shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable such Holder or Holders or any underwriter to consummate the disposition in such jurisdictions of its Registrable Securities covered by such registration statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

          (v) furnish to such Holder or Holders, addressed to them, (A) an opinion of counsel for the Company, dated the date of the closing under the underwriting agreement relating to any underwritten offering, and (B) a "cold comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other matters as such Holder or Holders may reasonably request; and

          (vi) immediately notify such Holder or Holders at any time when a prospectus relating to a registration pursuant to Section 2 or 3 is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of such Holder or Holders prepare and furnish to such Holder or Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

The Company may require each Holder to furnish the Company such information regarding such Holder and the distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required by law or by the SEC in connection with any registration.

     (b) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.1(a)(vi) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.1(a)(vi) hereof.

     4.2. Underwriting. (a) If requested by the underwriters for any underwritten offering of Registrable Securities pursuant to a registration requested hereunder, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in the underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution to the effect and to the extent provided in Section 7 and the provision of opinions of counsel and accountants' letters to the effect and to the extent provided in Section 4.l(v). Each Holder shall be a party to any such underwriting agreement and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriter, shall also be made to and for the benefit of such Holder.

     (b) In the event that any registration pursuant to Section 3 shall involve, in whole or in part, an underwritten offering, the Company may require the Registrable Securities requested to be registered pursuant to Section 3 to be included in such underwriting on the same terms and conditions as shall be applicable to the Other Securities being sold through underwriters under such registration. In such case, each Holder shall be a party to any such underwriting agreement. Such agreement shall contain such representations, warranties and covenants by each Holder and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution to the effect and to the extent provided in Section 7. The representations and warranties in such underwriting agreement by, and the other agreements on the part of, the Company to and for the benefit of such underwriters, shall also be made to and for the benefit of each Holder.

     Section 5. Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, the Company will give each Holder and the underwriters, if any, and their respective counsel and accountants (collectively, the "Inspectors"), such reasonable and customary access to its books and records (collectively, the "Records") and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Holder and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act. Records which the Company reasonably determines to be confidential and which it notifies the Inspectors in writing are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary or appropriate to avoid or correct a misstatement or omission in the registration statement, (ii) the portion of the Records to be disclosed has otherwise become publicly known, (iii) the information in such Records is to be used in connection with any litigation or governmental investigation or hearing relating to any registration statement or (iv) the release of such Records is ordered pursuant to a subpoena or other order. Each Holder agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company.

     Section 6. Holdback Agreements.

     (a) Restriction on Public Sale by Holders. Each Holder agrees not to effect any substantial public sale or distribution of Voting Securities of the Company, during the three days prior to, and during the 30-day period beginning on, the effective date of a registration statement (except as part of such registration), if requested by the Company in the case of a non-underwritten public offering or if requested by the managing underwriter (or underwriters) in the case of an underwritten public offering.

     (b) Restriction on Public Sale by the Company and Other. The Company agrees not to effect any substantial public sale or distribution of its Voting Securities (other than any sale or distribution of such securities in connection with any offering of securities under an employee or director benefit plan or dividend reinvestment plan) during the three days prior to, and during the 30-day period beginning on, the effective date of a registration statement filed pursuant to Section 2 hereof (except as part of such registration statement).

     Section 7. Indemnification and Contribution. (a) In the event of any registration of any Registrable Securities hereunder, the Company will enter into customary indemnification arrangements to indemnify and hold harmless each Holder, its directors and officers, each other person who participates as an underwriter in the offering or sale of such securities, each officer and director of each underwriter, and each other person, if any, who controls such Holder or any such underwriter within the meaning of the Securities Act against any losses, claims, damages, liabilities and expenses, joint or several, to which such person may be subject under the Securities Act or otherwise insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus included therein or filed under Rule 424(b) under the Securities Act, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the company will reimburse each such person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus or final prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by a Holder or such underwriter for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of a Holder or any such Underwriter and shall survive the transfer of such securities by a Holder. The Company also shall agree to provide provision for contribution as shall be reasonably requested by a Holder or any underwriters in circumstances where such indemnity is held unenforceable.

     (b) Each Holder, by virtue of exercising its registration rights hereunder, agrees and undertakes severally to enter into customary indemnification arrangements to indemnify and hold harmless (in the same manner and to the same extent as set forth in clause (a) of this Section 7) the Company, each director of the Company, each officer of the Company who shall sign such registration statement, each other person who participates as an underwriter in the offering or sale of such securities, each officer and director of each underwriter, and each other person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished by it to the Company. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of the registered securities by such holder of Registered Securities. Such holder also shall agree to provide provision for contribution as shall reasonably be requested by the Company or any underwriters in circumstances where such indemnity is held unenforceable.

     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any indemnified Person in respect of which indemnity may be sought pursuant to this Section, such indemnified Person shall promptly notify the indemnifying Person in writing and the indemnifying Persons, upon request of the indemnified Person, shall retain counsel satisfactory to the indemnified Person to represent the indemnified Person and any others the indemnifying Person may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified Person shall have the right to retain its own counsel, but the fees and disbursements of such counsel shall be at the expense of such indemnified Person unless (i) the indemnifying Person shall have failed to retain counsel for the indemnified Person as aforesaid, (ii) the indemnifying Person and such indemnified Person shall have mutually agreed to the retention of such counsel or (iii) in the reasonable opinion of such indemnified Person representation of such indemnified Person by the counsel retained by the indemnifying Person would be inappropriate due to actual or potential differing interests between such indemnified Person and any other Person represented by such counsel in such proceeding. The indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld) but if settled with such consent or if there by a final judgement for the plaintiff, the indemnifying Person agrees to indemnify the indemnified Person from and against any loss or liability by reason of such settlement or judgment.

     (d) Indemnification and contribution similar to that specified in the preceding subdivisions of this Section 7 (with appropriate modifications) shall be given by the Company and each Holder with respect to any required registration or other qualification of such Registrable Securities under any federal or state law or regulation of governmental authority other than the Securities Act.

     Section 8. Participation in Underwritten Registrations. No Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, agreements of contribution, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangement.

     Section 9. Benefits of Registration Rights. The Investor and any holder of Registrable Securities permitted under the Agreement may exercise and have the benefits of the registration rights initially granted to the Investor hereunder in such manner and in such proportion as shall be determined by the Investor (the Investor and such holders exercising registration rights each shall be termed a "Holder" hereunder); provided that each Holder shall also be subject to the obligations provided hereunder. The Company shall not be obligated to effect any registration pursuant to Section 2.1 or Section 3.1 hereof if, in the written opinion of counsel to the Company who shall be reasonably satisfactory to any affected Holder, the intended method or methods of disposition of any Registrable Securities by such Holder may be effected without registration under the Securities Act and any certificate evidencing the Registrable Securities so to be disposed need not bear the restrictive legend set forth in Section 8.3 of the Agreement.

                                                         Exhibit 4 to the
                                                        Amended and Restated
                                                        Investment Agreement


                             PAINE WEBBER GROUP INC.

                              Officers' Certificate


     Donald B. Marron, Chairman of the Board of Directors, President and Chief Executive Officer, and Regina A. Dolan, principal financial officer and accounting officer, of Paine Webber Group Inc., a Delaware corporation (the "Company"), pursuant to Section 3.3(iv) of the Amended and Restated Investment Agreement, dated as of November 5, 1992 (the "Agreement"), between the Company and The Yasuda Mutual Life Insurance Company (the "Investor"), each hereby certifies that, to the best of his or her knowledge, after reasonable investigation:

     1) The representations and warranties made by the Company in the Agreement were true and correct when made and are true and correct on the date hereof as though made on and as of this date.

     2) The Company has performed and complied in all material respects with all agreements, obligations and conditions required by the Agreement to be performed by it at or before the date hereof.

     IN WITNESS WHEREOF, we have hereunto signed our names.

Dated: _____________


                                         ---------------------------------------
                                         Chairman of the Board of Directors,
                                         President and Chief Executive Officer


                                         ---------------------------------------
                                         principal financial officer and
                                           accounting officer

                                                        Exhibit 5-A to the
                                                        Amended and Restated
                                                        Investment Agreement


                         (Letterhead of James Treadway)



                                                                  (Closing Date]



The Yasuda Mutual Life Insurance Company
9-1, Nishishinjuku 1-chome
Shinjuku-ku
Tokyo 160
Japan

Dear Sirs:

     As the General Counsel of Paine Webber Group Inc., a Delaware corporation "the "Company"), I am rendering this opinion in satisfaction of Section 3.3(v) of the Amended and Restated Investment Agreement, dated as of November 5, 1992 (the "Agreement"), by and between the Company and The Yasuda Mutual Life Insurance Company, a mutual life insurance company organized under the laws of Japan (the "Investor"). As used herein, "Significant Subsidiaries" include Paine Webber Incorporated, PW Treasury Funding Inc. and Mitchell Hutchins Asset Management Inc., each of which is a Delaware corporation; and all other initially capitalized terms used herein and not otherwise defined herein have the meaning ascribed to them by Exhibit 1 to the Agreement.

     As a basis for rendering this opinion, I have reviewed the Agreement and certain agreements, instruments and documents (or the forms thereof) referred to or contained therein. I have also reviewed such other corporate records, certificates, instruments and other documents and considered such questions of law as I deemed necessary or appropriate. As to certain factual matters relating to the due incorporation, valid existence and good standing of each of the Significant Subsidiaries and of the qualification as a foreign corporation of the Company and each of the Significant Subsidiaries, I have relied upon certificates of official governmental authorities and, as to factual matters not personally within my knowledge, upon certificates or representations of responsible officers of the Company.

     On the basis of the foregoing, I am of the opinion that:

     (l) Each Significant Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation and has full corporate power and authority to own and operate its properties and conduct its business as now conducted by it.

     (2) Each of the Company and each Significant Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which failure of such corporation to be so qualified and in good standing would have a material adverse effect upon the business, financial condition or results of operations of the Company and its consolidated subsidiaries considered as a whole.

     (3) All the outstanding shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and nonassessable and are owned by the Company either directly or through wholly-owned subsidiaries.

     (4) To the best of my knowledge, (a) there is not in effect any order enjoining or restraining the transactions contemplated by the Agreement; and there has not been threatened or instituted any action or proceeding by any governmental body or agency with respect to the repurchase and sale of Series A Shares, the replacement of Series A Shares with Participating Preferred Shares or the other transactions contemplated by the Agreement and (b) there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, other than (i) as set forth in the SEC Documents or as otherwise previously disclosed in writing to the Investor by the Company and identified as an exception to the Company's representation and warranty set forth in Section 4.l(h) of the Agreement and
(ii) proceedings incident to the kind of business conducted by the Company and its subsidiaries which do not have a substantial potential to affect materially adversely the business, financial condition or results of operations of the Company and its consolidated subsidiaries considered as a whole or the Company's ability to perform or observe any obligation or condition under the Agreement or the Participating Preferred Shares; and no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

     (5) To the best of my knowledge, the Company is not in violation of any statute, regulation or order of, or any restriction imposed by, the United States of America, any state, municipality or other political subdivision having jurisdiction over it or any agency thereof, in respect of the conduct of its business or the ownership of its properties, that is expected by me materially and adversely to affect the business, financial condition or results of operations of the Company and its consolidated subsidiaries considered as a whole.

     (6) The execution and delivery by the Company of the Agreement and the issuance and delivery of the Partici-pating Preferred Shares do not and the performance by the Company of its obligations under the Agreement and the Participating Preferred Shares and the transactions contemplated thereby will not violate any provision of any material law or regulation applicable to the Company, or any existing writ or decree of any court or governmental authority applicable to the Company, or violate, conflict with or constitute a breach of, or a default under, the Company's Restated Certificate of Incorporation or By-laws, or, to the best of my knowledge, any other material agreement or instrument to which the Company's is a party or which is binding on it or its assets, and, to the best of my knowledge, will not result in the creation of any lien on, or security interest in, any of its assets.

     This opinion is being rendered to the Investor solely for its use and reliance thereon.

                                                        Very truly yours,

                                                        Exhibit 5-B to the
                                                        Amended and Restated
                                                        Investment Agreement


                     (Letterhead of Cravath, Swaine & Moore)



                                                                  (Closing Date]


                             Paine Webber Group Inc.
                      Cumulative Participating Convertible
                        Voting Preferred Stock. Series A

Dear Sirs:

     We have acted as counsel for Paine Webber Group Inc., a Delaware corporation (the "Company"), in connection with (i) the sale by you and repurchase by the Company pursuant to the Amended and Restated Investment Agreement, dated as of November 5, 1992 (the "Agreement"), between you and the Company of 1,685,394 shares of 7% Cumulative Convertible Exchangeable Voting Preferred Stock, Series A, par value $20 per share (The "Series A Shares"), and
(ii) the issuance and delivery by the Company pursuant to the Agreement of 7,758,632 shares of Cumulative Participating Convertible Voting Preferred Stock, Series A, par value $20 per share (The "Participating Preferred Shares") convertible into shares of Common Stock, par value $1 per share, of the Company (the "Common Stock"), to replace the remaining 3,370,786 Series A Shares held by you which shall be delivered to the Company for cancellation.

     In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including (a) the Restated Certificate of Incorporation of the Company, including the

Certificate of Designation relating to the Series A Shares and the Certificate of Designation relating to the Participating Preferred Shares, certified by, in the case of the Certificate of Designation relating to the Series A Shares, and duly filed with, in the case of the Certificate of Designation relating to the Participating Preferred Shares, the Secretary of State of the State of Delaware,
(b) the By-laws, as amended to date, of the Company certified by the Secretary of the Company and (c) the Agreement. In such examination, we have assumed the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as certified or otherwise satisfactorily identified copies. We have also assumed that the Agreement has been duly executed and delivered by you pursuant to appropriate corporate authorities. The opinions given below are limited to matters concerning the laws of the United States of America and the State of New York and the General Corporation Law of the State of Delaware. Capitalized terms used but not defined herein have the meanings assigned to them in the Agreement.

     Based on the foregoing, we are of opinion as follows:

     (l) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own and operate its properties and conduct its business as now conducted by it.

     (2) The Company has full corporate power and authority, to execute and deliver the Agreement and to perform its obligations thereunder in accordance with its terms, to repurchase and replace the Series A Shares as provided in the Agreement, and to issue and deliver the Participating Preferred Shares and to perform its obligations thereunder in accordance with their terms. The Company has taken all necessary action to authorize the execution and delivery of the Agreement, the repurchase and replacement of Series A Shares as provided in the Agreement, the issuance and delivery of the Participating Preferred Shares, and the consummation of the transactions contemplated thereby.

     (3) The Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, to bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally and to general equity principles.

     (4) The Participating Preferred Shares have been duly authorized, validly issued and are fully paid and nonassessable; the Participating Preferred Shares are convertible into Common Stock in accordance with their terms; the shares of Common Stock initially issuable upon conversion of the Participating Preferred Shares have been duly authorized and reserved for issuance upon such conversion, and when issued upon such conversion, will be validly issued, fully paid and nonassessable.

     (5) The stockholders of the Company are not entitled to any preemptive rights with respect to the Participating Preferred Shares, or the shares of Common Stock initially issuable upon conversion of the Participating Preferred Shares.

     (6) Except for the rights granted to the Investor pursuant to Section 5.1(c) of the Agreement, there are no preemptive rights in respect of the capital stock of the Company.

     (7) All regulatory consents, authorizations, approvals and filings required to be made or obtained by the Company on or prior to the date hereof under Federal laws of the United States and the laws of the State of New York (other than with respect to the exercise of rights to registration of Registrable Securities, on the terms and subject to the conditions set forth in Exhibit 3 to the Agreement, under the Securities Act and the state securities or Blue Sky laws) of governmental or other third parties for the Company to execute and deliver the Agreement and to issue and deliver the Participating Preferred Shares and to consummate the transactions contemplated thereby have been obtained or made.



                                                        Very truly yours,




The Yasuda Mutual Life Insurance Company
9-1, Nishishinjuku 1-chome
Shinjuku-ku
Tokyo 160
Japan

                                                        Exhibit 6 to the
                                                        Amended and Restated
                                                        Investment Agreement


                    THE YASUDA MUTUAL LIFE INSURANCE COMPANY

                              Officer's Certificate


     _____________________, a Director of The Yasuda Mutual Life Insurance Company, a mutual life insurance company organized under the laws of Japan (the "Investor"), pursuant to Section 3.4 (iv) of the Amended and Restated Investment Agreement, dated as of November 5, 1992 (the "Agreement"), between the Investor and Paine Webber Group Inc., a Delaware corporation (the "Company"), hereby certifies that, to the best of his knowledge, after reasonable investigation:

     1) The representations and warranties made by the Investor in the Agreement were true and correct when made and are true and correct on the date hereof as though made on and as of this date.

     2) The Investor has performed and complied in all material respects with all agreements, obligations and conditions required by the Agreement, to be performed by the Investor at or before the date hereof.

     IN WITNESS WHEREOF, I have hereunto signed my name.

Dated: ____________


                                                      ------------------------
                                                      Director

                                                        Exhibit 7-A to the
                                                        Amended and Restated
                                                        Investment Agreement


                [Form of Opinion of Braun Moriya Hoashi & Kubota]



                                                                  [Closing Date]


Paine Webber Group Inc.,
1285 Avenue of the Americas,
New York, New York 10019.


                    Amended and Restated Investment Agreement
                   by and between Paine Webber Group Inc. and
                    The Yasuda Mutual Life Insurance Company

Dear Sirs:

     In connection with the Amended and Restated Investment Agreement, dated as of November 5, 1992 (the "Agreement"), between The Yasuda Mutual Life Insurance Company, a mutual life insurance company organized under the laws of Japan (the "Investor"), and Paine Webber Group Inc., a Delaware corporation (the "Company"), we, as Japanese counsel for the Investor, have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is our opinion that:

          (l) The Investor is a mutual life insurance company, duly organized, validly existing and in good standing under the laws of Japan.

          (2) The Investor has full power and authority to execute and deliver the Agreement and to perform its obligations under the Agreement in accordance with its terms. The Investor has taken all necessary action to authorize the execution and delivery of the Agreement and the transactions contemplated thereby. The Agreement is, assuming it constitutes a valid and legally binding obligation of the Investor enforceable in accordance with its terms under the law in accordance with which it is governed and construed, a valid and legally binding obligation of the Investor enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (3) All regulatory consents, authorizations, approvals, and filings required to be obtained or made by the Investor on or prior to the date hereof of governmental authorities under the laws of Japan for the execution, delivery and performance by the Investor of the Agreement have been obtained or made.

     In rendering the foregoing opinion, we have, with your approval, relied as to all matters of New York law upon the opinion, dated the date hereof, of Sullivan & Cromwell, United States counsel to the Investor, delivered to you pursuant to Section 3.4(v) of the Agreement. In rendering the opinion set forth in paragraph (3) above, we have relied upon the advice of the competent official of the Ministry of Finance of Japan given to the Investor that prior notification under Foreign Exchange and Foreign Trade Control Law of Japan is not required.

     Also, with your approval, we have relied as to certain matters upon information obtained from public officials, officers of the Investor and other sources believed by us to be responsible and we have assumed that the Agreement has been duly authorized, executed and delivered by the Company and that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.

     We do not express any opinion as to any matters governed by any law other than the law of Japan.

                                                        Very truly yours,

                                                        BRAUN MORIYA HOASHI
                                                              & KUBOTA



                                                        By:
                                                           ---------------------




                                                        By:
                                                           ---------------------

                                                            Exhibit 7-B to the
                                                            Amended and Restated
                                                            Investment Agreement

                    (Form of Opinion of Sullivan & Cromwell]

                                                                  (Closing Date]

Paine Webber Group Inc.,
  1285 Avenue of the Americas,
    New York, New York 10019.

Dear Sirs:

     In connection with the Amended and Restated Investment Agreement, dated as of November 5, 1992 (the "Agreement"), by and between The Yasuda Mutual Life Insurance Company, a mutual life insurance company organized under the laws of Japan (the "Investor"), and Paine Webber Group Inc., a Delaware corporation (the "Company"), we, as United States counsel for the Investor, have examined such certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is our opinion that:

          (1) The Agreement is a valid and legally binding obligation of the Investor enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (2) All regulatory consents, authorizations, approvals and filings required to be made or obtained by the Investor on or prior to the date hereof under the Federal laws of the United States and the laws of the State of New York for the execution, delivery and performance by the Investor of the Agreement, have been obtained or made.

     The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. In connection with our opinion in paragraph (1) above, we have, with your approval, assumed that the Agreement has been duly authorized, executed and delivered by the Company and the Investor, that the Agreement is not in conflict with the laws of Japan and constitutes, insofar as the laws of Japan are concerned, a valid and legally binding obligation of the Investor in accordance with its terms, and that the terms of the Agreement and their implementation during its term will conform with the provisions and underlying policies of the Delaware General Corporation Law relating to voting agreements and the duties of corporate directors.

     Also, with your approval, we have relied as to certain matters on information obtained from public officials, officers or directors of the Investor and other sources believed by us to be responsible, and we have assumed that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.


                                                  Very truly yours,

                                                            Exhibit 8 to
                                                            Amended and Restated
                                                            Investment Agreement


                       Options, Warrants, Etc. for Company
                            or Significant Subsidiary
                                  Capital Stock
                       -----------------------------------

Capital Stock of the Company

     (i)  For the period January 1, 1992 to November 4,
          1992, the Company has issued options for a total of 158,800 shares of Paine Webber Group Common
          Stock

     (ii) For the period January 1, 1992 to November 4,
          1992, the Company has issued options for a total of 481,622 shares under its Investment Executive
          Stock Option Plan


Capital Stock of Significant Subsidiaries

     Reserved as of November 4, 1992 .................................  None


2159Q

                                State of Delaware
                                                                         Annex 9

                        Office of the Secretary of State

I, MICHAEL RATCHFORD, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF RESTATED CERTIFICATE OF INCORPORATION OF PAINE WEBBER GROUP INC. FILED IN THIS OFFICE ON THE [ILLEGIBLE] DAY OF MAY, A.D. 1987, AT 10 O'CLOCK A.M.



                                                /s/ Michael Ratchford
                                        ----------------------------------------
                         [SEAL]         Michael Ratchford, Secretary of State

                                        AUTHENTICATION: [ILLEGIBLE]
                                                  DATE: [ILLEGIBLE]

                                                                          5-4-87

               RESTATED CERTIFICATE OF INCORPORATION

                                  OF

                        PAINE WEBBER GROUP INC.

     Paine Webber Group Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the corporation is Paine Webber Group Inc. The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was October 30, 1973, under the name Paine Webber Incorporated.

     2. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this corporation as heretofore amended or supplemented and there is no discrepancy between these provisions and the provisions of this Restated Certificate of Incorporation, except that the names and places of residence of the original incorporators of the corporation have, pursuant to Section 245 of the General Corporation Law of the State of Delaware, been omitted, and, accordingly, the provisions of the Certificate of Incorporation have been renumbered.

     3. The text of the Certificate of Incorporation as amended or supplemented heretofore is hereby stated without further amendments or changes to read as herein set forth in full:

                                    ARTICLE I

                                      Name

                         The name of the Corporation is:

                             Paine Webber Group Inc.

                                   ARTICLE II

                     Registered Office and Registered Agent

     The registered office of the Corporation in the State of Delaware is to be located at No. 1209 Orange Street, in the City of Wilmington, County of New Castle. The name and address of the Corporations registered agent is The Corporation Trust

Company, Corporation Trust Center, NO. 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware.

                                   ARTICLE III

                          Corporate Purposes and Powers

     The purpose of the Corporation is to engage in any part of the world in any capacity whether by itself of by or through any other person, organization, association, partnership, corporation or other entity in which the Corporation may have an interest in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, and the Corporation shall be authorized to exercise and enjoy all powers, rights and privileges conferred upon corporations by the laws of the State of Delaware as in force from time to time, including without limitation all powers necessary or appropriate to carry out all those acts and activities in which it may lawfully engage.

                                   ARTICLE IV

                                  Capital Stock

     SECTION 1. Shares, Classes and Series Authorized. The total number of shares of capital stock which the Corporation shall have authority to issue is 20,000,000 shares of Series Preferred Stock of the par value of $20 each and 100,000,000 shares of Common Stock of the par value of $1 each. Such Series Preferred Stock and Common Stock are sometimes hereinafter collectively called "capital stock."

     SECTION 2. Designations, Powers, Preferences, Rights, Qualifications, Limitations and Restrictions of Capital Stock. The following is a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of the classes of the capital stock, and of the authority with respect thereto expressly vested in the Board of Directors of the Corporation:

                        PART I -- SERIES PREFERRED STOCK

     (a) The Series Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein or in a resolution or resolutions providing for the issue of such series, adopted by the Board of Directors as hereinafter provided.

     (b) Authority is hereby expressly granted to the Board of Directors, subject to the provisions of this Section 2, to authorize the issue of one or more series of Series Preferred Stock, and with respect to each such series to fix by resolution or resolutions providing for the issue of such series:

     (i) the maximum number of shares to constitute such series and the distinctive designation thereof;

     (ii) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

     (iii) the dividend rate, if any, on the shares of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of capital stock, and whether such dividends shall be cumulative or noncumulative;

     (iv) whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to redemption, the times, prices and other terms and conditions of such redemption;

     (v) the rights of the holders of shares of such series upon the liquidation, dissolution or winding up of the Corporation;

     (vi) whether or not the shares of such series shall be subject to the operation of a retirement or sinking fund, and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

     (vii) whether or not the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, or of any other series of the same class, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

     (viii) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of,

     Common Stock or any other class or classes of stock of the Corporation ranking junior to the shares of such series either as to dividends or upon liquidation;

     (ix) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation `or upon the issue of any additional stock (including additional shares of such series or of any other series or of any other class) ranking on a parity with or prior to the shares of such series as to dividends or distribution of assets on liquidation, dissolution or winding up; and

     (x) any other preference and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions thereof as shall not be inconsistent with this Section 2.

     (c) All shares of any one series of Series Preferred Stock shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends, if any, thereon shall be cumulative; and all series shall rank equally and be identical in all respects, except as permitted by the foregoing provisions of Paragraph (b) hereof; and all shares of Series Preferred Stock shall rank senior to the Common Stock both as to dividends and upon liquidation.

     (d) In the event of any liquidation, dissolution or winding up of the Corporation, before any payment or distribution of the assets of the Corporation, (whether capital or surplus) shall be made to or set apart for the holders of any class or classes of stock of the Corporation ranking junior to the Series Preferred Stock upon liquidation, the holders of the shares of the Series Preferred Stock shall be entitled to receive payment at the rate fixed herein or in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series, plus (if dividends on shares of such series of Series Preferred Stock shall be cumulative) an amount equal to all dividends (whether or not earned or declared) accumulated to the date of final distribution to such holders; but they shall be entitled to no further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation or proceeds thereof, distributable among the holders of the shares of the Series preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. For the purposes of this Paragraph (d), the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities, or other consideration) of all or substantially all the property or assets of the Corporation shall be deemed a voluntary liquidation, dissolution or winding up of the Corporation, but a consolidation or merger of the Corporation with one or more other corporations shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

     (e) Except as shall be otherwise stated and expressed herein or in the resolution or resolutions of the Board of Directors providing for the issue of any series and except as otherwise required by the laws of the State of Delaware, the holders of shares of Series Preferred Stock shall have, with respect to such shares, no right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of stockholders.

     (f) One series of Series Preferred Stock authorized hereby shall be $1.375 Convertible Exchangeable Preferred Stock (the Convertible Preferred Stock"). The number of shares of Convertible Preferred Stock shall be 4,600,000.

          (i) Holders of shares of Convertible Preferred Stock will be entitled to receive, when and as declared by the Board of Directors of the Corporation (the "Board") out of assets of the Corporation legally available for payment, an annual cash dividend of $1.375 per share, payable in quarterly installments on March 15, June 15, September 15 and December 15, commencing June 15, 1987. Dividends on the Convertible Preferred Stock will be cumulative from the date of initial issuance of any shares of Convertible Preferred Stock. Dividends will be payable to holders of record as they appear on the stock books of the Corporation on such record dates not more than 60 days nor less than 10 days preceding the payment dates thereof, as shall be fixed by the Board. When dividends are not paid in full upon the Convertible Preferred Stock and any other preferred stock ranking on a parity as to dividends with the Convertible Preferred Stock (such other preferred stock and the Convertible Preferred Stock hereinafter being collectively referred to Parity Preferred Stock"), all dividends declared upon shares of Parity Preferred Stock will be declared pro rata so that in all cases the amount of dividends declared per share on the Convertible Preferred Stock and such other Parity Preferred Stock shall bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of Convertible Preferred Stock and such other Parity Preferred Stock bear to each other. Except as set forth in the preceding sentence, unless full cumulative dividends on the Convertible Preferred Stock have been paid, no dividends (other than in Common Stock of the Corporation (as defined in paragraph (iii)(I) below) or any other stock of the Corporation ranking junior to the Convertible Preferred Stock as to dividends) may be paid or declared and set aside for payment or other distribution made upon the Common Stock or on any other stock of the Corporation ranking junior to or on a parity with the Convertible Preferred Stock as to dividends, nor may any Common Stock or any other stock of the Corporation ranking junior to or on a parity with the Convertible Preferred Stock as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any payment made to or available for a sinking fund for the redemption of any shares of such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the Convertible Preferred Stock as to dividends). Dividends payable for any partial dividend period shall be calculated on the basis of a 360-day year of 12 30-day months.

          (ii) The shares of Convertible Preferred Stock shall rank prior to the shares of Common Stock and of any other class of stock of the Corporation ranking junior to the Series Preferred Stock upon liquidation, so that in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any distribution is made to holders of shares of Common Stock or any other such junior stock, an amount equal to $25 per share (the "Liquidation Preference" of a share of Convertible Preferred Stock) plus an amount equal to all dividends (whether or not earned or declared) accumulated and unpaid on the shares of Convertible Preferred Stock to the date of final distribution. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of shares of Parity Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distribut-able among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were payable in full. For the purposes hereof, the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation shall be deemed a voluntary liquidation, dissolution or winding up of the Corporation, but a consolidation or merger of the Corporation with one or more other corporations shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

          (iii) (I) Subject to and upon compliance with the provisions of this paragraph (iii), the holder of a share of Convertible Preferred Stock shall have the right, at his option, at any time, except that, if such share is called for redemption, not after the close of business on the fifth day next preceding the date fixed for such redemption, to convert such share into that number of fully paid and non-assessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) obtained by dividing the Liquidation Preference of such share being converted by the Conversion Price (as defined below) and by surrender of such share so to be converted, such surrender to be made in the manner provided in subsection (II) of this paragraph (iii).

          The term "Common Stock" shall mean the Common Stock, $1 par value, of the Corporation as the same exists at the date of this Certificate or as such stock may be constituted from time to time, except that for the `purpose of subsection (V) of this paragraph (iii) the term "Common Stock" shall also mean and include stock of the Corporation of any class, whether now or hereafter authorized, which shall have the right to participate in the distribution of either earnings or assets of the Corporation without limit as to amount or percentage

          The term "Conversion Price" shall mean $44-1/8, as adjusted in accordance with the provisions of this paragraph (iii).

          (II) In order to exercise the conversion privilege, the holder of each share of Convertible Preferred Stock to be converted shall surrender the certificate representing such share at the office of the conversion agent for the Convertible

     Preferred Stock in the Borough of Manhattan, City of New York, appointed for such purpose by the Corporation, with the Notice of Election to Convert on the back of said certificate completed and signed. Unless the shares issuable on conversion are to be issued in the same name as the `name in which such share of Convertible Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or his duly authorized attorney and an amount sufficient to pay any transfer or similar tax. No payment or adjustment shall be made on conversion for dividends accumulated on the Convertible Preferred Stock surrendered for conversion or for dividends on Common Stock delivered on such conversion. As promptly as practicable after the surrender of the certificates for shares of Convertible Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on his written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this paragraph (iii), and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in subsection (III) of this paragraph (iii).

          Each conversion shall be deemed to have been effected immediately prior to the close of business ness on the date on which the certificates for shares of Convertible Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such shares shall have been surrendered and such notice received by the Corporation. All shares of Common Stock delivered upon conversions of the Convertible Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.

          (III) No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of the Convertible Preferred Stock. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of a share of Convertible Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash (computed to the nearest cent) equal to the current market price (as defined in subsection (IV)(d) of this paragraph
     (iii)) thereof at the close of business on the business day next preceding the day of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Liquidation Preference of the shares of Convertible preferred Stock so surrendered.

          (IV) The Conversion Price shall be adjusted from time to time as follows:

               (a) In case the Corporation shall hereafter (i) pay a dividend or make a distribution on the Common Stock in shares of Common Stock,
          (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of the Common Stock any shares of capital stock of the Corporation, the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any share of Convertible preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other capital stock of the Corporation which he would have owned or been entitled to receive immediately following such action had such share been converted immediately prior thereto. An adjustment made pursuant to this subdivision (a) shall become effective immediately after the record date, in the case of a dividend or distribution, or immediately after the effective date, in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subdivision (a), the holder of any share of Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Corporation, the Board (whose determination shall be conclusive and shall be described in a statement filed with the conversion agent by the Corporation as soon as practicable) shall determine the allocation of the adjusted Conversion Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock.

               (b) In case the Corporation shall hereafter issue rights or warrants to holders of its outstanding shares of Common Stock generally entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (as determined pursuant to subdivision (d) of this subsection (IV)) of the Common Stock on the record date mentioned in the next sentence (other than pursuant to an automatic dividend reinvestment plan of the Corporation or any substantially similar plan), the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such current market price, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common

          Stock offered for subscription or purchase. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants.

               (c) In case the Corporation shall hereafter distribute to holders of its outstanding shares of Common Stock generally evidences of its indebtedness or assets (excluding any cash dividend paid from retained earnings of the Corporation and dividends or distributions payable in stock for which adjustment is made pursuant to subdivision (a) of this subsection (IV)) or rights or warrants to subscribe to securities of the Corporation (excluding those referred to in subdivision (b) of this subsection (IV)), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in subdivision (d) of this subsection (IV)) of the Common Stock on the record date mentioned in the next sentence less the then fair market value (as determined by the Board, whose determination shall be conclusive and shall be described in a statement filed with the conversion agent by the Corporation as soon as practicable) of the portion of the evidences of indebtedness or assets so distributed to the holder of one share of Common Stock or of such subscription rights or warrants applicable to one share of Common Stock, and of which the denominator shall be such current market price per share of Common Stock. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

               (d) For the purpose of any computation under subdivisions (b) and
          (c) of this subsection (IV), the current market price per share of Common Stock on any date shall be deemed to be the average of the daily market prices for the 30 consecutive days on which the New York Stock Exchange is open for trading commencing 45 trading days before the day in question. The term "daily market price" when used with reference to the Common Stock shall mean the price of a share of Common Stock on the relevant date, determined on the basis of the last reported sale price regular way of the Common Stock as reported on the composite tape, or similar reporting system, for issues listed on the New York Stock Exchange (or if the Common Stock is not then listed on that Exchange, for issues listed on such other national securities exchange upon which the. Common Stock is listed as may be designated by the Board for the purposes hereof) or, if there is no such reported sale on the day in question, on the basis of the average of the closing bid and asked quotations as so reported, or, if the Common Stock is not then listed on any national securities exchange, on the basis of the average of the high bid and low asked quotations on the day in question in the over-the-counter market as reported by the National Association of Securities Dealers' Automated Quotations System, or if not so quoted, as reported by National Quotation Bureau, Incorporated, or a similar organization.

               (e) In any case in which this paragraph (iii) shall require that an adjustment be made immediately following a record date or an effective date, the Corporation may elect to defer (but only until five business days following the filing by the Corporation with the conversion agent of the certificate of independent public accountants required by subdivision (g) of this subsection (IV)) issuing to the holder of any share of Convertible Preferred Stock converted after such record date or effective date the additional shares of Common Stock or other capital stock issuable upon such conversion over and above the shares of Common Stock or other capital stock issuable upon such conversion on the basis of the Conversion Price prior to adjustment, and paying to such holder any amount of cash in lieu of a fractional share.

               (f) No adjustment in the Conversion Price shall be required to be made unless such adjustment would require an increase or decrease of at least 1% of such price; provided, however, that any adjustments which by reason of this subdivision (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph (iii) shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. Anything in this paragraph (iii) to the contrary notwithstanding, the Corporation shall be entitled to make such reduction in the Conversion Price, in addition to those required by this paragraph (iii), as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Corporation to its stockholders shall not be taxable to the recipients.

               (g) Whenever the Conversion Price is adjusted as herein provided,
          (i) the Corporation shall promptly file with the conversion agent a certificate of a firm of independent public accountants (who may be the regular accountants employed by the Corporation) setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the manner of computing the same, which certificate shall be conclusive evidence of the correctness of such adjustment, and (ii) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be mailed by the Corporation to the holders of the Convertible Preferred Stock at their addresses as shown on the stock books of the Corporation.

               (h) In the event that any time as a result of an adjustment made pursuant to subdivision (a) of this subsection (IV), the holder of any share of Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of Common Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of any share shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this paragraph (iii).

               (V) In case:

               (a) the Corporation shall take any action which would require any adjustment in the Conversion Price pursuant to subsection (IV)(c); or

               (b) the Corporation shall authorize the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights; or

               (c) there shall be any capital stock reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock), or any consolidation or merger to which the Corporation is a party or any statutory exchange of securities with another corporation and for which approval of any stockholders of the Corporation is required, or any sale or transfer of all or substantially all the assets of the Corporation; or

               (d) there shall be a voluntary dissolution, liquidation or winding up of the Corporation; then the Corporation shall cause to be filed with the conversion agent, and shall cause to be mailed to the holders of shares of the Convertible Preferred Stock at their addresses as shown on the stock books of the Corporation, at least 10 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such distribution or rights, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such distribution or rights are to be determined, or (ii) the date on which such reorganization, reclassification, consolidation, merger, statutory exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganizational reclassification, consolidation, merger, statutory exchange, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in subdivision (a), (b), (c) or (d) of this subsection (V).

               (VI) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversions of the Convertible Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Convertible Preferred Stock not theretofore converted. For purposes of this subsection (VI), the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Convertible Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

               Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value (if any) of the shares of Common Stock deliverable upon conversion of the Convertible Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

               The Corporation will endeavor to list the shares of Common Stock required to be delivered upon conversion of the Convertible Preferred Stock prior to such delivery upon each national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery.

               Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon conversion of the Convertible Preferred Stock, the Corporation will endeavor to comply with all Federal and State laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

               (VII) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversions of the Convertible Preferred Stock pursuant hereto; provided, however that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the Convertible Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

               (VIII) Notwithstanding any other provision herein to the contrary, in case of any consolidation or merger to which the Corporation is a party (other than a merger or consolidation in which the Corporation is the continuing corporation), or in case of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Corporation), the holder of each share of Convertible Preferred Stock then outstanding shall have the right thereafter to convert such share into the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance by a holder of the number of shares of Common Stock into which such share of Convertible Preferred Stock might have been converted immediately prior to such consolidation, merger, statutory exchange, sale or conveyance, assuming such holder of Common Stock failed to exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance (provided that if the kind or amount of securities, cash or other property receivable upon such

          Consolidation, merger, statutory exchange, sale or Conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this subsection (VIII) the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Thereafter, the holders of the Convertible Preferred Stock shall be entitled to appropriate adjustments with respect to their conversion rights to the end that the provisions set forth in this paragraph
          (iii) shall correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of the Convertible Preferred Stock. Any such adjustment shall be approved by a firm of independent public accountants, evidenced by a certificate to that effect delivered to the conversion agent; and any adjustment so approved shall for all purposes hereof conclusively be deemed to be an appropriate adjustment.

               The above provisions of this subsection (VIII) shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances.

               (iv) Upon any conversion or redemption of shares of Convertible Preferred Stock, the shares of Convertible Preferred Stock so converted or redeemed shall have the status of authorized and unissued shares of Series Preferred Stock, and the number of shares of Series Preferred Stock which the Corporation shall have authority to issue shall not be decreased by the conversion or redemption of shares of Convertible preferred Stock.

               (v) The holders of shares of Convertible Preferred Stock shall have no voting rights whatsoever, except for any voting rights to which they may be entitled under the laws of the State of Delaware, and except as follows:

               (I) If and whenever at any time or times dividends payable on the Convertible Preferred Stock or on any other Parity Preferred Stock shall have been in arrears and unpaid in an aggregate amount equal to or exceeding the amount of dividends payable thereon for six quarterly periods, then the holders of Parity Preferred Stock shall have, in addition to the other voting rights set forth herein, the exclusive right, voting separately as a class, to elect two directors of the Corporation, such directors to be in addition to the number of directors constituting the Board of Directors immediately prior to the accrual of such right, the remaining directors to be elected by the other class or classes of stock entitled to vote therefor at each meeting of stockholders held for the purpose of electing directors. Such voting right shall continue until such time as all cumulative dividends accumulated on all the Parity Preferred Stock having cumulative dividends shall have been paid in full and until any noncumulative dividends payable on all the Parity Preferred Stock having noncumulative dividends shall have been paid regularly for at least one year, at which time such voting right of the holders of the Parity Preferred Stock shall terminate, subject to revesting in the event of each and every subsequent event of default of the character indicated above.

               Whenever such voting right shall have vested, such right may be exercised initially either at a special meeting of the holders of the Parity Preferred Stock, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at each successive annual meeting.

               At any time when such voting right shall have vested in the holders of the Parity Preferred Stock, and if such right shall not already have been initially exercised, a proper officer of the Corporation shall, upon the written request of the holders of record of 10% in number of shares of the Parity Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of the holders of the Parity Preferred Stock and of any other class or classes of stock having voting power with respect thereto for the purpose of electing directors. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding of annual meetings of stockholders of the Corporation, or, if none, at a place designated by the Secretary of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within 30 days after the personal service of such written request upon the Secretary of the Corporation, or within 30 days after mailing the same within the United States of America, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of 10% in number of shares of the Parity Preferred Stock then outstanding may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the same place as is elsewhere provided for in this subsection (I). Any holder of the Parity Preferred Stock shall have access to the stock books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this paragraph. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called during a period within 90 days immediately preceding the date fixed for the next annual meeting of stockholders.

               At any meeting held for the purpose of electing directors at which the holders of the Parity Preferred Stock shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of 33-1/3% of the then outstanding shares of the Parity Preferred Stock shall be required and be sufficient to constitute a quorum of the Parity Preferred Stock for the election of directors by the Parity Preferred Stock. At any such meeting or adjournment thereof (A) the absence of a quorum of the holders of the Parity Preferred Stock shall not prevent the election of directors other than those to be elected by the holders of the Parity Preferred Stock and the absence of a quorum or quorums of the holders of other classes of capital stock entitled to elect such other directors shall not prevent the election of directors to be elected by the holders of the Parity Preferred Stock and (B) in the absence of a quorum of the holders of any class of stock entitled to vote for the election of directors, a majority of the holders present in person or by proxy of such class shall have the power to adjourn the meeting for the election of directors which the holders of such class are entitled to elect, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

               The directors elected pursuant to this subsection (I) shall serve until the next annual meeting or until their respective successors shall be elected and shall qualify; provided, however, that when the right of the holders of the Parity Preferred Stock to elect directors as herein provided shall terminate, the terms of office of all persons so elected by the holders of the Parity Preferred Stock shall terminate, and the number of directors of the Corporation shall thereupon be such number as may be provided in the By-Laws of the Corporation irrespective of any increase made pursuant to this subsection (I).

               (II) So long as any shares of the Convertible Preferred Stock remain outstanding, the Corporation will not, either directly or indirectly or through merger or consolidation with any other corporation:

               (a) without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of at least 66-2/3% in number of shares of the Series Preferred Stock of all series then outstanding, (A) create any class or classes of stock ranking equal or prior to the Series Preferred Stock either as to dividends or upon liquidation or increase the authorized number of shares of any class or classes of stock ranking equal or prior to the Series Preferred Stock either as to dividends or upon liquidation,

          (B) amend, alter or repeal any of the provisions of the Certificate of Incorporation so as to affect adversely the preferences, special rights or powers of the Series Preferred Stock or (C) authorize any reclassification of the Series Preferred Stock;

               (b) without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of at least 66-2/3% in number of shares of the Convertible Preferred Stock then outstanding, amend, alter or repeal any of the provisions hereof so as to affect adversely the preferences, special rights or powers of the Convertible Preferred Stock; or

               (c) without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of at least a majority in number of shares of the Series Preferred Stock of all series then outstanding, increase the authorized number of shares of the Series Preferred Stock.

               (vi) The Convertible Preferred Stock is exchangeable in whole at the option only of the Corporation on any dividend payment date beginning June 15, 1989, for the Corporation's 5-1/2% Convertible Subordinated Debentures due June 15, 2017 (the "Debentures") as described in the Corporation's Registration Statement on Form S-3 (Registration No. 33-12264), as filed with the Securities and Exchange Commission. Holders of outstanding shares of Convertible Preferred Stock will be entitled to receive $25 principal amount of Debentures in exchange for each share of Convertible Preferred Stock held by them at the time of exchange. The Corporation will mail to each record holder of the Convertible Preferred Stock written notice of its intention to exchange not less than 20 nor more than 60 days prior to the date of exchange. Prior to giving notice of intention to exchange, the Corporation shall execute and deliver with a bank or trust company selected by the Corporation an Indenture substantially in the form filed as an Exhibit to such Registration Statement with such changes as may be required by law, stock exchange rule or usage. The Corporation will cause the Debentures to be authenticated on the dividend payment date on which the exchange is effective; at such time the rights of the holders of Convertible Preferred Stock as stockholders of the Company shall cease (except the right to receive accumulated and unpaid dividends to the date of exchange), and the shares of Convertible Preferred Stock shall no longer be deemed outstanding and shall represent only the right to receive the Debentures. The Debentures will be delivered to the persons entitled thereto upon surrender to the Corporation or its agent appointed for that purpose of the certificates for the shares of Convertible Preferred Stock being exchanged therefor. If the Corporation has not paid full cumulative dividends on the Convertible Preferred Stock to the date of exchange (or set aside a sum therefor) the Convertible Preferred Stock may not be exchanged for the Debentures.

               (vii) The shares of the Convertible Preferred Stock may be redeemed at the option of the Corporation as a whole at any time, or from time to time in part, upon not less than 25 nor more than 60 days' prior notice mailed to the holders of the shares to be redeemed at their addresses as shown on the stock books of the Corporation, at the following redemption prices, but the shares of the Convertible Preferred Stock may not be redeemed before March 15, 1989, unless the daily market price (as defined in paragraph (iii)(IV)(d)) of the Common Stock for any 20 trading days during a period of 30 consecutive trading days ending within five trading days before the date notice of redemption is mailed to each holder equals or exceeds 140% of the Conversion Price then in effect. If redeemed during the 12-month period beginning March 15,

            Year             Price                  Year          Price
            1987            $26.38                  1993         $25.55
            1988             26.24                  1994          25.41
            1989             26.10                  1995          25.28
            1990             25.96                  1996          25.14
            1991             25.83                  1997
            1992             25.69            and there-
                                                   after          25.000

          in each case together with an amount equal to all dividends (whether or not earned or declared) accumulated and unpaid to the date fixed for redemption.

               If full cumulative dividends on the Convertible Preferred Stock have not been paid, the Convertible Preferred Stock may not be redeemed in part and the Corporation may not purchase or acquire any shares of the Convertible Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of the Convertible Preferred Stock. If less than all the outstanding shares of Convertible Preferred Stock are to be redeemed, the Corporation will select those to be redeemed by lot or a substantially equivalent method. Upon such redemption date, holders of shares of Convertible Preferred Stock called for redemption shall cease to be stockholders with respect to such shares and thereafter such shares shall no longer be transferable on the books of the Corporation and such holders shall have no interest or claim against the Corporation with respect to such shares except the right to receive payment of the redemption price upon surrender of their certificates.

               (viii) No consent of the holders of the Convertible Preferred Stock shall be required for (i) the creation of any indebtedness of any kind of the Corporation, (ii) the creation of any class of stock of the Corporation ranking junior as to dividends or upon liquidation to the Series Preferred Stock or (iii) any increase or decrease in the amount of authorized Common Stock or any increase, decrease or change in the par value thereof or in any other terms thereof.

               (ix) The Board reserves the right by subsequent amendment of this resolution from time to time to increase (subject to the provisions of paragraph (v)(II)(c)) or decrease the number of shares which constitute the Convertible Preferred Stock (but not below the number of shares thereof then outstanding) and in other respects to amend this resolution within the limitations provided by law, this resolution and the Certificate of Incorporation.

                             PART II - COMMON STOCK

               (g) All shares of Common Stock shall be identical with each other in every respect. The shares of Common Stock shall entitle the holders thereof to one vote for each share upon all matters upon which stockholders have the right to vote.

               (h) The Common Stock is subject to all the powers, rights, privileges, preferences and priorities of the Series Preferred Stock as are stated and expressed herein and as shall be stated and expressed in any resolution or resolutions adopted by the Board of Directors pursuant to authority expressly granted to and vested in it by the provisions of this Section 2.

                                    ARTICLE V

                            Restriction on Dividends

     No dividend shall be declared or paid which shall impair the capital of the Corporation nor shall any distribution of assets be made to any stockholder unless the value of the assets of the Corporation remaining after such payment or distribution is at least equal to the aggregate of its debts, liabilities and capital. A director shall be fully protected in relying in good faith upon the books of account of the Corporation or statements prepared by any of its officers or by independent public accountants as to the value and amount of the assets, liabilities, net profits, capital stock and surplus of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

                                   ARTICLE VI

                               Board of Directors

     SECTION 1. Powers of the Board of Directors. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized:

          (a) To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

          (b) To determine the use and disposition of any surplus and net profits of the Corporation, including the determination of the amount of working capital required, to set apart out of any of the funds of the Corporation, whether or not available for dividends, a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

          (c) To designate, by resolution passed by a majority of the whole Board, one or more committees, each committee to consist of one or more directors of the Corporation, which, to the extent provided in the resolution designating the committee or in the By-Laws of the Corporation, shall have and may exercise subject to the provisions of the General Corporation Law of Delaware the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be provided in the By-Laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

          (d) To grant rights or options entitling the holders thereof to purchase from the Corporation shares of its capital stock of any class or series. The terms upon which, the time or times at or within which, and the price or prices at which any such rights or options may be issued and any such shares may be purchased from the Corporation upon the exercise of any such right or option, shall be determined by the Board of Directors. In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the consideration for the issuance of such rights or options and for the issuance of shares of capital stock upon exercise thereof and the sufficiency of such consideration shall be conclusive. No such rights or options shall be invalidated or in any way affected by the fact that any director shall be a grantee thereof or shall vote for the issuance of such rights or options to himself or for any plan pursuant to which he may receive any such rights or options.

          (e) To adopt or assume such plans as may from time to time be approved by it for the purchase by officers or employees of the Corporation of shares of capital stock of the Corporation of any class or series. The terms upon which, the time or times at or within which, and the price or prices at which shares may be purchased from the Corporation pursuant to such a plan shall be determined by the Board of Directors in the plan. In the absence of actual fraud in the transaction, the judgment of the Board

SECTION 3. Classification of the Board of Directors.

     (a) Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, the number of the directors of the Corporation shall be fixed from time to time by or pursuant to the By-Laws of the Corporation. The directors, other than those who may be elected by the holders of the Preferred Stock or any other class or series of stock having a preference over the Common Stock as to dividends or upon liquidation pursuant to the terms of this Certificate of Incorporation or any resolution or resolutions providing for the issue of such class or series of stock adopted by the Board of Directors, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the By-Laws of the Corporation, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1988, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1989, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1990, with each class to hold office until its successors are elected and qualified. At each annual meeting of the stockholders of the Corporation, the date of which shall be fixed by or pursuant to the By-Laws of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors need not be by written ballot. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     (b) Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, newly created directorships resulting from any increase in the number of directors may be filled by the Board of Directors, or as otherwise provided in the By-Laws, and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall only be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, or as otherwise provided in the By-Laws. Any director elected in accordance with the preceding sentence of this Paragraph (b) shall hold office for the remainder of the full term of of Directors as to the consideration for the issuance of such shares and the sufficiency thereof shall be conclusive. No such plan which is not at the time of adoption or assumption unreasonable or unfair shall be invalidated or in any way affected because any director shall be entitled to purchase shares of capital stock of the Corporation thereunder and shall vote for any such plan.

     (f) To adopt or assume and carry out such plans as may from time to time be approved by it for the distribution among the officers or employees of the Corporation, or any of them, in addition to their regular salaries or wages, of part of the earnings of the Corporation in consideration for or in recognition of the services rendered by such officers or employees or as an inducement to future efforts. No such plan which is not at the time of adoption or assumption unreasonable or unfair shall be invalidated or in any way affected because any director shall be a beneficiary thereunder or shall vote for any plan under which he may benefit or for any distribution thereunder in which he may participate.

     (g) To adopt or assume and carry out such pension, deferred compensation, profit-sharing or retirement plans as may from time to time be approved by it, providing for pensions, deferred compensation, profit-sharing plan benefits or retirement income for officers or employees of the Corporation, in consideration for or in recognition of the services rendered by such officers or employees or as an inducement to future efforts. No such plan which is not at the time of adoption or assumption unreasonable or unfair shall be invalidated or in any way affected because any director shall be a beneficiary thereunder or shall vote for any plan under which he may benefit or for any distribution thereunder in which he may participate.

     (h) To exercise, in addition to the powers and authorities hereinbefore or by law conferred upon it, any such powers and authorities and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware and of this Certificate of Incorporation and to the By-Laws of the Corporation.

     SECTION 2. Reliance on Books. A director shall be fully protected in relying in good faith upon the books of account of the Corporation or statements prepared by any of its officers or by independent public accountants as to the value and amount of the assets, liabilities and/or net profits of the Corporation or any facts pertinent to the existence and amount of surplus or other funds with which the Corporation's capital stock might properly be purchased or redeemed.

the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.

     (c) Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, any director may be removed from office only for cause, and in such case, only by the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of stock of all classes and series of the Corporation entitled to vote generally in the election of directors ("Voting Stock"), voting together as a single class. For purposes of this Paragraph (c), cause shall mean the wilful and continuous failure of a director substantially to perform such director's duties to the Corporation (other than any such failure resulting from incapacity due to physical or mental illness) or the wilful engaging by a director in gross misconduct materially and demonstrably injurious to the Corporation. Any officer of the Corporation may be removed at any time in such manner as provided in the By-Laws of the Corporation.

     (d) In addition to any requirements of law and any other provisions of this Certificate of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to Article IV of this Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law or this Certificate of Incorporation or any such resolution or resolutions), the affirmative vote of the holders of 80% or more of the combined voting power of the then outstanding shares of voting Stock, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision inconsistent with, this Section 3.

                                   Article VII

                            Meetings of Stockholders

     SECTION 1. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Except as otherwise required by law and subject to the rights of the holders of the Preferred Stock or any other class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors or as otherwise provided in the By-Laws of the Corporation.

     SECTION 2. In addition to any requirements of law and any other provisions of this Certificate of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to Article IV of this Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law or this Certificate of Incorporation or any such resolution or resolutions), the affirmative vote of the holders of 80% or more of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision inconsistent with, this Article VII.

                                  ARTICLE VIII

                     Transactions with Directors or Officers

     No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

          (1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

          (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

          (3) The contract or transaction is fair as to the

     Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                   ARTICLE IX

                             Liability of Directors

     (a) To the fullest extent that the General Corporation Law of the State of Delaware as it exists on the date hereof or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     (b) In addition to any requirements of law and any other provisions of this Certificate of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to Article IV of this Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law or this Certificate of Incorporation or any such resolution or resolutions), the affirmative vote of the holders of 80% or more of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision inconsistent with, this Article IX.

                                    ARTICLE X

                  Compromise or Arrangement between Corporation
                        and its Creditors or Stockholders

     Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this

Corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution, or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of this Corporation, as the case may be, to be summoned in such manner as said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of this Corporation as the case may be, agrees to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding upon all the creditors or class of creditors, and/or upon all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                   ARTICLE XI

                          Reservation of Right to Amend
                          Certificate of Incorporation

     The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all the provisions of this Certificate of Incorporation and all rights and powers conferred in this Certificate of Incorporation on stockholders, directors and officers are subject to this reserve power.

                                   ARTICLE XII

                        Adopting and Amending the By-Laws

     SECTION 1. The Board of Directors may adopt, repeal, alter or amend the By-Laws of the Corporation by the vote of a majority of the entire Board of Directors. Without limiting its authority to adopt, repeal, alter or amend the By-Laws of the Corporation, the Board of Directors is expressly authorized to adopt By-Laws which a majority of the entire Board of Directors may deem necessary or desirable for the efficient conduct of the affairs of the Corporation, including, without limitation, provisions governing the conduct of, and the matters which may properly be brought before, meetings of the stockholders and provisions specifying the manner and extent to which prior notice shall be given of the submission of proposals to be considered at any meeting of stockholders or of nominations for the election of directors to be held at any such meeting.

     SECTION 2. In addition to any requirements of law and any other provisions of this Certificate of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to Article IV of this Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or any such resolution or resolutions), the stockholders may not adopt, amend, alter or repeal any provision of the By-Laws of the Corporation, except by the affirmative vote of the holders of 80% or more of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class, unless recommended to the stockholders for their approval by two-thirds of the Disinterested Directors as such term is defined in Article XIII of this Certificate of Incorporation.

     SECTION 3. In addition to any requirements of law and any other provisions of this Certificate of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to Article IV of this Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law or this Certificate of Incorporation or any such resolution or resolutions), the affirmative vote of the holders of 80% or more of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision inconsistent with, this Article XII.

                                  ARTICLE XIII

                        Approval of Business Combinations

     The vote of stockholders of the Corporation required to approve Business Combinations (as hereinafter defined) shall be as set forth in this Article XIII.

     SECTION 1. In addition to any affirmative vote required by law or by this Certificate of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to Article IV of this Certificate of Incorporation, and except as otherwise expressly provided in Section 3 of this Article XIII:

          (a) any merger or consolidation of the Corporation or any Subsidiary with (i) any Interested Stockholder or (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Stockholder; or

          (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate or Associate of any Interested

     Stockholder of any assets of the Corporation or of any Subsidiary having an aggregate Fair Market Value equal to 10% or more of the consolidated stockholders' equity of the Corporation and its subsidiaries as shown in the most recent audited consolidated balance sheet of the Corporation and its consolidated subsidiaries; or

          (c) the issuance, sale or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) to any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder of any securities of the Corporation or any Subsidiary in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value equal to 10% or more of the consolidated stockholders' equity of the Corporation and its subsidiaries, as shown in the most recent audited consolidated balance sheet of the Corporation and its consolidated subsidiaries, other than the issuance of securities upon the conversion of convertible securities of the Corporation or any Subsidiary which were not acquired by such Interested Stockholder (or such Affiliate or Associate) from the Corporation or a Subsidiary; or

          (d) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

          (e) any reclassification of securities (including any reverse stock split) or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries, or any other transaction (whether or not with or into or otherwise involving any Interested Stockholder), which in any such case has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of stock or securities convertible into stock of the Corporation or any Subsidiary which is directly or indirectly beneficially owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder;

shall not be consummated without (i) the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of Voting Stock and (ii) the affirmative vote of a majority of the combined voting power of the then outstanding shares of Voting Stock held by Disinterested Stockholders, in each case voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser Percentage may be specified, by law or by this Certificate of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to Article IV of this Certificate of Incorporation or in any agreement with any national securities exchange or otherwise.

     SECTION 2. The term "Business Combination" as used in this Article XIII shall mean any transaction which is referred to in any one or more of Paragraphs
(a) through (e) of Section 1 of this Article XIII.

     SECTION 3. The provisions of Section 1 of this Article XIII shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Certificate of Incorporation and any resolution or resolutions of the Board of Directors adopted pursuant to Article IV of this Certificate of Incorporation, if all the conditions specified in either of the following Paragraphs (a) or (b) are met:

          (a) such Business Combination shall have been approved by a majority of the Disinterested Directors; or

          (b) all the six conditions specified in the following clauses (i) through (vi) shall have been met;

          (i) the transaction constituting the Business Combination shall provide for a consideration to be received by holders of Common Stock in exchange for all their shares of Common Stock, and the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of any consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:

               (A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of Common Stock beneficially owned by the Interested Stockholder which were acquired (i) within the two-year period immediately prior to the Announcement Date or (ii) in the transaction in which it became an Interested Stockholder, whichever is higher; and

               (B) the Fair Market Value per share of Common Stock on the Announcement Date or on the Determination Date, whichever is higher; and

          (ii) if the transaction constituting the Business Combination shall provide for a consideration to be received by holders of any class or series of outstanding Voting Stock other than Common Stock, the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of any consideration other than cash to be received per share by holders of shares of such Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this clause (ii) shall be required to be met with respect to every class and series of such outstanding Voting Stock, whether or not the Interested Stockholder beneficially owns any shares of a particular class or series of Voting Stock):

               (A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of such class or series of Voting Stock beneficially owned by the Interested Stockholder which were acquired (i) within the two-year period immediately prior to the Announcement Date or (ii) in the transaction in which it became an Interested Stockholder, whichever is higher;

               (B) (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Voting Stock are entitled in the event of the redemption thereof or of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

               (C) the Fair Market Value per share of such class or series of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; and

          (iii) the consideration to be received by holders of a particular class or series of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as was previously paid in order to acquire shares of such class or series of Voting Stock which are beneficially owned by the Interested Stockholder and, if the Interested Stockholder beneficially owns shares of any class or series of Voting Stock which were acquired with varying forms of consideration, the form of consideration to be received by holders of such class or series of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class or series of Voting Stock beneficially owned by it; and

          (iv) after such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination:

               (A) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular dates therefor the full amount of any dividends (whether or not cumulative) payable on the Preferred Stock or any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation;

               (B) there shall have been (x) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (y) an increase in such annual rate of dividends (as necessary to prevent any such reduction) in the event of any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and

               (C) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction in which it became an Interested Stockholder; and

          (v) after such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and

          (vi) a proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to the stockholders of the Corporation at least 30 calendar days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

     SECTION 4. For the purposes of this Article XIII:

     (a) A "person" shall mean any individual, firm, corporation, partnership, trust or other entity.

     (b) "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

          (1) is the beneficial owner, directly or indirectly, of 20% or more of the combined voting power of the then outstanding shares of Voting Stock; or

          (2) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 20% or more of the combined voting power of the then outstanding shares of Voting Stock; or

          (3) is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession, shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

     (c) "Disinterested Stockholder" shall mean a stockholder of the Corporation (other than the Corporation or a Subsidiary) who is not an Interested Stockholder or an Affiliate or an Associate of an Interested Stockholder.

     (d) A person shall be a "beneficial owner" of any Voting Stock:

          (1) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

          (2) which such, person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote or to direct the vote pursuant to any agreement, arrangement or understanding; or

          (3) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

     (e) For the purposes of determining whether a person is an Interested Stockholder pursuant to Paragraph (b) of this Section 4, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned by such person through application of Paragraph (d) of this Section 4 but shall not include any other shares of Voting Stock which may be issuable to other persons pursuant to any agreement, arrangement or understanding or upon-exercise of conversion rights, exchange rights, warrants or options, or otherwise.

     (f) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on December 16, 1986.

     (g) "Subsidiary" shall mean any corporation of which a majority of the outstanding stock having ordinary voting power for the election of directors is owned by the Corporation, by a Subsidiary or by the Corporation and one or more Subsidiaries, provided, however, that for the purposes of the definitions set forth in Paragraphs (b) and (c) of this Section 4, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned by the Corporation, by a Subsidiary or by the Corporation and one or more Subsidiaries.

     (h) "Disinterested Director" means any member of the Board of Directors of the Corporation who is unaffiliated with, and not a nominee of, the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director who is unaffiliated with, and not a nominee of, the Interested Stockholder and who is recommended to succeed a Disinterested Director by a majority of the Disinterested Directors then on the Board of Directors.

     (i) "Fair Market Value" means: (1) in the case of stock, the highest closing sale price during the 30 calendar day period immediately preceding the date in question of a share of such stock on the New York Stock Exchange Composite Tape, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation with respect to a share of such stock during the 30 calendar day period preceding the date in question on the

National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith; and (2) in the case of stock of any class or series which is not traded on any securities exchange or in the over-the-counter market or in the case of property other than cash or stock, the fair market value of such stock or property, as the case may be, on the date in question as determined by a majority of the Disinterested Directors in good faith.

     (j) "Announcement Date" means the date of first public announcement of the proposed Business Combination.

     (k) "Determination Date" means the date on which the Interested Stockholder became an Interested Stockholder.

     SECTION 5. A majority of the Disinterested Directors of the Corporation shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article XIII, including, without limitation, (a) whether a person is an Interested Stockholder, (b) the number of shares of Voting Stock beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another person, (d) whether the requirements of Section 3 of this Article XIII have been met with respect to any Business Combination, and (e) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination, has an aggregate Fair Market Value equal to or in excess of 10% of the consolidated stockholders' equity of the Corporation and its subsidiaries reflected in the Corporation's most recent audited consolidated balance sheet; and the good faith determination of a majority of the Disinterested Directors on such matters shall be conclusive and binding for all purposes of this Article XIII.

     SECTION 6. Nothing contained in this Article XIII shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

     SECTION 7. In addition to any requirements of law and any other provisions of this Certificate of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to Article IV of this Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or any such resolution or resolutions), the affirmative vote of the holders of 80% or more of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision inconsistent with, this Article XIII; however, that the affirmative vote of a majority of the combined voting power of the then outstanding shares of Voting Stock held by the Disinterested Stockholders (as defined in Section 4 of Article XIII) voting together as a single class, shall also be required to amend, alter or repeal, or adopt any provision inconsistent with, this Article XIII.

     4. This Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation on April 22, 1987 in accordance with Section 245 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Paine Webber Group Inc. has caused this certificate to be signed by Donald B. Marron, its Chairman of the Board, President and Chief Executive Officer, and attested by Sam Scott Miller, its Secretary, this 3Oth day of April, 1987.


                                      /s/ Donald B. Marron
                                      ------------------------------------------
                                      Donald B. Marron,
                                      Chairman of the Board, President
                                      and Chief Executive Officer


[Seal]


Attest:

/s/ Sam Scott Miller
------------------------------------------
Sam Scott Miller, Secretary

                                State of Delaware

                        Office of the Secretary of State

I, MICHAEL RATCHFORD, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF STOCK DESIGNATION OF PAINE WEBBER GROUP INC. FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF DECEMBER, A.D. 1987, AT 8:30 O'CLOCK A.M.

                                   **********

                                                /s/ Michael Ratchford
                                        ----------------------------------------
                         [SEAL]         Michael Ratchford, Secretary of State

                                        AUTHENTICATION: [ILLEGIBLE]
                                                  DATE: [ILLEGIBLE]
     to subdivision (a) of this subsection (IV), the holder of any share of Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of Common Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of any share shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this paragraph (v).

          (V) In case:

               (a) the Corporation shall declare a dividend (or any other distribution) on its Common Stock other than a regular periodic cash dividend payable in cash out of its retained earnings; or

               (b) the Corporation shall authorize the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights; or

               (c) there shall be any capital stock reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock), or any consolidation or merger to which the Corporation is a party or any statutory exchange of securities with another corporation and for which approval of any stockholders of the Corporation is required, or any sale or transfer of all or substantially all the assets of the Corporation; or

               (d) there shall be a voluntary dissolution, liquidation or winding up of the Corporation; then the Corporation shall cause to be filed with the conversion agent, and shall cause to be airmailed to the holders of shares of the Preferred Stock at their addresses as shown on the stock books of the Corporation, at least ten days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (ii) the date on which such reorganization, reclassification, consolidation, merger, statutory exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, statutory exchange, sale, transfer, dissolution, liquidation or winding up.

               (VI) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversions of the Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Preferred Stock not theretofore converted. For purposes of this subsection (VI), the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

               Before taking any action which would cause an adjustment reducing the

               (VIII) In case of any consolidation or merger in which the Corporation is a party (other than a merger in which the Corporation is the continuing corporation), or in case of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Corporation), the holder of each share of Preferred Stock then outstanding shall have the right thereafter to convert such share into the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance by a holder of the number of shares of Common Stock into which such share of Preferred Stock might have been converted immediately prior to such consolidation, merger, statutory exchange, sale or conveyance, assuming such holder of Common Stock failed to exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance (provided that if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this subsection (VIII) the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Thereafter, the holders of the Preferred Stock shall be entitled to appropriate adjustments with respect to their conversion rights to the end that the provisions set forth in this paragraph (v) shall correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of the Preferred Stock. Any such adjustment shall be approved by a firm of independent public accountants (who may be the regular accountants employed by the Corporation), evidenced by a certificate to that effect delivered to the conversion agent.

               The above provisions of this subsection (VIII) shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances.

               (vi) Upon any conversion or redemption of shares of Preferred Stock, the shares of Preferred Stock so converted or redeemed shall have the status of authorized and unissued shares of Series Preferred Stock, and the number of shares of Series Preferred Stock which the Corporation shall have authority to issue shall not be decreased by the conversion or redemption of shares of Preferred Stock.

               (vii) (I) The Shares of Preferred Stock shall not be entitled to vote pursuant to this subsection (I) until the expiration or early termination of the applicable waiting period under the HSR Act. Thereafter, each share of Preferred Stock shall be entitled to one vote (subject to adjustment as provided in subsection (V) of this paragraph (vii)) and the shares of Preferred Stock shall vote together with the shares of Common Stock (and of any other class or series which may similarly be entitled to vote with the shares of Common Stock) as a single class upon all matters upon which holders of Common Stock are entitled to vote.

               (II) If and whenever at any time or times dividends payable on the Preferred Stock or on any other Parity Preferred Stock shall have been in arrears and unpaid in an aggregate amount equal to or exceeding the amount of dividends payable thereon for six quarterly periods, then the holders of Parity Preferred Stock shall have, in addition to the other voting rights set forth herein, the exclusive right, voting separately as a class, to elect two directors of the Corporation, such directors to be in addition to the number of directors constituting the Board of Directors immediately prior to the accrual of such right, the remaining directors to be elected by the other class or classes of stock entitled to vote therefor at each meeting of stockholders held for the purpose of electing directors. Such voting right shall continue until such time as all cumulative dividends accumulated on all the Parity Preferred Stock having cumulative dividends shall have been paid in full and until any noncumulative dividends payable on all the Parity Preferred Stock having noncumulative dividends shall have been paid regularly for at least one year, at which time such voting right of the holders of the Parity Preferred Stock shall terminate, subject to revesting in the event of each and every subsequent event of default of the character indicated above.

               Whenever such voting right shall have vested, such right may be exercised initially either at a special meeting of the holders of the Parity Preferred Stock, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at each successive annual meeting.

               At any time when such voting right shall have vested in the holders of the Parity Preferred Stock, and if such right shall not already have been initially exercised, a proper officer of the Corporation shall, upon the written request of the holders of record of 10% in number of shares of the Parity Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of the holders of the Parity Preferred Stock and of any other class or classes of stock having voting power with respect thereto for the purpose of electing directors. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding of annual meetings of stockholders of the Corporation, or, if none, at a place designated by the Secretary of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within 30 days after the personal service of such written request upon the Secretary of the Corporation, or within 30 days after mailing the same within the United States of America, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of 10% in number of shares of the Parity Preferred Stock then outstanding may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the same place as is elsewhere provided for in this subsection (II). Any holder of the Parity Preferred Stock shall have access to the stock books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this paragraph. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called during a period within 90 days immediately preceding the date fixed for the next annual meeting of stockholders.

               At any meeting held for the purpose of electing directors at which the holders of the Parity Preferred Stock shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of 33-1/3% of the then outstanding shares of the Parity Preferred Stock shall be required and be sufficient to constitute a quorum of the Parity Preferred Stock for the election of directors by the Parity Preferred Stock. At any such meeting or adjournment thereof (A) the absence of a quorum of the holders of the Parity Preferred Stock shall not prevent the election of directors other than those to be elected by the holders of the Parity Preferred Stock and the absence of a quorum or quorums of the holders of other classes of capital stock entitled to elect such other directors shall not prevent the election of directors to be elected by the holders of the Parity Preferred Stock and (B) in the absence of a quorum of the holders of any class of stock entitled to vote for the election of directors, a majority of the holders present in person or by proxy of such class shall have the power to adjourn the meeting for the election of directors which the holders of such class are entitled to elect, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

               The directors elected pursuant to this subsection (II) shall serve until the next annual meeting or until their respective successors shall be elected and shall qualify; provided, however, that when the right of the holders of the Parity Preferred Stock to elect directors as herein provided shall terminate, the terms of office of all persons so elected by the holders of the Parity Preferred Stock shall terminate, and the number of directors of the Corporation shall thereupon be such number as may be provided in the By-laws of the

          Corporation irrespective of any increase made pursuant to this subsection (II).

               (III) So long as any shares of the Preferred Stock remain outstanding, the Corporation will not, either directly or indirectly or through merger or consolidation with any other corporation:

               (a) without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of at least 66-2/3% in number of shares of the Preferred Stock, (A) create any class or classes of stock ranking equal or prior to the Preferred Stock either as to dividends or upon liquidation or increase the authorized number of shares of any class or classes of stock ranking equal or prior to the Preferred Stock either as to dividends or upon liquidation, (B) amend, alter or repeal any of the provisions of the Certificate of Incorporation so as to affect adversely the preferences, special rights or powers of the Preferred Stock or (C) authorize any reclassification of the Preferred Stock;

               (b) without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of at least 66-2/3% in number of shares of the Preferred Stock then outstanding, amend, alter or repeal any of the provisions hereof so as to affect adversely the preferences, special rights or powers of the Preferred Stock; or

               (c) without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of at least a majority in number of shares of the Series Preferred Stock of all series then outstanding, increase the authorized number of shares of the Series Preferred Stock.

               (IV) No consent of the holders of the Preferred Stock shall be required for (i) the creation of any indebtedness of any kind of the Corporation, (ii) the creation of any class of stock of the Corporation ranking junior as to dividends or upon liquidation to the Series Preferred Stock or (iii) any increase or decrease in the amount of authorized Common Stock or any increase, decrease or change in the par value thereof or in any other terms thereof.

               (V) In case the Corporation shall hereafter (i) pay a dividend or make a distribution on the Common Stock in shares of Common Stock,
          (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, then in each such case the number of votes to which a holder of a share of Preferred Stock is entitled pursuant to subsection (I) of this paragraph (vii) shall be adjusted so that, after the happening of any of the events described above, such holder shall be entitled to a number of votes equal to the number of votes to which such holder was entitled pursuant to subsection (I) immediately prior to such happening multiplied by a fraction of which the numerator is the number of shares of Common Stock into which one share of Preferred Stock was convertible immediately after such happening and the denominator is the number of shares of Common Stock into which one share of Preferred Stock was convertible immediately prior to such happening. An adjustment made pursuant to this subsection (V) shall become effective immediately after the date of payment, in the case of a dividend or distribution, or immediately after the effective date, in the case of a subdivision, combination or reclassification.

               (viii) The Preferred Stock is exchangeable in whole at the option only of the Corporation on any Dividend Payment Date commencing the first Dividend Payment Date following the Closing Date, for the COrporation's 7% Voting Convertible Subordinated Debentures Due 2007 (the "Debentures") which shall be issued pursuant to the Indenture and shall be substantially in the form set forth in Article Two thereof. Holders of outstanding shares of Preferred Stock will be entitled to receive a principal amount of Debentures equal to the Liquidation Preference in exchange for each share of Preferred Stock held by them at the time of exchange. The Corporation will mail to each record holder of the Preferred Stock written notice of its intention to exchange not less than 30 nor more than 60 days prior to the date of exchange. Prior to giving notice of intention to exchange, the Corporation shall execute and deliver the Indenture substantially in the form set forth in Exhibit 4 to the Agreement and shall adopt a Board Resolution (as such term is defined in the Indenture) incorporating the terms set forth in Article Two thereof, in each case with such changes as may be required by law or usage. The Corporation will cause the Debentures to be authenticated on the Dividend Payment Date on which the exchange is effective; at such time the rights of the holders of Preferred Stock as stockholders of the Company shall cease (except the right to receive accumulated and unpaid dividends to the date of exchange), and the Preferred Stock shall no longer be deemed outstanding and shall represent only the right to receive the Debentures. The Debentures will be delivered to the persons entitled thereto upon surrender to the Corporation or its agent appointed for that purpose of the certificates for the shares of Preferred Stock being exchanged therefor. If the Corporation has not paid full cumulative dividends on the Preferred Stock to the date of exchange or set aside a sum therefor), or if the Corporation has not obtained any required stockholder approval in connection with the granting of voting rights to the holders of Exchange Debentures as set forth in

          Article Two of, the Indenture, the Preferred Stock may not be exchanged for the Debentures.

               (ix) (I) Shares of the Preferred Stock may not be redeemed on or prior to the third anniversary of the Closing Date. Thereafter, the shares of the Preferred Stock may be redeemed to the extent specified below, at the option of the Corporation on any Dividend Payment Date upon at least 30 days' and not more than 45 days' prior written notice to the holders of the shares to be redeemed, at an amount equal to the sum of the Liquidation Preference of such shares plus accumulated and unpaid dividends (whether or not earned or declared) to the date fixed for redemption:

                                                     Number of Shares Subject
                                                     to Redemption

to and including the fourth
anniversary of the Closing
Date ...........................................     up to 25% of the shares of
                                                     Preferred Stock initially
                                                     issued

thereafter, to and including
the fifth anniversary of the
Closing Date ...................................     up to 25% of the shares of
                                                     Preferred Stock initially
                                                     issued

thereafter, to and including
the sixth anniversary of the
Closing Date ...................................     up to 50% of the shares of
                                                     Preferred Stock
                                                     outstanding at the
                                                     commencement of such
                                                     period (the "Reference
                                                     Period")

thereafter, during any 12 month
period .........................................     up to 50% of the shares of
                                                     Preferred Stock
                                                     outstanding at the
                                                     commencement of the
                                                     Reference Period

          Provided, however, that the shares of Preferred Stock shall not be redeemable by the Corporation on or prior to the fifth anniversary of the Closing Date unless the Average Market Price of the Common Stock on the date upon which notice of redemption is first given is greater than the product of 1.20 times the Conversion Price (as defined in paragraph (v) hereof) then in effect, or after the fifth anniversary of the Closing Date, unless the Average Market Price of the Common Stock on the date upon which notice of redemption is first given is greater than the Conversion Price (as defined in paragraph (v) hereof) then in effect.


          For purposes of this subsection (I), the number of shares of Preferred Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Preferred Stock.

               (II) Holders of shares of Preferred Stock which have been called for redemption may elect to receive the redemption price for such shares in the form of securities which are direct obligations of the United States of America and have a fair market value (as determined jointly by the Board and the Investor (if the Investor shall be a holder of any shares of Preferred Stock) on the date notice of such redemption is given, or by an internationally recognized investment banking firm selected by them if they are unable to agree, or by the Board in its reasonable discretion (if the Investor shall not be a holder of any shares of Preferred Stock on the date notice of such redemption is given)) equal to the redemption price otherwise payable by the Corporation upon redemption of such shares. Any such election may specify a requested coupon rate or range of rates, maturity or range of maturities and denominations of such securities. Such requests with respect to coupon rate, maturity and denomination shall be satisfied by the Corporation to the extent reasonably practicable. Any such election shall be effective upon the giving of receipt of written notice of such election to the Corporation not later than 20 days prior to the date fixed for redemption.

               (III) Notice of any proposed redemption of shares of Preferred Stock shall be given by the Corporation by airmailing a copy of such notice to holders of record of the shares of such Preferred Stock to be redeemed at their respective addresses appearing on the stock books of the Corporation. Said notice shall specify the shares called for redemption, the redemption price and the price at which and the date on which the shares called for redemption will, upon presentation and surrender of the certificates of stock evidencing such shares, be redeemed and the redemption price therefor paid. From and after the date fixed in any such notice as the date of redemption of shares of Preferred Stock, unless default shall be made by the Corporation in providing monies at the time and place specified for the payment of the redemption price pursuant to said notice, all dividends on the Preferred Stock thereby called for redemption shall cease to accrue and all rights of the holders thereof as stockholders of the Corporation, except the right to receive the redemption price upon surrender of the certificates, shall cease and terminate.

               (x) The Preferred Stock shall be subject to the provisions of the Investment Agreement and may not be sold or transferred except in accordance therewith.

               (xi) Certificates representing shares of the Preferred Stock shall be exchangeable, at the option of the holder, for a new certificate or certificates of the same or different denominations representing in the aggregate the same number of shares.

               (xii) Subject to conversion as set forth in paragraph (v), to exchange as set forth in paragraph (viii) or to redemption as set forth in paragraph (ix), and to the respective rights and obligations of the Investor and the Company set forth in Sections 5.1(d) and 6.2 of the Investment Agreement (which provisions are incorporated by reference herein), the Preferred Stock shall be perpetual. In the case of exchanges pursuant to Section 6.2 of the Investment Agreement, a payment shall be made upon exchange for dividends accumulated on the shares of Preferred Stock surrendered for exchange but not for dividends on shares of preferred stock delivered upon such exchange.

     IN WITNESS WHEREOF, Paine Webber Group Inc. has caused this Certificate to be made under the seal of the Corporation and signed by Donald B. Marron, its Chairman of the Board of Directors, President and Chief Executive Officer, and attested by Dorothy F. Haughey, its Assistant Secretary, this 11th day of December 1987.

                                        PAINE WEBBER GROUP INC.


                                        /s/ Donald B. Marron
                                        ----------------------------------------
                                        Donald B. Marron
                                        Chairman of the Board of
                                        Directors, President and Chief
                                        Executive Officer

[Seal]

Attest:

/s/ Dorothy F. Haughey
----------------------------
    Dorothy F. Haughey
    Assistant Secretary
which Yasuda shall be entitled to purchase, any other person has preemptive or other equity purchase rights similar to those granted to Yasuda, the amount Yasuda is entitled to purchase shall be recalculated to take into account the amount of voting securities to be sold to such persons, rounding up the amount of Equity Purchase Shares which Yasuda shall be entitled to purchase to the nearest whole Equity Purchase Share. The terms upon which, the time or times at or within which, and the price or prices at which any such preemptive rights or equity purchase rights may be exercised shall, if applicable, be as set forth in the Investment Agreement or, if not applicable, as determined by the Board of Directors.

2. That, thereafter, at an Annual Meeting of Stockholders of the Corporation, duly noticed and held on May 3, 1988, the stockholders of the Corporation voted the necessary number of shares as required by statute in favor of the amendments.

3. That said amendments were duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Paine Webber Group Inc. has caused this Certificate to be signed by James C. Treadway, Jr., its Vice President and Secretary and attested by Dorothy F. Haughey, its Assistant Secretary, this 31st day of May, 1988.

     PAINE WEBBER GROUP INC.

     /s/ James C. Treadway, Jr.
     -------------------------------
     James C. Treadway, Jr.,
     Vice President and Secretary

     Attest:

     /s/ Dorothy F. Haughey
     -------------------------------
     Dorothy F. Haughey
     Assistant Secretary

                                State of Delaware

                        Office of the Secretary of State

I, MICHAEL RATCHFORD, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF PAINE WEBBER GROUP INC. FILED IN THIS OFFICE ON THE THIRD DAY OF JUNE, A.D. 1988, AT 10 O'CLOCK A.M.

                                   **********

                                                /s/ Michael Ratchford
                                        ----------------------------------------
                         [SEAL]         Michael Ratchford, Secretary of State

                                        AUTHENTICATION: [ILLEGIBLE]
                                                  DATE: [ILLEGIBLE]

                                                                          6-3-88

                            CERTIFICATE OF AMENDMENT
                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF

                             PAINE WEBBER GROUP INC.

             Pursuant to Section 242 of the General Corporation Law

                            of the State of Delaware

     Paine Webber Group Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (hereinafter sometimes called the "Corporation"), DOES HEREBY CERTIFY as follows:

1. At a meeting of the Board of Directors of the Corporation, duly called and held on February 16, 1988, resolutions were duly adopted setting forth proposed amendments to the Restated Certificate of Incorporation of the Corporation, declaring said amendments to be advisable, and directing that the amendments be submitted to the stockholders of the Corporation at the next annual meeting of stockholders for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

     RESOLVED, that each of the proposed amendments to the Restated Certificate of Incorporation of the corporation set forth below be, and it hereby is, approved and adopted in all respects and declared advisable; that such proposed amendments be submitted to the stockholders of the corporation for their consideration at the next annual meeting of stockholders; and that, if such proposed amendments are approved and adopted by the stockholders of the corporation, the proper officers of the corporation be, and they hereby are, authorized to execute and acknowledge and cause to be filed and recorded in accordance with Section 103 of the General Corporation Law of the State of Delaware a certificate setting forth such amendments and certifying that such amendments have been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware:

     That Article IV be amended by inserting the following new Article:

                                 ARTICLE IV (A)
                                Voting Debentures

     The holders of the Corporation's 7% Convertible Subordinated Voting Debentures Due 2007 ("Exchange Debentures") which may be issued from time to time pursuant to the Investment Agreement dated as of November 30, 1987, between the Corporation and The Yasuda Mutual Life Insurance Company, in exchange for the Corporation's 7% Cumulative Convertible Exchangeable Voting Preferred Stock, Series A, shall be entitled to vote together with the shares of Common Stock (and of any other class of series of capital stock which may, now or in the future, similarly be entitled to vote with shares of Common Stock) as a single class upon all matters upon which holders of Common Stock are entitled to vote, as follows: each $1,000 aggregate principal amount of Exchange Debentures shall be entitled to a number of votes equal to the product of (x) the number of votes to which each share of the Series A Preferred was entitled on the effective date of the exchange of such share of Series A Preferred for any Exchange Debenture times (y) the quotient of $1,000 divided by $44.50.

     That Article IV, be amended further by inserting the following new Article:

                                  ARTICLE IV(B)
                                Preemptive Rights

     The Yasuda Mutual Life Insurance Company ("Yasuda") shall be entitled, subject to the conditions set forth in Section 5.1(c) of the Investment Agreement dated as of November 30, 1987, between the Corporation and Yasuda (the "Investment Agreement"), to (1) equity purchase rights that are no less favorable than the preemptive or equity purchase rights, if any, that might be granted by the Corporation to any other person or (2) if the Corporation has no class or series of voting securities which is registered under the Securities Exchange Act of 1934 and broadly held and actively traded or if permitted by the rules of any national stock exchange on which any such class or series of voting securities is listed, or the over-the-counter market in which any such class or series of voting securities is traded if no longer listed, equity purchase rights which allow Yasuda a preemptive right to purchase the amount of voting securities of the Corporation or any securities convertible into or exchangeable for voting securities of the Corporation or any options, warrants or rights exercisable for voting securities of the Corporation ("Equity Purchase Shares") equal to the product of (A) the quotient of (x) the number of voting securities of the Corporation owned by Yasuda immediately prior to the issuance of Equity Purchase Shares divided by (y) the aggregate number of outstanding voting securities owned by persons other than Yasuda immediately prior to the issuance of Equity Purchase Shares (for purposes of this calculation, treating all securities of the Corporation convertible into voting securities as though they have been so converted), multiplied by (B) the aggregate number of Equity Purchase Shares being issued by the Corporation to persons other than Yasuda, rounded up to the nearest whole Equity Purchase Share. If, at the time of the determination of the amount of Equity Purchase Shares which Yasuda shall be entitled to purchase, any other person has preemptive or other equity purchase rights similar to those granted to Yasuda, the amount Yasuda is entitled to purchase shall be recalculated to take into account the amount of voting securities to be sold to such persons, rounding up the amount of Equity Purchase Shares which Yasuda shall be entitled to purchase to the nearest whole Equity Purchase Share. The terms upon which, the time or times at or within which, and the price or prices at which any such preemptive rights or equity purchase rights may be exercised shall, if applicable, be as set forth in the Investment Agreement or, if not applicable, as determined by the Board of Directors.

2. That, thereafter, at an Annual Meeting of Stockholders of the Corporation, duly noticed and held on May 3, 1988, the stockholders of the Corporation voted the necessary number of shares as required by statute in favor of the amendments.

3. That said amendments were duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Paine Webber Group Inc. has caused this Certificate to be signed by James C. Treadway, Jr., its Vice President and Secretary and attested by Dorothy F. Haughey, its Assistant Secretary, this 31st day of May, 1988.

          PAINE WEBBER GROUP INC.

          /s/ James C. Treadway, Jr.
          -------------------------------
          James C. Treadway, Jr.,
          Vice President and Secretary

          Attest:

          /s/ Dorothy F. Haughey
          -------------------------------
          Dorothy F. Haughey,
          Assistant Secretary

                                State of Delaware

                        Office of the Secretary of State

I, MICHAEL RATCHFORD, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF STOCK DESIGNATION OF PAINE WEBBER GROUP INC. FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF JANUARY, A.D. 1992, AT 10 O'CLOCK A.M.

                                   **********

                                                /s/ Michael Ratchford
                                        ----------------------------------------
                         [SEAL]         Michael Ratchford, Secretary of State

                                        AUTHENTICATION: [ILLEGIBLE]
                                                  DATE: [ILLEGIBLE]

CERTIFICATE OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF, WHICH HAVE NOT BEEN SET FORTH IN THE CERTIFICATE OF INCORPORATION OR IN ANY AMENDMENT THERETO, OF THE

                   7.5% CONVERTIBLE PREFERRED STOCK, SERIES B
                                 ($20 Par Value)

                             PAINE WEBBER GROUP INC.

                                   ----------

                         Pursuant to Section 151 of the

                General Corporation Law of the State of Delaware

                                   ----------

     The undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted on February 11, 1991, by the Special Committee of the Board of Directors of Paine Webber Group Inc., a Delaware corporation (hereinafter called the "Corporation"), pursuant to provisions of Section 141(c) of the General Corporation Law of the State of Delaware and Article IV, Section 1 of the By-laws of the Corporation;

          RESOLVED, that pursuant to authority expressly granted to and vested in the Board of Directors of the Corporation by provisions of the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), the issuance of a series of the Series Preferred Stock, par value $20 per share (the "Series Preferred Stock"), which shall consist of up to 240,000 of the 20,000,000 shares of Series Preferred Stock which the Corporation now has authority to issue, be, and the same hereby is, authorized, and this Board of Directors hereby fixes the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series (in addition to the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation which are applicable to the Series Preferred Stock) as follows:


          The designation of such series of the Series Preferred Stock authorized by this resolution shall be the 7.5% Convertible Preferred Stock, Series B (the "Convertible Preferred Stock"). The number of shares of Convertible Preferred Stock shall be 240,000.

          (i) Holders of shares of Convertible Preferred Stock will be entitled to receive, when and as declared by the Board of Directors (the "Board") of Paine Webber Group Inc. (the "Corporation") out of assets of the Corporation legally available for payment, an annual cash dividend of $1.875 per share, payable in semi-annual installments on June 30 and December 31, commencing June 30, 1991. Dividends on the Convertible Preferred Stock will be cumulative from the date of initial issuance of any shares of Convertible Preferred Stock. Dividends will be payable to holders of record as they appear on the stock books of the Corporation on such record dates, not more than 60 days nor less than 10 days preceding the payment dates thereof, as shall be fixed by the Board. When dividends are not paid in full upon the Convertible Preferred Stock and any other preferred stock ranking on a parity as to dividends with the Convertible Preferred Stock (such other preferred stock and the Convertible Preferred Stock hereinafter being collectively referred to as "Parity Preferred Stock"), all dividends declared upon shares of Parity Preferred Stock will be declared pro rata so that in all cases the amount of dividends declared per share on the Convertible Preferred Stock and such other Parity Preferred Stock shall bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of Convertible Preferred Stock and such other Parity Preferred Stock bear to each other. Except as set forth in the preceding sentence, unless full cumulative dividends on the Convertible Preferred Stock have been paid, no dividends (other than in Common Stock of the Corporation (as defined in paragraph (iii)(I) below) or any other stock of the Corporation ranking junior to the Convertible

     Preferred Stock as to dividends) may be paid or declared and set aside for payment or other distribution made upon the Common Stock or on any other stock of the Corporation ranking junior to or on a parity with the Convertible Preferred Stock as to dividends, nor may any Common Stock or any other stock of the Corporation ranking junior to or on a parity with the Convertible Preferred Stock as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any payment made to or available for a sinking fund for the redemption of any shares of such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the Convertible Preferred Stock as to dividends). Dividends payable for any partial dividend period shall be calculated on the basis of a 360-day year of 12 30-day months.

          (ii) The shares of Convertible Preferred Stock shall rank prior to the shares of Common Stock and of any other class of stock of the Corporation ranking junior to the Series Preferred Stock upon liquidation, so that in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any distribution is made to holders of shares of Common Stock or any other such junior stock, an amount equal to $25 per share (the "Liquidation Preference" of a share of Convertible Preferred Stock) plus an amount equal to all dividends (whether or not earned or declared) accumulated and unpaid on the shares of Convertible Preferred Stock to the date of final distribution. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of shares of Parity Preferred Stock shall be insufficient to pay in full the liquidation preference amounts of the Parity Preferred Stock and all dividends (whether or not earned or declared) accumulated and unpaid thereon, then such assets, or the proceeds thereof, shall be distributable among such holders ratably in accordance with the respective amounts which would be payable on such shares if all, amounts payable thereon were paid in full. For the purposes hereof, the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation shall be deemed a voluntary liquidation, dissolution or winding up of the Corporation, but a consolidation or merger of the Corporation with one or more other corporations shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

          (iii) (I) Subject to and upon compliance with the provisions of this paragraph (iii), the holder of a share of Convertible Preferred Stock shall have the right, at his option, at any time, except that, if such share is called for redemption, not after the close of business on the fifth day next preceding the date fixed for such redemption, to convert such share into that number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) obtained by dividing the Liquidation Preference of such share being converted by the Conversion Price (as defined below), upon surrender of such share so to be converted, such surrender to be made in the manner provided in subsection (II) of this paragraph (iii).

          The term "Common Stock" shall mean the Common Stock, $1 par value, of the Corporation as the same exists at the date of this Certificate or as such stock may be constituted from time to time, except that for the purpose of subsection (V) of this paragraph (iii) the term "Common Stock" shall also mean and include stock of the Corporation of any class, whether now or hereafter authorized, which shall have the right to participate in the distribution of either earnings or assets of the Corporation without limit as to amount or percentage.

          The term "Conversion Price" shall mean $20.80 as adjusted in accordance with the provisions of this paragraph (iii).

          (II) In order to exercise the conversion privilege, the holder of each share of Convertible Preferred Stock to be converted shall surrender the certificate representing such share at the office of the conversion agent for the Convertible Preferred Stock in the Borough of Manhattan, City of New York, appointed for such purpose by the Corporation, with the Notice of Election to Convert on the back of said certificate completed and signed. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Convertible Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation and duly executed by the holder or his duly authorized attorney, and an amount sufficient to pay any transfer or similar tax. No payment or adjustment shall be made on conversion for dividends accumulated on the Convertible Preferred Stock surrendered for conversion or for dividends on Common Stock delivered on such conversion. As promptly as practicable after the surrender of the certificates for shares of Convertible Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on his written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this paragraph (iii), and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in subsection (III) of this paragraph (iii).

          Each conversion shall be deemed to have been effected immediately prior, to the close of business on the date on which the certificates for shares of Convertible Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such shares shall have been surrendered and such notice received by the Corporation. All shares of Common Stock delivered upon conversion of the Convertible Preferred Stock will upon delivery be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights.

          (III) No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of the Convertible Preferred Stock. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of a share of Convertible Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash (computed to the nearest cent) equal to the current market price (as defined in subsection (IV)(d) of this paragraph
     (iii)) thereof at the close of business on the business day next preceding the day of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Liquidation Preference of the shares of Convertible Preferred Stock so surrendered.

          (IV) The Conversion Price shall be adjusted from time to time as follows:

               (a) In case the Corporation shall hereafter (i) pay a dividend or make a distribution on the Common Stock in shares of Common Stock,
          (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of the Common Stock any shares of capital stock of the Corporation, the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any share of Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other capital stock of the Corporation which he would have owned or been entitled to receive immediately following such action had such share been converted immediately prior thereto. An adjustment made pursuant to this subdivision (a) shall become effective immediately after the record date, in the case of a dividend or distribution, or immediately after the effective date, in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subdivision (a), the holder of any share of Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock or shares of

          Common Stock and other capital stock of the Corporation, the Board (whose determination shall be conclusive and shall be described in a statement filed with the conversion agent by the Corporation as soon as practicable) shall determine the allocation of the adjusted Conversion Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock.

               (b) In case the Corporation shall hereafter issue rights or warrants to holders of its outstanding shares of Common Stock generally entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (as determined pursuant to subdivision (d) of this subsection (IV)) of the Common Stock on the record date mentioned in the next sentence (other than pursuant to an automatic dividend reinvestment plan of the Corporation or any substantially similar plan), the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such current market price, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants.

               (c) In case the Corporation shall hereafter distribute to holders of its outstanding shares of Common Stock generally evidences of its indebtedness or assets (excluding any cash dividend paid from retained earnings of the Corporation and dividends or distributions payable in stock for which adjustment is made pursuant to subdivision (a) of this subsection (IV)) or rights or warrants to subscribe to securities of the Corporation (excluding those referred to in subdivision (b) of this subsection (IV)), then in each such case the

          Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in subdivision (d) of this subsection (IV)) of the Common Stock on the record date mentioned in the next sentence less the then fair market value (as determined by the Board, whose determination shall be conclusive and shall be described in a statement filed with the conversion agent by the Corporation as soon as practicable) of the portion of the evidences of indebtedness or assets so distributed to the holder of one share of Common Stock or of such subscription rights or warrants applicable to one share of Common Stock, and of which the denominator shall be such current market price per share of Common Stock. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

               (d) For the purpose of subsection (III) and subdivisions (b) and
          (c) of this subsection (IV), the current market price per share of Common Stock on any date shall be deemed to be the average of the daily market prices for the 30 consecutive days on which the New York Stock Exchange is open for trading commencing 45 trading days before the day in question. The term "daily market price" when used with reference to the Common Stock shall mean the price of a share of Common Stock on the relevant date, determined on the basis of the last reported sale price regular way of the Common Stock as reported on the composite tape, or similar reporting system, for issues listed on the New York Stock Exchange (or if the Common Stock is not then listed on that Exchange for issues listed on such other national securities exchange upon which the Common Stock is listed as may be designated by the Board for the purposes hereof) or, if there is no such reported sale on the day in question, on the basis of the average of the closing bid and asked quotations as so reported, or, if the Common Stock is not then listed on any national securities exchange, on the basis of the closing price, if the Common Stock is a national market issue, or the average of the high bid and low asked quotations on the day in question in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotations System, or if not so quoted, as reported by

          National Quotation Bureau, Incorporated, or a similar organization.

               (e) In any case in which this paragraph (iii) shall require that an adjustment be made immediately following a record date or an effective date, the Corporation may elect to defer (but only until five business days following the filing by the Corporation with the conversion agent of the certificate of independent public accountants required by subdivision (g) of this subsection (IV)) issuing to the holder of any share of Convertible Preferred Stock converted after such record date or effective date the additional shares of Common Stock or other capital stock issuable upon such conversion over and above the shares of Common Stock or other capital stock issuable upon such conversion on the basis of the Conversion Price prior to adjustment, and paying to such holder any amount of cash in lieu of a fractional share.

               (f) No adjustment in the Conversion Price shall be required to be made unless such adjustment would require an increase or decrease of at least 1% of such price; provided, however, that any adjustments which by reason of this subdivision (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph (iii) shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. Anything in this paragraph (iii) to the contrary notwithstanding, the Corporation shall be entitled to make such reduction in the Conversion Price, in addition to those required by this paragraph (iii), as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Corporation to its stockholders shall not be taxable to the recipients.

               (g) Whenever the Conversion Price is adjusted as herein provided,
          (i) the Corporation shall promptly file with the conversion agent a certificate of a firm of independent public accountants (who may be the regular accountants employed by the Corporation) setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the manner of computing the same, which certificate shall be conclusive evidence of the correctness of such adjustment, and (ii) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be mailed by the Corporation to the holders of the Convertible Preferred Stock at their addresses as shown on the stock books of the Corporation.

               (h) In the event that at any time as a result of an adjustment made pursuant to subdivision (a) of this subsection (IV), the holder of any share of Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of Common Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of any share shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this paragraph (iii).

               (V) In case:

                    (a) the Corporation shall take any action which would
               require any adjustment in the Conversion Price pursuant to subsection (IV)(c); or

                    (b) the Corporation shall authorize the granting to the
               holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights; or

                    (c) there shall be any capital stock reorganization or
               reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock), or any consolidation or merger to which the Corporation is a party or any statutory exchange of securities with another corporation and for which approval of any stockholders of the Corporation is required, or any sale or transfer of all or substantially all the assets of the Corporation; or

                    (d) there shall be a voluntary dissolution, liquidation or winding up of the Corporation;

               then the Corporation shall cause to be filed with the conversion agent, and shall cause to be mailed to the holders of shares of the Convertible Preferred Stock at their addresses as shown on the stock books of the Corporation, at least 10 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such distribution or rights, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such distribution or rights are to be determined, or (ii) the date on which such reorganization, reclassification, consolidation, merger, statutory exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, statutory exchange, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in subdivision (a), (b),
               (c) or (d) of this subsection (V).

               (VI) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversions of the Convertible Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all shares of Convertible Preferred Stock then outstanding and not theretofore converted or then deliverable upon conversion of the CorporatiOn's 8% Convertible Debentures Due 2000 (the "2000 Debentures"). For purposes of this subsection (VI), the number of shares of Common Stock which shall be deliverable upon the conversion of all such shares of Convertible Preferred Stock shall be computed as if at the time of computation all such shares were held by a single holder.

               Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value (if any) of the shares of Common Stock deliverable upon conversion of the Convertible Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

               To the extent not already listed, the Corporation will endeavor to list the shares of Common Stock required to be delivered upon conversion of the Convertible Preferred Stock prior to such delivery upon each national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery.

               Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon conversion of the Convertible Preferred Stock, the Corporation will endeavor to comply with all Federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

               (VII) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversions of the Convertible Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the Convertible Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

               (VIII) Notwithstanding any other provision herein to the contrary, in case of any consolidation or merger to which the Corporation is a party (other than a merger or consolidation in which the Corporation is the continuing corporation), or in case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Corporation), the holder of each share of Convertible Preferred Stock then outstanding shall have the right thereafter to convert such share into the kind and amount of securities, cash or other property receivable upon such consolidation, merger or statutory exchange by a holder of the number of shares of Common Stock into which such share of Convertible Preferred Stock might have been converted immediately prior to such consolidation, merger or statutory exchange, assuming such holder of Common Stock failed to exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger or statutory exchange (provided that if the kind or amount of securities, cash or other property receivable upon such consolidation, merger or statutory exchange is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this subsection (VIII) the kind and amount of securities, cash or other property receivable upon such consolidation, merger or statutory exchange for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Thereafter, the holders of the Convertible Preferred Stock shall be entitled to appropriate adjustments with respect to their conversion rights to the end that the provisions set forth in this paragraph
          (iii) shall correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of the Convertible Preferred Stock. Any such adjustment shall be approved by a firm of independent public accountants, evidenced by a certificate to that effect delivered to the conversion agent; and any adjustment so- approved shall for all purposes hereof conclusively be deemed to be an appropriate adjustment.

               The above provisions of this subsection (VIII) shall similarly apply to successive consolidations, mergers or statutory exchanges.

               (iv) Upon any conversion or redemption of shares of Convertible Preferred Stock, the shares of Convertible Preferred Stock so converted or redeemed shall have the status of authorized and unissued shares of Series Preferred Stock, and the number of shares of Series Preferred Stock which the Corporation shall have authority to issue shall not be decreased by the conversion or redemption of shares of Convertible Preferred Stock.

               (v) The holders of shares of Convertible Preferred Stock shall have no voting rights whatsoever, except for any voting rights to which they may be entitled under the laws of the State of Delaware, and except as follows:

               (I) If and whenever at any time or times dividends payable on the Convertible Preferred Stock or on any other Parity Preferred Stock shall have been in arrears and unpaid in an aggregate amount equal to or exceeding the amount of dividends payable thereon for six quarterly periods or three semi-annual periods, as the case may be, then the holders of Parity Preferred Stock shall have, in addition to the other voting rights set forth herein, the exclusive right, voting separately as a class, to elect two directors of the Corporation, such directors to be in addition to the number of directors constituting the Board of Directors immediately prior to the accrual of such right, the remaining directors to be elected by the other class or classes of stock entitled to vote therefor at each meeting of stockholders held for the purpose of electing directors. Such voting right shall continue until such time as all cumulative dividends accumulated on all the Parity Preferred Stock having cumulative dividends shall have been paid in full and until any noncumulative dividends payable on all the Parity Preferred Stock having noncumulative dividends shall have been paid regularly for at least one year, at which time such voting right of the holders of the Parity Preferred Stock shall terminate, subject to revesting in the event of each and every subsequent event of default of the character indicated above.

               Whenever such voting right shall have vested, such right may be exercised initially either at a special meeting of the holders of the Parity Preferred Stock, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at each successive annual meeting.

               At any time when such voting right shall have vested in the holders of the Parity Preferred Stock, and if such right shall not already have been initially exercised, .a proper officer of the Corporation shall, upon the written request of the holders of record of 10% in number of shares of the Parity Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of the holders of the Parity Preferred Stock and of any other class or classes of stock having voting power with respect thereto for the purpose of electing directors. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding of annual meetings of stockholders of the Corporation, or, if none, at a place designated by the Secretary of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within 30 days after the personal service of such written request upon the Secretary of the Corporation, or within 30 days after mailing the same within the United States of America, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of 10% in number of shares of the Parity Preferred Stock then outstanding may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the same place as is elsewhere provided for in this subsection (I). Any holder of the Parity Preferred Stock shall have access to the stock books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this paragraph. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called during a period within 90 days immediately preceding the date fixed for the next annual meeting of stockholders.

               At any meeting held for the purpose of electing directors at which the holders of the Parity Preferred Stock shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of 33 1/3% of the then outstanding shares of the Parity Preferred Stock shall be required and be sufficient to constitute a quorum of the Parity Preferred Stock for the election of directors by the holders of the Parity Preferred Stock. At any such meeting or adjournment thereof (A) the absence of a quorum of the holders of the Parity Preferred Stock shall not prevent the election of directors other than those to be elected by the holders of the Parity Preferred Stock and the absence of a quorum or quorums of the holders of other classes of capital stock entitled to elect such other directors shall not prevent the election of directors to be elected by the holders of the Parity Preferred Stock and (B) in the absence of a quorum of the holders of any class of stock entitled to vote for the election of directors, a majority of the holders present in person or by proxy of such class shall have the power to adjourn the meeting for the election of directors which the holders of such class are entitled to elect, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

               The directors elected pursuant to this subsection (I) shall serve until the next annual meeting or until their respective successors shall be elected and shall qualify; provided, however, that when the right of the holders of the Parity Preferred Stock to elect directors as herein provided shall terminate, the terms of office of all persons so elected by the holders of the Parity Preferred Stock shall terminate, and the number of directors of the Corporation shall thereupon be such number as may be provided in the By-Laws of the Corporation irrespective of any increase made pursuant to this subsection (I).

               (II) So long as any shares of the Convertible Preferred Stock remain outstanding, the Corporation will not, either directly or indirectly or through merger or consolidation with any other corporation:

                    (a) without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of at least 66-2/3% in number of shares of the Series Preferred Stock of all series then outstanding, (A) create any class or classes of stock ranking equal or prior to the Series Preferred Stock either as to dividends or upon liquidation or increase the authorized number of shares of any class or classes of stock ranking equal or prior to the Series Preferred Stock either as to dividends or upon liquidation, (B) amend, alter or repeal any of the provisions of the Certificate of Incorporation so as to affect adversely the preferences, special rights or powers of the Series Preferred Stock or (C) authorize any reclassification of the Series Preferred Stock;

                    (b) without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of at least 66-2/3% in number of shares of the Convertible Preferred Stock then outstanding, amend, alter or repeal any of the provisions hereof so as to affect adversely the preferences, special rights or powers of the Convertible Preferred Stock; or

                    (c) without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of at least a majority in number of shares of the Series Preferred Stock of all series then outstanding, increase the authorized number of shares of the Series Preferred Stock.

                    (vi) The shares of the Convertible Preferred Stock may be
               redeemed at the option of the Corporation as a whole at any time, upon not less than 25 nor more than 60 days prior notice mailed to the holders of the shares to be redeemed at their addresses as shown on the stock books of the Corporation, at a redemption price of $25.00 per share, together with an amount equal to all dividends (whether or not earned or declared) accumulated and unpaid to the date fixed for redemption. Upon such redemption date, all holders of shares of Convertible Preferred Stock shall cease to be stockholders with respect to such shares and thereafter such shares shall no longer be transferable on the books of the Corporation and such holders shall have no interest or claim against the Corporation with respect to such shares except the right to receive payment of the redemption price upon surrender of their certificates.

                    If full cumulative dividends on the Convertible Preferred
               Stock have not been paid, the Corporation may not purchase or acquire any shares of the Convertible Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of the Convertible Preferred Stock.

                    (vii) No consent of the holders of the Convertible Preferred
               Stock shall be required for (i) the creation of any indebtedness of any kind of the Corporation, (ii) the creation of any class of stock of the Corporation ranking junior as to dividends or upon liquidation to the Series Preferred Stock or (iii) any increase or decrease in the amount of authorized Common Stock or any increase, decrease or change in the par value thereof or in any other terms thereof.

                    (viii) The Board reserves the right by subsequent amendment from time to time to increase (subject to the provisions of paragraph (v)(II)(c)) or decrease the number of shares which constitute the Convertible Preferred Stock (but not below the aggregate number of shares thereof then outstanding or then deliverable upon conversion of the 2000 Debentures) and in other respects to amend the terms of the Convertible Preferred Stock within the limitations provided by law, resolutions of the Board and the Certificate of Incorporation.

     IN WITNESS WHEREOF. Paine Webber Group Inc. has caused this Certificate to be made under the seal of the Corporation and signed by James Treadway, its Vice President, and attested by Dorothy F. Haughey, its Assistant Secretary, this 14th day of January, 1992.


                                                  PAINE WEBBER GROUP INC.


                                                  /s/ James Treadway
                                                  ------------------------------
                                                          James Treadway
                                                          Vice President


[Seal]

Attest:


/s/ Dorothy F. Haughey
--------------------------
    Dorothy F. Haughey
    Assistant Secretary


STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

     This instrument was acknowledged before me this 14th day of January, 1992 by JAMES TREADWAY and DOROTHY F. HAUGHEY as Vice President and Assistant Secretary, respectively, of PAINE WEEDER GROUP INC., a Delaware corporation, being authorized so to do on its behalf.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.

         ELISA A. BELL
NOTARY PUBLIC, State of New York                 /s/ Elisa A. Bell
         No. 03-4818330                        ----------------------
   Qualified in Bronx County                        Notary Public
Commission Expires June 30, 1992

                                State of Delaware

                        Office of the Secretary of State

     I, MICHAEL RATCHFORD, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF STOCK DESIGNATION OF PAINE WEBBER GROUP INC. FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF JANUARY, A.D. 1992, AT 10 O'CLOCK A.M.

                                   **********

                                                /s/ Michael Ratchford
                                        ----------------------------------------
                         [SEAL]         Michael Ratchford, Secretary of State

                                        AUTHENTICATION: [ILLEGIBLE]
                                                  DATE: [ILLEGIBLE]

                                                                          1-16-9

CERTIFICATE OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF, WHICH HAVE NOT BEEN SET FORTH IN THE CERTIFICATE OF INCORPORATION OR IN ANY AMENDMENT THERETO, OF THE

                        7.5% CONVERTIBLE PREFERRED STOCK
                                 ($20 Par Value)

                             PAINE WEEDER GROUP INC.

                                   ----------

                         Pursuant to Section 151 of the

                General Corporation Law of the State of Delaware

                                   ----------

     The undersigned DOES HERESY CERTIFY that the following resolution was duly adopted on December 15, 1988, by the Special Committee of the Board of Directors of Paine Webber Group Inc., a Delaware corporation (hereinafter called the "Corporation"), pursuant to provisions of Section 141(c) of the General Corporation Law of the State of Delaware and Article IV, Section 1 of the By-laws of the Corporation;

          RESOLVED, that pursuant to authority expressly granted to and vested in the Board of Directors of the Corporation by provisions of the Certificate of Incorporation of the Corporation (the Certificate of Incorporation), the issuance of a series of the Series Preferred Stock, par value $20 per share (the "Series Preferred Stock"), which shall consist of up to 2,200,000 of the 20,000,000 shares of Series Preferred Stock which the Corporation now has authority to issue, be, and the same hereby is, authorized, and this Board of Directors hereby fixes the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series (in addition to the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation which are applicable to the Series Preferred Stock) as follows:

          The designation of such series of the Series Preferred Stock authorized by this resolution shall be the 7.5% Convertible Preferred Stock (the Convertible Preferred Stock). The number of shares of Convertible Preferred Stock shall be 2,200,000.

          (i) Holders of shares of Convertible Preferred Stock will be entitled to receive, when and as declared by the Board of Directors (the "Board") of Paine Webber Group Inc. (the "Corporation") out of assets of the Corporation legally available for payment, an annual cash dividend of $1.875 per share, payable in semi-annual installments on June 30 and December 31, commencing June 30, 1989. Dividends on the Convertible Preferred Stock will be cumulative from the date of initial issuance of any shares of Convertible Preferred Stock. Dividends will be payable to holders of record as they appear on the stock books of the Corporation on such record dates, not more than 60 days nor less than 10 days preceding the payment dates thereof, as shall be fixed by the Board. When dividends are not paid in full upon the Convertible Preferred Stock and any other preferred stock ranking on a parity as to dividends with the Convertible Preferred Stock (such other preferred stock and the Convertible Preferred Stock hereinafter being collectively referred to as "Parity Preferred Stock"), all dividends declared upon shares of Parity Preferred Stock will be declared pro rata so that in all cases the amount of dividends declared per share on the Convertible Preferred Stock and such other Parity Preferred Stock shall bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of Convertible Preferred Stock and such other Parity Preferred Stock bear to each other. Except as set forth in the preceding sentence, unless full cumulative dividends on the Convertible Preferred Stock have been paid, no dividends (other than in Common Stock of the Corporation (as defined in paragraph (iii)(I) below) or any other stock of the Corporation ranking junior to the Convertible

     Preferred Stock as to dividends) may be paid or declared and set aside for payment or other distribution made upon the Common Stock or on any other stock of the Corporation ranking junior to or on a parity with the Convertible Preferred Stock as to dividends, nor may any Common Stock or any other stock of the Corporation ranking junior to or on a parity with the Convertible Preferred Stock as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any payment made to or available for a sinking fund for the redemption of any shares of such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the Convertible Preferred Stock as to dividends). Dividends payable for any partial dividend period shall be calculated on the basis of a 360-day year of 12 30-day months.

          (ii) The shares of Convertible Preferred Stock shall rank prior to the shares of Common Stock and of any other class of stock of the Corporation ranking junior to the Series Preferred Stock upon liquidation, so that in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any distribution is made to holders of shares of Common Stock or any other such junior stock, an amount equal to $25 per share (the "Liquidation Preference" of a share of Convertible Preferred Stock) plus an amount equal to all dividends (whether or not earned or declared) accumulated and unpaid on the shares of Convertible Preferred Stock to the date of final distribution. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of shares of Parity Preferred Stock shall be insufficient to pay in full the liquidation preference amounts of the Parity Preferred Stock and all dividends (whether or not earned or declared) accumulated and unpaid thereon, then such assets, or the proceeds thereof, shall be distributable among such holders ratably in accordance with the respective amounts which would be payable on such shares, if all amounts payable thereon were paid in full. For the purposes hereof, the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation shall be deemed a voluntary liquidation, dissolution or winding up of the Corporation, but a consolidation or merger of the Corporation with one or more other corporations shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

          (iii) (I) Subject to and upon compliance with the provisions of this paragraph (iii), the holder of a share of Convertible Preferred Stock shall have the right, at his option, at any time, except that, if such share is called for redemption, not after the close of business on the fifth day next preceding the date fixed for such redemption, to convert such share into that number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) obtained by dividing the Liquidation Preference of such share being converted by the Conversion Price (as defined below), upon surrender of such share so to be converted, such surrender to be made in the manner provided in subsection (II) of this paragraph (iii).

          The term "Common Stock" shall mean the Common Stock, $1 par value, of the Corporation as the same exists at the date of this Certificate or as such stock may be constituted from time to time, except that for the purpose of subsection (V) of this paragraph (iii) the term Common Stock shall also mean and include stock of the Corporation of any class, whether now or hereafter authorized, which shall have the right to participate in the distribution of either earnings or assets of the Corporation without limit as to amount or percentage.

          The term "Conversion Price" shall mean $20.475, as adjusted in accordance with the provisions, of this paragraph (iii).

          (II) In order to exercise the conversion privilege, the holder of each share of Convertible Preferred Stock to be converted shall surrender the certificate representing such share at the office of the conversion agent for the Convertible Preferred Stock in the Borough of Manhattan, City of New York, appointed for such purpose by the Corporation, with the Notice of Election to Convert on the back of said certificate completed and signed. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Convertible Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation and duly executed by the holder or his duly authorized attorney, and an amount sufficient to pay any transfer or similar tax. No payment or adjustment shall be made on conversion for dividends accumulated on the Convertible Preferred Stock surrendered for conversion or for dividends on Common Stock delivered on such conversion. As promptly as practicable after the surrender of the certificates for shares of Convertible Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on his written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this paragraph (iii), and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in subsection (III) of this paragraph (iii).

          Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Convertible Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such shares shall have been surrendered and such notice received by the Corporation. All shares of Common Stock delivered upon conversions of the Convertible Preferred Stock will upon delivery be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights.

          (III) No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of the Convertible Preferred Stock. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of a share of Convertible Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash (computed to the nearest cent) equal to the current market price (as defined in subsection (IV)(d) of this paragraph
     (iii)) thereof at the close of business on the business day next preceding the day of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Liquidation Preference of the shares of Convertible Preferred Stock so surrendered.

          (IV) The Conversion Price shall be adjusted from time to time as follows:

               (a) In case the Corporation shall hereafter (i) pay a dividend or make a distribution on the Common Stock in shares of Common Stock,
          (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of the Common Stock any shares of capital stock of the Corporation, the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any share of Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other capital stock of the Corporation which he would have owned or been entitled to receive immediately following such action had such share been converted immediately prior thereto. An adjustment made pursuant to this subdivision (a) shall become effective immediately after the record date, in the case of a dividend or distribution, or immediately after the effective date, in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subdivision (a). the holder of any share of Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock or shares of

          Common Stock and other capital stock of the Corporation, the Board (whose determination shall be conclusive and shall be described in a statement filed with the conversion agent by the Corporation as soon as practicable) shall determine the allocation of the adjusted Conversion Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock.

               (b) In case the Corporation shall hereafter issue rights or warrants to holders of its outstanding shares of Common Stock generally entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (as determined pursuant to subdivision (d) of this subsection (IV)) of the Common Stock on the record date mentioned in the next sentence (other than pursuant to an automatic dividend reinvestment plan of the Corporation or any substantially similar plan), the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such current market price, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants.

               (c) In case the Corporation shall hereafter distribute to holders of its outstanding shares of Common Stock generally evidences of its indebtedness or assets (excluding any cash dividend paid from retained earnings of the Corporation and dividends or distributions payable in stock for which adjustment is made pursuant to subdivision (a) of this subsection (IV)) or rights or warrants to subscribe to securities of the Corporation (excluding those referred to in subdivision (b) of this subsection (IV)), then in each such case the

          Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in subdivision (d) of this subsection (IV)) of the Common Stock on the record date mentioned in the next sentence less the then fair market value (as determined by the Board, whose determination shall be conclusive and shall be described in a statement filed with the conversion agent by the Corporation as soon as practicable) of the portion of the evidences of indebtedness or assets so distributed to the holder of one share of Common Stock or of such subscription rights or warrants applicable to one share of Common Stock, and of which the denominator shall be such current market price per share of Common Stock. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

               (d) For the purpose of subsection (III) and subdivisions (b) and
          (c) of this subsection (IV), the current market price per share of Common Stock on any date shall be deemed to be the average of the daily market prices for the 30 consecutive days on which the New York Stock Exchange is open for trading commencing 45 trading days before the day in question. The term daily market price when used with reference to the Common Stock shall mean the price of a share of Common Stock on the relevant date, determined on the basis of the last reported sale price regular way of the Common Stock as reported on the composite tape, or similar reporting system, for issues listed on the New York Stock Exchange (or if the Common Stock is not then listed on that Exchange, for issues listed on such other national securities exchange upon which the Common Stock is listed, as may be designated by the Board for the purposes hereof) or, if there is no such reported sale on the day in question, on the basis of the average of the closing bid and asked quotations as so reported, or, if the Common Stock is not then listed on any national securities exchange, on the basis of the closing price, if the Common Stock is a national market issue, or the average of the high bid and low asked quotations on the day in question in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotations System, or if not so quoted, as reported by

          National Quotation Bureau. Incorporated, or a similar organization.

               (e) In any case in which this paragraph (iii) shall require that an adjustment be made immediately following a record date or an effective date, the Corporation may elect to defer (but only until five business days following the filing by the Corporation with the conversion agent of the certificate of independent public accountants required by subdivision (g) of this subsection (IV)) issuing to the holder of any share of Convertible Preferred Stock converted after such record date or effective date the additional shares of Common Stock or other capital stock issuable upon such conversion over and above the shares of Common Stock or other capital stock issuable upon such conversion on the basis of the Conversion Price prior to adjustment, and paying to such holder any amount of cash in lieu of a fractional share.

               (f) No adjustment in the Conversion Price shall be required to be made unless such adjustment would require an increase or decrease of at least 1% of such price; provided, however, that any adjustments which by reason of this subdivision (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph (iii) shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. Anything in this paragraph (iii) to the contrary notwithstanding, the Corporation shall be entitled to make such reduction in the Conversion Price, in addition to those required by this paragraph (iii), as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Corporation to its stockholders shall not be taxable to the recipients.

               (g) Whenever the Conversion Price is adjusted as herein provided,
          (i) the Corporation shall promptly file with the conversion agent a certificate of a firm of independent public accountants (who may be the regular accountants employed by the Corporation) setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the manner of computing the same, which certificate shall be conclusive evidence of the correctness of such adjustment, and (ii) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be mailed by the Corporation to the holders of the Convertible Preferred Stock at their addresses as shown on the stock books of the Corporation.

               (h) In the event that at any time as a result of an adjustment made pursuant to subdivision (a) of this subsection (IV), the holder of any share of Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of Common Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of any share shall be subject to adjustment from time, to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this paragraph
          (iii).

               (V) In case:

                    (a) the Corporation shall take any action which would
               require any adjustment in the Conversion Price pursuant to subsection (IV)(c); or

                    (b) the Corporation shall authorize the granting to the
               holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights; or

                    (c) there shall be any capital stock reorganization or
               reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock), or any consolidation or merger to which the Corporation is a party or any statutory exchange of securities with another corporation and for which approval of any stockholders of the Corporation is required, or any sale or transfer of all or substantially all the assets of the Corporation; or

                    (d) there shall be a voluntary dissolution, liquidation or winding up of the Corporation;

               then the Corporation shall cause to be filed with the conversion agent, and shall cause to be mailed to the holders of shares of the Convertible Preferred Stock at their addresses as shown on the stock books of the Corporation, at least 10 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such distribution or rights, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such distribution or rights are to be determined, or (ii) the date on which such reorganization, reclassification, consolidation, merger, statutory exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, statutory exchange, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in subdivision (a), (b),
               (c) or (d) of this subsection (V).

                    (VI) The Corporation covenants that it will at all times
               reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversions of the Convertible Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all shares of Convertible Preferred Stock then outstanding and not theretofore converted or then deliverable upon conversion of the Corporation's 8% Convertible Debentures Due 1998 (the "1998 Debentures"). For purposes of this subsection (VI), the number of shares of Common Stock which shall be deliverable upon the conversion of all such shares of Convertible Preferred Stock shall be computed as if at the time of computation all such shares were held by a single holder.

                    Before taking any action which would cause an adjustment
               reducing the Conversion Price below the then par value (if any) of the shares of Common Stock deliverable upon conversion of the Convertible Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

                    To the extent not already listed, the Corporation will
               endeavor to list the shares of Common Stock required to be delivered upon conversion of the Convertible Preferred Stock prior to such delivery upon each national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery.

                    Prior to the delivery of any securities which the
               Corporation shall be obligated to deliver upon conversion of the Convertible Preferred Stock, the Corporation will endeavor to comply with all Federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

                    (VII) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversions of the Convertible Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the Convertible Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                    (VIII) Notwithstanding any other provision herein to the
               contrary, in case of any consolidation or merger to which the Corporation is a party (other than a merger or consolidation in which the Corporation is the continuing corporation), or in case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Corporation), the holder of each share of Convertible Preferred Stock then outstanding shall have the right thereafter to convert such share into the kind and amount of securities, cash or other property receivable upon such consolidation, merger or statutory exchange by a holder of the number of shares of Common Stock into which such share of Convertible Preferred Stock might have been converted immediately prior to such consolidation, merger or statutory exchange, assuming such holder of Common Stock failed to exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger or statutory exchange (provided that if the kind or amount of securities, cash or other property receivable upon such consolidation, merger or statutory exchange is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this subsection (VIII) the kind and amount of securities, cash or other property receivable upon such consolidation, merger or statutory exchange for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Thereafter, the holders of the Convertible Preferred Stock shall be entitled to appropriate adjustments with respect to their conversion rights to the end that the provisions set forth in this paragraph (iii) shall correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of the Convertible Preferred Stock. Any such adjustment shall be approved by a firm of independent public accountants, evidenced by a certificate to that effect delivered to the conversion agent; and any adjustment so approved shall for all purposes hereof conclusively be deemed to be an appropriate adjustment.

                    The above provisions of this subsection (VIII) shall
               similarly apply to successive consolidations, mergers or statutory exchanges.

                    (iv) Upon any conversion or redemption of shares of
               Convertible Preferred Stock, the shares of Convertible Preferred Stock so converted or redeemed shall have the status of authorized and unissued shares of Series Preferred Stock, and the number of shares of Series Preferred Stock which the Corporation shall have authority to issue shall not be decreased by the conversion or redemption of shares of Convertible Preferred Stock.

                    (v) The holders of shares of Convertible Preferred Stock
               shall have no voting rights whatsoever, except for any voting rights to which they may be entitled under the laws of the State of Delaware, and except as follows:

                    (I) If and whenever at any time or times dividends payable on the Convertible Preferred Stock or on any other Parity Preferred Stock shall have been in arrears and unpaid in an aggregate amount equal to or exceeding the amount of dividends payable thereon for six quarterly periods or three semi-annual periods, as the case may be, then the holders of Parity Preferred Stock shall have, in addition to the other voting rights set forth herein, the exclusive right, voting separately as a class, to elect two directors of the Corporation, such directors to be in addition to the number of directors constituting the Board of Directors immediately prior to the accrual of such right, the remaining directors to be elected by the other class or classes of stock entitled to vote therefor at each meeting of stockholders held for the purpose of electing directors. Such voting right shall continue until such time as all cumulative dividends accumulated on all the Parity Preferred Stock having cumulative dividends shall have been paid in full and until any noncumulative dividends payable on all the Parity Preferred Stock having noncumulative dividends shall have been paid regularly for at least one year, at which time such voting right of the holders of the Parity Preferred Stock shall terminate, subject to revesting in the event of each and every subsequent event of default of the character indicated above.

                    Whenever such voting right shall have vested, such right may be exercised initially either at a special meeting of the holders of the Parity Preferred Stock, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at each successive annual meeting.

                    At any time when such voting right shall have vested in the holders of the Parity Preferred Stock, and if such right shall not already have been initially exercised, a proper officer of the Corporation shall, upon the written request of the holders of record of 10% in number of shares of the Parity Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of the holders of the Parity Preferred Stock and of any other class or classes of stock having voting power with respect thereto for the purpose of electing directors. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding of annual meetings of stockholders of the Corporation, or, if none, at a place designated by the Secretary of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within 30 days after the personal service of such written request upon the Secretary of the Corporation, or within 30 days after mailing the same within the United States of America, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of 10% in number of shares of the Parity Preferred Stock then outstanding may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the same place as is elsewhere provided for in this subsection (I). Any holder of the Parity Preferred Stock shall have access to the stock books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this paragraph. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called during a period within 90 days immediately preceding the date fixed for the next annual meeting of stockholders.

                    At any meeting held for the purpose of electing directors at which the holders of the Parity Preferred Stock shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of 33-1/3% of the then outstanding shares of the Parity Preferred Stock shall be required and be sufficient to constitute a quorum of the Parity Preferred Stock for the election of directors by the holders of the Parity Preferred Stock. At any such meeting or adjournment thereof (A) the absence of a quorum of the holders of the Parity Preferred Stock shall not prevent the election of directors other than those to be elected by the holders of the Parity Preferred Stock and the absence of a quorum or quorums of the holders of other classes of capital stock entitled to elect such other directors shall not prevent the election of directors to be elected by the holders of the Parity Preferred Stock and (B) in the absence of a quorum of the holders of any class of stock entitled to vote for the election of directors, a majority of the holders present in person or by proxy of such class shall have the power to adjourn the meeting for the election of directors which the holders of such class are entitled to elect, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                    The directors elected pursuant to this subsection (I) shall serve until the next annual meeting or until their respective successors shall be elected and shall qualify; provided, however, that when the right of the holders of the Parity Preferred Stock to elect directors as herein provided shall terminate, the terms of office of all persons so elected by the holders of the Parity Preferred Stock shall terminate, and the number of directors of the Corporation shall thereupon be such number as may be provided in the By-Laws of the Corporation irrespective of any increase made pursuant to this subsection (I).

                    (II) So long as any shares of the Convertible Preferred
               Stock remain outstanding, the Corporation will not, either directly or indirectly or through merger or consolidation with any other corporation:

                         (a) without the affirmative vote at a meeting or the
                    written consent with or without a meeting of the holders of at least 66-2/3% in number of shares of the Series Preferred Stock of all series then outstanding, (A) create any class or classes of stock ranking equal or prior to the Series Preferred Stock either as to dividends or upon liquidation or increase the authorized number of shares of any class or classes of stock ranking equal or prior to the Series Preferred Stock either as to dividends or upon liquidation,
                    (B) amend, alter or repeal any of the provisions of the Certificate of Incorporation so as to affect adversely the preferences, special rights or powers of the Series Preferred Stock or (C) authorize any reclassification of the Series Preferred Stock;

                         (b) without the affirmative vote at a meeting or the
                    written consent with or without a meeting of the holders of at least 66-2/3. in number of shares of the Convertible Preferred Stock then outstanding, amend, alter or repeal any of the provisions hereof so as to affect adversely the preferences, special rights or powers of the Convertible Preferred Stock; or

                         (c) without the affirmative vote at a meeting or the
                    written consent with or without a meeting of the holders of at least a majority in number of shares of the Series Preferred Stock of all series then outstanding, increase the authorized number of shares of the Series Preferred Stock.

                         (vi) The shares of the Convertible Preferred Stock may
                    be redeemed at the option of the Corporation as a whole at any time, upon not less than 25 nor more than 60 days' prior notice mailed to the holders of the shares to be redeemed at their addresses as shown on the stock books of the Corporation, at a redemption price of $25.00 per share, together with an amount equal to all dividends (whether or not earned or declared) accumulated and unpaid to the date fixed for redemption. Upon such redemption date, all holders of shares of Convertible Preferred Stock shall cease to be stockholders with respect to such shares and thereafter such shares shall no longer be transferable on the books of the Corporation and such holders shall have no interest or claim against the Corporation with respect to such shares except the right to receive payment of the redemption price upon surrender of their certificates.

                         If full cumulative dividends on the Convertible
                    Preferred Stock have not been paid, the Corporation may not purchase or acquire any shares of the Convertible Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of the Convertible Preferred Stock.

                         (vii) No consent of the holders of the Convertible
                    Preferred Stock shall be required for (i) the creation of any indebtedness of any kind of the Corporation, (ii) the creation of any class of stock of the Corporation ranking junior as to dividends or upon liquidation to the Series Preferred Stock or (iii) any increase or decrease in the amount of authorized Common Stock or any increase, decrease or change in the par value thereof or in any other terms thereof.

                         (viii) The Board reserves the right by subsequent
                    amendment from time to time to increase (subject to the provisions of paragraph (v)(II)(c)) or decrease the number of shares which constitute the Convertible Preferred Stock (but not below the aggregate number of shares thereof then outstanding or then deliverable upon conversion of the 1998 Debentures) and in other respects to amend the terms of the Convertible Preferred Stock within the limitations provided by law, resolutions of the Board and the Certificate of Incorporation.

     IN WITNESS WHEREOF, Paine Webber Group Inc. has caused this Certificate to be made under the seal of the Corporation and signed by James Treadway, its Vice President, and attested by Dorothy F. Haughey, its Assistant Secretary, this 14th day of January, 1992.


                                                   PAINE WEBBER GROUP INC.

                                                   /s/ James Treadway
                                                   -----------------------------
                                                           James Treadway
                                                           Vice President

[Seal]

Attest:


/s/ Dorothy F. Haughey
------------------------------
    Dorothy F. Haughey
    Assistant Secretary


STATE OF NEW YORK  )
                   ) is.:
COUNTY OF NEW YORK )


     This instrument was acknowledged before me this 14th day of January, 1992 by JAMES TREADWAY and DOROTHY F. HAUGHEY, as Vice President and Assistant Secretary, respectively, of PAINE WEEDER GROUP INC., a Delaware corporation, being authorized so to do on its behalf.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.

         ELISA A. BELL
NOTARY PUBLIC, State of New York                 /s/ Elisa A. Bell
         No. 03-4818330                        ----------------------
   Qualified in Bronx County                        Notary Public
Commission Expires June 30, 1992

================================================================================




                                     BY-LAWS

                                       OF

                             PAINE WEBBER GROUP INC.



                                   ----------


                           Incorporated under the laws
                            of the State of Delaware


                                   ----------




                           As Amended on March 1, 1988






================================================================================

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I           -OFFICES ............................................     1

ARTICLE II          -MEETINGS OF STOCKHOLDERS ...........................     1
 SECTION     1.     Purpose of Annual Meetings ..........................     1
 SECTION     2.     Special Meetings ....................................     2
 SECTION     3.     Place of Meetings ...................................     2
 SECTION     4.     Notice of Meetings ..................................     2
 SECTION     5.     Waiver of Notice ....................................     2
 SECTION     6.     Organization ........................................     3
 SECTION     7.     Stockholders Entitled to Vote .......................     3
 SECTION     8.     Quorum and Adjournment ..............................     4
 SECTION     9.     Order of Business ...................................     4
 SECTION    10.     Vote of Stockholders ................................     4
 SECTION    11.     Proxies .............................................     5
 SECTION    12.     Attendance at Stockholders Meetings .................     5

ARTICLE III         -BOARD OF DIRECTORS .................................     6
 SECTION     1.     Number, Qualification and Election ..................     6
 SECTION     2.     Number ..............................................     7
 SECTION     3.     General Powers ......................................     7
 SECTION     4.     Place of Meetings ...................................     7
 SECTION     5.     Organization Meeting ................................     7
 SECTION     6.     Regular Meetings ....................................     7
 SECTION     7.     Special Meetings; Notice and Waiver of
                     Notice .............................................     8
 SECTION     8.     Organization ........................................     8
 SECTION     9.     Quorum and Adjournment; Manner of Acting ............     8
                                       ii
                                                                            PAGE
                                                                            ----
 SECTION     10.    Voting ..............................................     9
 SECTION     11.    Acting Without a Meeting ............................     9
 SECTION     12.    Resignations ........................................     9
 SECTION     13.    Removal of Directors ................................     9
 SECTION     14.    Senior Advisor ......................................    10

ARTICLE IV          -COMMITTEES OF THE BOARD ............................    10
 SECTION      1.    Appointing Committes of the Board ...................    10
 SECTION      2.    Place and Time of Meetings; Notice and
                     Waiver of Notice; Records ..........................    11

ARTICLE V           -THE OFFICERS .......................................    11
 SECTION      1.    Officers ............................................    11
 SECTION      2.    Terms of Office; Vacancies ..........................    12
 SECTION      3.    Removal of Officers .................................    12
 SECTION      4.    Resignations ........................................    12
 SECTION      5.    Officers Holding More Than One Office ...............    12
 SECTION      6.    The Chairman of the Board ...........................    12
 SECTION      7.    The President .......................................    13
 SECTION      8.    The Vice Presidents .................................    13
 SECTION      9.    The Secretary .......................................    13
 SECTION     10.    The Treasurer .......................................    13
 SECTION     11.    Additional Powers and Duties ........................    14

ARTICLE VI          -STOCK AND TRANSFERS OF STOCK .......................    14
 SECTION      1.    Stock Certificates ..................................    14
 SECTION      2.    Registration of Transfers of Stock ..................    14
 SECTION      3.    Lost Certificates ...................................    15
 SECTION      4.    Determination of Stockholders of Record for
                     Certain Purposes ...................................    15

ARTICLE VII         -INDEMNIFICATION ....................................    15
 SECTION      1.    Right to Indemnification ............................    15
 SECTION      2.    Insurance, Contracts and Funding ....................    16
 SECTION      3.    Indemnification; Not Exclusive Right ................    16
 SECTION      4.    Advancement of Expenses; Procedures;
                     Presumptions and Effect of Certain
                     Proceedings; Remedies ..............................    16
 SECTION      5     Severability ........................................    20
 SECTION      6     Indemnification of Employees and Agents .............    21

ARTICLE VIII        -MISCELLANEOUS ......................................    21
 SECTION      1.    Seal ................................................    21
 SECTION      2.    Fiscal Year .........................................    21
 SECTION      3.    References to Article and Section Numbers ...........    21
                     and to the By-Laws and the Certificate of
                     Incorporation ......................................    21
 SECTION      4.    Books of the Corporation ............................    21

ARTICLE IX          -AMENDMENTS .........................................    22

                                     BY-LAWS

                                       of

                             PAINE WEBBER GROUP INC.

                             -----------------------

                                    ARTICLE I
                                     Offices

     The registered office of Paine Webber Group Inc. (hereinafter referred to as the "Corporation) in the State of Delaware shall be located in the City of Wilmington, County of New Castle. The Corporation's principal place of business shall be in the City, County and State of New York. The Corporation may establish and discontinue, from time to time, such offices and places of business within or without the State of Delaware as may be deemed proper for the conduct of the Corporation's business.

                                   ARTICLE II
                            Meetings of Stockholders

     Section 1. Purpose of Annual Meeting. An annual meeting of stockholders shall be held on such date and at such time and place as may be designated by the Board of Directors. At each annual meeting, the stockholders shall elect the members of the Board of Directors for the succeeding year. At any such annual meeting any proper business properly brought before the meeting may be transacted. To be properly brought before an annual meeting, business must be
(i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given written notice thereof, either by personal delivery or by United States mail, postage pre-paid, to the Secretary of the Corporation, not later than 90 days in advance of such meeting. Any such notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and, in the event that such business includes a proposal to amend either the Certificate of Incorporation or By-laws of the Corporation, the language of the proposed amendment, (ii) the name and address of the stockholder proposing such business, (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, and (iv) any material interest of the stockholder in such business. No business shall be conducted at an annual meeting of stockholders except in accordance with this paragraph, and the chairman of any annual meeting of stockholders may refuse to permit any business to be brought before an annual meeting without compliance with the foregoing procedures.

     Section 2. Special Meetings. In addition to such special meetings as are provided for by law or by the Certificate of Incorporation, special meetings of the holders of any class or series or of all classes or series of the Corporation's capital stock may be called at any time by the Board of Directors. Special meetings shall be called by means of a notice as provided for in Section 4 of this Article II.

     Section 3. Place of Meetings. All meetings of the stockholders shall be held at such place within or without the State of Delaware as shall be designated by the Board of Directors.

     Section 4. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called. The notice of annual meeting of stockholders shall identify each matter intended to be acted upon at such meeting. If mailed, the notice shall be addressed to the stockholder in a postage-prepaid envelope at his address as it appears on the records of the Corporation unless, prior to the time of mailing, the Secretary shall have received from any such stockholder a written request that notices intended for him be mailed to some other address, in which case notices intended for such stockholder shall be mailed to the address designated in such request. Notice of each meeting of stockholders shall be delivered personally or mailed not less than ten nor more than 60 days before the day of the meeting to each stockholder entitled to vote at such meeting.

     Section 5. Waiver of Notice. Whenever notice is required to be given, a written waiver thereof signed by the person entitled to notice or by his proxy or attorney duly authorized, whether before or after the time stated thereon, shall be deemed equivalent to notice. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except as otherwise provided by law.

Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders need be specified in any written waiver of notice.

     Section 6. Organization. The Chairman of the Board shall act as chairman at all meetings of stockholders at which he is present, and as such chairman shall call such meetings of stockholders to order and preside thereat. If the Chairman of the Board shall be absent from any meeting of stockholders, the duties otherwise provided in this Section 6 to be performed by him at such meeting shall be performed at such meeting by the President. If neither of such officers is present at such meeting, such duties shall be performed by an officer designated by the Chairman of the Board. If no such designated officer is present at such meeting, any stockholder or the proxy of any stockholder entitled to vote at the meeting may call the meeting to order and a chairman to preside thereat shall be elected by a majority of those present and entitled to vote. The Secretary of the Corporation shall act as secretary at all meetings of the stockholders, but in his absence the chairman of the meeting may appoint any person present to act as secretary of the meeting.

     Section 7. Stockholders Entitled to Vote. The Board of Directors may fix a date not more than 60 nor less than ten days preceding the date of any meeting of stockholders, or preceding the last day on which the consent of stockholders may be effectively expressed for any purpose without a meeting, as a record date for the determination of the stockholders entitled (a) to notice of, and to vote at, such meeting and any adjournment thereof or (b) to express such consent and in such case such stockholders, and only such stockholders as shall be stockholders of record on the date so fixed, shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to express such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. The Secretary shall prepare and make or cause to be prepared and made, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each such stockholder as it appears on the records of the Corporation and the number of shares registered in the name of each such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting. If the meeting is to be held in the City of New York, such list will be open to examination at the principal place of business of the Corporation, and, unless the meeting is to be held at such principal place of business, the notice of meeting shall specify that the list is so located. If the meeting is to be held in a city other than New York, the list shall be open to examination either at a place, specified in the notice of meeting, within the city where the meeting is to be held, or, if not so specified, at the place where the meeting is to be held, and a duplicate list shall be similarly open to examination at the principal place of business of the Corporation. Such list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 8. Quorum and Adjournment. Except as otherwise provided by law, the holders of a majority of the shares of capital stock entitled to vote at the meeting shall constitute a quorum at all meetings of the stockholders. Where more than one class or series of capital stock is entitled to vote as such class or series at such a meeting, a majority of the shares of each such class or series of capital stock entitled to vote at such meeting shall constitute a quorum at such meeting. In the absence of a quorum, the holders of a majority of all such shares of capital stock present in person or by proxy may adjourn any meeting, from time to time, until a quorum shall attend. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called. No notice of any adjourned meeting need be given if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 9. Order of Business. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting.

     Section 10. Vote of Stockholders. Except as otherwise permitted by law, by the Certificate of Incorporation or by Section 12 of this Article II, all action by stockholders shall be taken at a stockholders' meeting. Except as otherwise provided by law or by the Certificate of Incorporation, every stockholder of record, as determined pursuant to Section 7 of this Article II, who is entitled to vote, shall at every meeting of the stockholders be entitled to one vote for each share of stock entitled to vote held by such stockholder on the record date. Every stockholder entitled to vote shall have the right to vote in person or by proxy. Except as otherwise provided by law, no vote on any question upon which a vote of the stockholders may be taken need be by ballot unless the chairman of the meeting shall determine that it shall be by ballot or the holders of a majority of the shares of capital stock present in person or by proxy and entitled to participate in such vote shall so demand. In a vote by ballot each ballot shall state the number of shares voted and the name of the stockholder or proxy voting. Unless otherwise provided by law, by the Certificate of Incorporation or by Section 13 of Article III hereof, each director shall be elected and all other questions shall be decided by the vote of the holders of a majority of the shares of capital stock present in person or by proxy at the meeting and entitled to vote on the question; provided, however, that the Board of Directors may require on any question a vote of a majority of the shares of capital stock outstanding and entitled to vote thereon.

     Section 11. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. A proxy acting for any stockholder shall be duly appointed by an instrument in writing subscribed by such stockholder.

     Section 12. Attendance at Stockholders' Meetings. Any stockholder of the Corporation not entitled to notice of the meeting or to vote at such meeting shall nevertheless be entitled to attend any meeting of stockholders of the Corporation.

                                   ARTICLE III
                               Board of Directors

     Section 1. Number, Qualification and Election. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation, the number of directors which shall constitute the whole Board shall be 11, but by vote of a majority of the entire Board of Directors, the number thereof may be increased without limit, or decreased to not less than three, by amendment of this Section 1.

     The directors, other than those who may be elected by the holders of shares of any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation pursuant to Article IV of the Certificate of Incorporation, shall be classified with respect to the time for which they severally hold office, into three classes as follows: one class of three directors shall be originally elected for a term expiring at the annual meeting of stockholders to be held in 1988, another class of four directors shall be originally elected for a term expiring at the annual meeting of stockholders to be held in 1989, and another class of four directors shall be originally elected for a term expiring at the annual meeting of stockholders to be held in 1990, with each class to hold office until its successors are elected and qualified. At each annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

     Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation, at each annual meeting of the stockholders there shall be elected the directors of the class the term of office of which shall then expire.

     In any election of directors, the persons receiving a plurality of the votes cast, up to the number of directors to be elected in such election, shall be deemed elected.

     Nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. Any stockholder entitled to vote for the election of directors at a meeting may nominate a person or persons for election as directors only if written notice of such stockholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with repect to an election to be held at an annual meeting of stockholders, 90 days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by the stockholder as would have been required to be included in a proxy statement filing pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a Director of the Corporation if so elected. The chairman of any meeting of stockholders to elect directors and the Board of Directors may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

     Section 2. Number. The number of directors may be fixed from time to time by resolution of the Board of Directors but shall not be less than three.

     Section 3. General Powers. The business, properties and affairs of the Corporation shall be managed by the Board of Directors which, without limiting the generality of the foregoing, shall have power to appoint the officers and agents of the Corporation, to fix and alter the salaries of officers, employees and agents of the Corporation, to grant general or limited authority (including authority to delegate and sub-delegate) to officers, employees and agents of the Corporation to make, execute, affix the corporate seal to, and deliver contracts and other instruments and documents, including bills, notes, checks or other instruments for the payment of money, in the name and on behalf of the Corporation without specific authority in each case, and to appoint committees, in addition to those provided for in Article IV hereof, with such powers and duties as the Board of Directors may duly determine. The membership of such committees shall consist of such persons as are designated by the Board of Directors whether or not any of such persons is then a director of the Corporation. In addition, the Board of Directors may exercise all the powers of the Corporation and do all lawful acts and things which are not reserved to the stockholders by law, by the Certificate of Incorporation or by the By-Laws.

     Section 4. Place of Meetings. Meetings of the Board of Directors may be held at the principal place of business of the Corporation in the City of New York or at any other place, within or without the State of Delaware, from time to time designated by the Board of Directors.

     Section 5. Organization Meeting. A newly elected Board of Directors shall meet and organize without notice and as soon as practicable after each annual meeting of stockholders, at the place at which such meeting of stockholders took place. If a quorum is not present, such organization meeting may be held at any other time or place which may be specified in a notice given in the manner provided in Section 7 of this Article III for special meeting of the Board of Directors, or in a waiver of notice thereof.

     Section 6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times as may be determined by resolution of the Board of Directors and no notice shall be required for any regular meeting. Except as otherwise provided by law, any business may be transacted at any regular meeting of the Board of Directors.

     Section 7. Special Meetings; Notice and Waiver of Notice. Special meetings of the Board of Directors shall be called by the Secretary or an Assistant Secretary on the request of the Chairman of the Board or the President, or on the request in writing of one-third of the whole Board of Directors stating the purpose or purposes of such meeting. Notices of special meetings shall be mailed to each director, addressed to him at his residence or usual place of business, not later than three days before the day on which the meeting is to be held, or shall be sent to him at either of such places by telegraph, or be communicated to him personally or by telephone, not later than the day before such day of meeting. Notice of any meeting of the Board of Directors need not be given to any director if he shall sign a written waiver thereof either before or after the time stated therein for such meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or covened. Unless limited by law, the Certificate of Incorporation, the By-Laws, or by the terms of the notice thereof, any and all business may be transacted at any special meeting without the notice thereof having so specifically enumerated the matters to be acted upon. Only such business as is specified in the notice of any special meeting of the stockholders shall come before such meeting.

     Section 8. Organization. The Chairman of the Board shall preside at all meetings of the Board of Directors at which he is present. If the Chairman of the Board shall be absent from any meeting of the Board of Directors, the duties otherwise provided in this Section 8 to be performed by him at such meeting shall be performed at such meeting by the President. If neither of such officers is present at such meeting, such duties shall be performed by a director designated by the Chairman of the Board. If no such designated officer or director is present at such meeting, one of the directors present shall be chosen by the members of the Board of Directors present to preside at such meeting. The Secretary of the Corporation shall act as the secretary at all meetings of the Board of Directors and in his absence a temporary secretary shall be appointed by the chairman of the meeting.

     Section 9. Quorum and Adjournment; Manner of Acting. Except as otherwise provided by Section 14 of this Article III, at every meeting of the Board of Directors a majority of the total number of directors shall constitute a quorum but in no event shall a quorum be constituted by less than two directors. Except as otherwise provided by law, or by Section 14 of this Article III, by Section 1 of Article IV, or by
Section 3 of Article V, or by Article VIII, the vote of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, any meeting may be adjourned, from time to time, until a quorum is present. No notice of any adjourned meeting need be given other than by announcement at the meeting that is being adjourned. Members of the Board of Directors may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

     Section 10. Voting. On any question on which the Board of Directors shall vote, the names of those voting and their votes shall be entered in the minutes of the meeting when any member of the Board of Directors present at the meeting so requests.

     Section 11. Acting Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if (a) all members of the Board of Directors consent thereto in writing and such written consents are filed with the minutes of proceedings of the Board of Directors, or (b) a quorum of members of the Board of Directors participate in such action by means of conference telephone or similar communications equipment by means of which all such members participating in such action can hear each other.

     Section 12. Resignations. Any director may resign at any time either by oral tender of resignation at any meeting of the Board of Directors or by oral tender to the Chairman of the Board or the President or by written notice thereof to the Corporation. Any resignation shall be effective immediately unless some other time is specified for it to take effect. Acceptance of any resignation shall not be necessary to make it effective unless such resignation is tendered subject to such acceptance.

     Section 13. Removal of Directors. Directors may only be removed as provided in Section 3(c) of Article VI of the Certificate of Incorporation of the Corporation.

     Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation, any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall only be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, and newly created directorships resulting from any increase in the number of directors shall be filled by the Board, or if not so filled, by the stockholders at the next annual meeting thereof or at a special meeting called for that purpose in accordance with Section 2 of Article II of these By-Laws. Any director elected in accordance with the preceding sentence of this paragraph shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.

     Section 14. Senior Advisor. The Corporation may appoint a Senior Advisor to the Board of Directors of the Corporation. The Senior Advisor shall be entitled, but not required, to attend all meetings of the Board of Directors of the Corporation. The Senior Advisor will not have voting rights on any matters on which the Board of Directors of the Corporation shall vote.

                                   ARTICLE IV
                             Committees of the Board

     Section 1. Appointing Committees of the Board. The Board of Directors may from time to time, by resolution adopted by affirmative vote of a majority of the whole Board of Directors, appoint committees of the Board of Directors which shall have such powers of the Board of Directors and such duties as the Board of Directors may properly determine. The Board of Directors may designate one or more directors as alternate members of any such committee who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of any member of such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Except as may be otherwise provided by the resolution designating any such committee, at all meetings of any such committee the presence of members (or alternative members, if any) consisting of a majority of the total authorized membership of such committee, but in no event less than two, shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of the majority of the members (or such alternates) present at any meeting at which a quorum is present, but in no event less than two, shall be the act of such committee.

     Section 2. Place and Time of Meetings; Notice and Waiver of Notice; Records. Meetings of such committees of the Board of Directors may be held at any place, within or without the State of Delaware, from time to time designated by the Board of Directors or the committee in question. Regular meetings of any such committee shall be held at such times as may be determined by resolution of the Board of Directors or the committee in question, an no notice shall be required for any regular meeting. A special meeting of any such committee shall be called by resolution of the Board of Directors, or by the Secretary or an Assistant Secretary upon the request of any member of the committee. The provisions of Section 7 of Article III with respect to notice and waiver of notice of special meetings of the Board of Directors shall also apply to all special meetings, and the provisions of Section 11 of Article III with respect to action taken without a meeting and with respect to participation in meetings of the Board of Directors by means of telephone or similar communications equipment shall apply to all meetings, of committees of the Board of Directors. Any such committee may make rules for holding and conducting its meetings and shall keep minutes of all meetings.

                                    ARTICLE V
                                  The Officers

     Section 1. Officers. The officers of the Corporation shall be a Chairman of the Board, a President, a Secretary, a Treasurer and, in the discretion of the Board of Directors, one or more Vice Presidents. The officers shall be appointed by the Board of Directors. The Board of Directors may also appoint one or more Assistant Secretaries, Assistant Treasurers and other officers and agents as in their judgment may be necessary or desirable. The Board of Directors may appoint persons as officers of divisions of the Corporation who shall not for any purpose be considered officers of the Corporation. The Chairman of the Board and the President shall be selected from the directors.

     Section 2. Terms of Office; Vacancies. So far as is practicable, all officers shall be appointed at the organization meeting of the Board of Directors in each year, and, except as otherwise provided in Sections 3 and 4 of this Article V, shall hold office until the organization meeting of the Board of Directors in the next subsequent year and until their respective successors are elected and qualify, or until they sooner die, retire, resign or are removed. If any vacancy shall occur in any office, the Board of Directors may appoint a successor to fill such vacancy for the remainder of the term.

     Section 3. Removal of Officers. Any officer may be removed at any time, either for or without cause, by affirmative vote of a majority of the whole Board of Directors, at any regular meeting or at any special meeting called for that purpose.

     Section 4. Resignations. Any officer may resign at any time, either by oral tender of resignation to the Chairman of the Board or the President or by giving written notice thereof to the Corporation. Any resignation shall be effective immediately unless some other time is specified for it to take effect and acceptance of any resignation shall not be necessary to make it effective unless such resignation is tendered subject to such acceptance.

     Section 5. Officers Holding More Than One Office. Any officer may hold two or more offices, the duties of which can be consistently performed by the same person.

     Section 6. The Chairman Of The Board. The Chairman of the Board shall be a member of the Board of Directors. He shall be the Chief Executive Officer of the Corporation and, subject to the control of the Board of Directors, shall have general and active charge of all the policies and affairs of the Corporation. As provided in Section 6 of Article II, and Section 8 of Article III, he shall preside at the various meetings at which he is present. The Chairman of the Board shall also perform such other duties and have such other powers as are described in Section 7 of this Article V and as may from time to time be assigned to him by the Board of Directors. In the absence or disability of the Chairman of the Board his duties shall be performed and his powers may be exercised by the President. In the absence or disability of both aforementioned officers, the powers of the Chairman of the

Board may be exercised by such member of the Board of Directors as may be designated by the Board of Directors.

     Section 7. The President. The President shall be a member of the Board of Directors. As provided in Section 6 of Article II, and Section 8 of Article III, the President shall preside at the various meetings under the circumstances described in such Sections. If such officer is not available, the duties of the President shall be performed and his powers may be exercised by such member of the Board of Directors as may be designated by the Chairman of the Board, and failing such designation or in the absence of the person so designated, by such member of the Board of Directors as may be designated by the Board of Directors. The President shall also perform such other duties and have such other powers as may from time to time be assigned to him by the Board of Directors.

     Section 8. The Vice Presidents. The Vice Presidents shall perform such duties and have such powers as may, from time to time, be assigned to them by the Board of Directors, the Chairman of the Board or the President.

     Section 9. The Secretary. The Secretary shall attend to the giving of notice of all meetings of stockholders and of the Board of Directors and committees thereof, and, as provided in Section 6 of Article II, and Section 8 of Article III, shall act as secretary at all meetings of stockholders and directors, and keep minutes of all proceedings at such meetings, as well as of all proceedings at all meetings of such committees of the Board of Directors as shall designate him to so serve. The Secretary shall have charge of the corporate seal and he or any Assistant Secretary shall have authority to attest any and all instruments or writings to which the same may be affixed. He shall keep and account for all books, documents, papers and records of the Corporation, except those for which some other officer or agent is properly accountable. He shall generally perform all the duties usually appertaining to the office of secretary of a corporation. In the absence of the Secretary, such person as shall be designated by the chairman of any meeting shall perform his duties.

     Section 10. The Treasurer. The Treasurer shall have the care and custody of all the funds of the Corporation and shall deposit the same in such banks or other depositories as the Board of Directors, or any officer or officers thereunto duly authorized by the Board of Directors, shall, from time to time, direct or approve. He shall generally perform all the duties usually appertaining to the affairs of the treasurer of a corporation. When required by the Board of Directors, he shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board of Directors shall approve. In the absence of the Treasurer, such person as shall be designated by the Chairman of the Board shall perform his duties.

     Section 11. Additional Powers and Duties. In addition to the foregoing especially enumerated duties and powers, the several officers of the Corporation shall perform such other duties and exercise such further powers as the Board of Directors may, from time to time, determine, or as may be assigned to them by any superior officer.

                                   ARTICLE VI
                          Stock and Transfers of Stock

     Section 1. Stock Certificates. The capital stock of the Corporation shall be represented by certificates signed by two officers of the Corporation, one being the Chairman of the Board, the President or a Vice President and the other being the Secretary or an Assistant Secretary, and sealed with a seal of the Corporation. Stock certificates may, in the discretion of the Board of Directors, also be countersigned by a Transfer Agent or Agents, and registered by a Registrar of transfers, to be appointed by the Board. Any of or all signatures on a stock certificate, may, if the Board of Directors so determines, be a facsimile. The seal may be a facsimile, engraved or printed. In case any such officer who has signed any such certificate shall have ceased to be such officer before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer at the date of issue. The certificates representing the voting capital stock of the Corporation shall be in such form as shall be approved by the Board of Directors and shall bear the following legend:

               "The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations or restrictions of such preference and/or rights. Such request may be made to the Corporation or to the Transfer Agent or Registrar."

     Section 2. Registration of Transfers of Stock. Registration of a transfer of stock shall be made on the books of the Corporation only upon presentation by the person named in the certificate evidencing such stock, or by an attorney lawfully constituted in writing, and upon surrender and cancellation of such certificate, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signature thereon as the Corporation or its agents may reasonably require.

     Section 3. Lost Certificates. In case any certificate of stock shall be lost, stolen or destroyed, the Board of Directors, in its discretion, or any officer or officers thereunto duly authorized by the Board of Directors, may authorize the issuance of a substitute certificate in the place of the certificate so lost, stolen or destroyed; provided, however, that, in each such case, the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation evidence which the Corporation determines in its discretion is satisfactory of the loss, theft or destruction of such certificate and of the ownership thereof, and may also require a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

     Section 4. Determination of Stockholders of Record for Certain Purposes. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 or less than ten days prior to any such action.

                                   ARTICLE VII
                                 Indemnification

     Section 1. Right to Indemnification. The Corporation shall to the fullest extent permitted by applicable law as then in effect, indemnify any person (the "Indemnitee") who is or was a director or officer of the Corporation or is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a "Proceeding") by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding. Such indemnification shall be a contract right and shall include the right to receive payment in advance of any expenses incurred by the Indemnitee in connection with such proceeding, consistent with the provisions of applicable law as then in effect.

     Section 2. Insurance, Contracts and Funding. The Corporation may purchase and maintain insurance to protect itself and any person entitled to indemnity under this Article VII against any expenses, judgments, fines and amounts paid in settlement as specified in the first section of this Article or incurred by any such person in connection with any Proceeding referred to in this Article VII, to the fullest extent permitted by applicable law as then in effect. The Corporation may enter into contracts with any person entitled to indemnity under this Article VII in furtherance of the provisions of this Article VII and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

     Section 3. Indemnification; Not Exclusive Right. The right of indemnification provided in this Article VII shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled, and the provisions of this Article VII shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this Article VII and shall be applicable to Proceedings commenced or continuing after the adoption of this Article VII, whether arising from acts or omissions occurring before or after such adoption.

     Section 4. Advancement of Expenses; Procedures; Presumptions and Effect of Certain Proceedings; Remedies. In furtherance, but not in limitation of the foregoing provisions, the following procedures, presumptions and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Article VII:

     (a) Advancement of Expenses. All reasonable expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified against such expenses pursuant to this Article VII.

     (b) Procedure for Determination of Entitlement to Indemnification. (i) to obtain indemnification under this Article VII, an Indemnitee shall submit to the Secretary of the Corporation a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification shall be made not later than 60 days after receipt by the Corporation of the written request for indemnification together with the Supporting Documentation. The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that the Indemnitee has requested indemnification.

     (ii) The Indemnitee's entitlement to indemnification under this Article VII shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined), if they constitute a quorum of the Board of directors; (B) by a written opinion of Independent Counsel (as hereinafter defined) if (x) a Change of Control (as hereinafter defined) shall have occurred and the Indemnitee so requests or (y) a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, a majority of such Disinterested Directors so directs; (C) by the stockholders of the Corporation (but only if a majority of the Disinterested Directors, if they constitute a quorum of the Board of Directors, presents the issue of entitlement to indemnification to the stockholders for their determination); or (D) as provided in Section 4(c).

     (iii) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 4(b)(ii), a majority of the Disinterested Directors shall select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object; provided, however, that if a Change of Control shall have occurred, the Indemnitee shall select such Independent Counsel, but only an Independent Counsel to which the Board of Directors does not reasonable object. If no Independent Counsel is so selected to act as provided in Section 4(b)(ii), the Indemnitee shall be entitled to seek adjudication to indemnification in an appropriate court of the State of Delaware or any other court of competent jurisdiction.

     (c) Presumptions and Effect of Certain Proceedings. Except as otherwise expressly provided in this Article VII, if a Change of Control shall have occurred, the Indemnitee shall be presumed to be entitled to indemnification under this Article VII upon submission of a request for indemnification together with the Supporting Documentation in accordance with Section 4(b)(i), and thereafter the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Section 4(b) to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 days after receipt by the Corporation of the request therefor together with the Supporting Documentation, the Indemnitee shall be deemed to be entitled to indemnification and the Indemnitee shall be entitled to such indemnification unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or
(B) such indemnification is prohibited by law. The termination of any Proceeding described in Section 1, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his conduct was unlawful.

     (d) Remedies of Indemnitee. (i) In the event that a determination is made pursuant to Section 4(b) that the Indemnitee is not entitled to indemnification under this Article VII, (A) the Indemnitee shall be entitled to seek an adjudication of his entitlement to such indemnification either, at the Indemnitee's sole option, in an appropriate court of the State of Delaware or any other court of competent jurisdiction; (B) any such judicial proceeding shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination; and (C) if a Change of Control shall have occurred, in any such judicial proceeding the Corporation shall have the burden of proving that the Indemnitee is not entitled to indemnification under this Article VII.

     (ii) If a determination shall have been made or deemed to have been made, pursuant to Section 4(b) or (c), that the Indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. In the event that (x) advancement of expenses is not timely made pursuant to
Section 4(a) or (y) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to section 4(b) or (c), the Indemnitee shall be entitled to seek judicial enforcement of the Corporation's obligation to pay to the Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in subclause (A) or (B) of this clause (ii) (a "Disqualifying Event"); provided, however, that in any such action the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.

     (iii) The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 4(d) that the procedures and presumptions of this Article VII are not valid, binding and enforceable and shall stipulate in any such court that the Corporation is bound by all the provisions of this Article VII.

     (iv) In the event that the Indemnitee, pursuant to this Section 4(d), seeks a judicial adjudication to enforce his rights under, or to recover damages for breach of, this Article VII, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in such judicial adjudication. If it shall be determined in such judicial adjudication that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication shall be prorated accordingly.

     (e) Definitions. For purposes of this Section 4: (i) "Change in Control" means a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) (or any successor provision) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of l934 (the "Act"), whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (A) any "person" ((as such term is defined in Sections 4 of Article XIII of the

Certificate of Incorporation)]* is or becomes an "Interested Stockholder" (as defined therein)]*; (B) the Corporation is a party to any merger or consolidation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Corporation's Common Stock would be converted into cash, securities or other property, other than a merger of the Corporation in which the holders of the Corporation's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; (C) there is a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Corporation, or a liquidation or dissolution of the Corporation; or (D) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

     (ii) "Disinterested Director" means a director of the Corporation who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

     (iii) "Independent Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (i) the Corporation or the Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification under this Article VII. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee's rights under this Article VII.

     Section 5. Severability. If any provision or provisions of this Article VII shall be held to be invalid, illegal or unenforceable for any reason whatsoever:
(a) the validity, legality and enforceability of the remaining provisions of this Article VII containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or uenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VII (including, without limitation, all portions of any section of this Article VII containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

     Section 6. Indemnification of Employees and Agents Notwithstanding any other provision or provisions of this Article VII, the Corporation may indemnify (including, without limitation, by direct payment) any person (other than a director or officer of the Corporation) who is or was involved in any manner (including, without limitation, as a party or witness) or is threatened to be made so involved in any Proceeding by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan), against any or all expenses (including attorneys' fees), judgments, fines amounts paid in settlement incurred in connection with such Proceeding.

                                  ARTICLE VIII
                                  Miscellaneous

     Section 1. Seal. The seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization and the state of its incorporation.

     Section 2. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

     Section 3. References to Article and Section Numbers and to the By-Laws and the Certficate of Incorporation. Whenever in the By-Laws reference is made to an Article or Section number, such reference is to the number of an Article or Section of the By-Laws. Whenever in the By-Laws reference is made to the By-Laws, such reference is to these By-Laws of the Corporation, as the same may from time to time be amended, and whenever reference is made to the Certificate of Incorporation, such reference is to the Certificate of Incorporation of the Corporation, as the same may from time to time be amended.

     Section 4. Books of the Corporation. Except as otherwise provided by law, the books of the Corporation shall be kept at the principal place of business of the Corporation and at such other locations as the Board of Directors may from time to time determine.

                                   ARTICLE IX
                                   Amendments

     The By-Laws may be altered, amended or repealed, from time to time, in accordance with the provisions of Article XII of the Certificate of Incorporation.

                                   ----------

                                                            Exhibit 10 to
                                                            Amended and Restated
                                                            Investment Agreement


                                 Form of Legend


THESE SECURITIES WERE SOLD IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND MAY BE OFFERED OR SOLD ONLY IF REGISTERED UNDER THE SECURITIES ACT OF 1933 OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THESE SECURITIES ARE SUBJECT TO THE PROVISIONS OF THE AMENDED AND RESTATED INVESTMENT AGREEMENT DATED AS OF NOVEMBER 5, 1992 BY AND BETWEEN THE COMPANY AND THE INVESTOR AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN ACCORDANCE THEREWITH.

                                                                   Exhibit 11 to
                                                            Amended and Restated
FUNCTIONAL AREAS:                                           Investment Agreement


     1. Underwriting and distribution of domestic and foreign public and private securities;

     2.   Mergers and acquisitions, divestitures and restructuring;

     3. Merchant banking, including leveraged buy-outs and high-yield financings;

     4. Market making and trading activities in various types of government and corporate securities;

     5.   Institutional sales activities;

     6.   Securities arbitrage;

     7.   Equipment leasing and other asset-based financings;

     8.   Real estate financing, including limited partnerships;

     9.   Mortgage banking;

     10.  Investment counseling and investment management services;

     11.  Equity, fixed income and quantitative research;

     12.  Treasury/funding/Asset liability management;

     13. Administration and operations/data processing and corporate planning/management;

     14.  Futures, options;

     15.  Swaps;

     16.  Macroeconomic and market research;

     17.  Trading/portfolio risk control; and

     18.  Product development including insurance.

                                                            Exhibit 12 to the
                                                            Amended and Restated
                                                            Investment Agreement


                         Foreign Exchange Market Makers


Chemical Bank


Citibank


Morgan Guaranty


Bank of New York


Sumitomo Bank, New York


Royal Bank of Canada


Sakura Bank


Chase Manhattan Bank